SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 5 )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Tice Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Purchase price of subsidiaries used to calculate fee

4)	Proposed maximum aggregate value of transaction:

$1,079,000

5)	Total fee paid:

$216

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Tice Technology, Inc.

10267 Kingston Pike

Knoxville, Tennessee 37922

(865) 531-0000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON February 23, 2004

The annual meeting of shareholders of Tice Technology, Inc., a Delaware corporation (“Tice”), will be held at 10:00 a.m. EDT on Monday, February 23, 2004, at the Tice offices at 10267 Kingston Place, Knoxville, Tennessee, for the following purposes:

1.	To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

2.	To amend Tice’s Certificate of Incorporation to change the name of the corporation to Atmospheric Glow Technologies, Inc.

3.	To amend Tice’s Certificate of Incorporation to increase the number of Common Shares Tice is authorized to issue to 400,000,000.

4.	To approve the sale of stock of Tice’s subsidiary LandOak Company, Inc.

5.	To ratify the sale of assets and stock of Tice’s subsidiary MidSouth Sign Company, Inc.

6.	To ratify the appointment of Coulter & Justus, P.C. as the independent auditors of the Company for the fiscal year ending March 31, 2004.

7.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on January 2, 2004 are entitled to notice of and to vote at the meeting. All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the enclosed envelope for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

A copy of Tice’s Annual Report (including Form 10-KSB) is enclosed. A copy of Tice’s quarterly report on Form 10-QSB for the six month period ended September 30, 2003 is attached to the proxy statement. Copies of Tice’s quarterly report as amended on Form 10-QSB/A for the three month period ended June 30, 2003 is available without charge from Tice upon request or may be viewed at the World Wide Website of the Securities and Exchange Commission (http://www.sec.gov).

DATED at Knoxville, Tennessee this 1st day of February, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

Charles R. West, President

Tice Technology, Inc.

10267 Kingston Pike

Knoxville, Tennessee 37922

(865) 531-0000

PROXY STATEMENT

THIS PROXY STATEMENT IS DATED FEBRUARY 1, 2004, AND IS FIRST BEING MAILED TO SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING ON OR ABOUT FEBRUARY 11, 2004.

SUMMARY TERM SHEET

This Summary Term Sheet highlights selected information regarding the shareholders’ meeting and the matters to be voted upon at the meeting. The summary may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement and the appendices. We have included page references directing you to more complete descriptions.

Proposed Acquisition of the Assets of Atmospheric Glow Technologies, LLC by Tice

In addition to the election of directors and ratification of the selection of the accountants, the Board of Directors of Tice Technology, Inc. (“Tice”) is requesting that the shareholders approve two amendments to Tice’s Certificate of Incorporation and ratify or approve the sale of certain of Tice’s assets. All of these items relate to Tice’s proposed acquisition of the assets of Atmospheric Glow Technologies, LLC (“A-G Tech”).

Tice and A-G Tech have evidenced their interest in consummating the acquisition in a term sheet which has been extended and amended several times (the “Term Sheet”). The Term Sheet is nonbinding except as to the repayment of certain cash advances made by Tice to A-G Tech if the acquisition is not completed, and confidentiality and exclusivity provisions. The consummation of the acquisition is contingent on the execution of a definitive agreement and the approval of the Tice shareholders of the amendments to the Certificate of Incorporation and divestiture of the Tice subsidiaries as well as the occurrence of other events.

The Term Sheet is described in more detail in Item 3 (page 21). A summary of the most material terms embodied in the Term Sheet follows:

•	Purchase by Tice of all assets of A-G Tech, including transfer of the licenses to the atmospheric plasma technology.

•	Issuance of 87,456,629 Tice Common Shares and 500,000 Tice Class B Common Shares to A-G Tech which shares may not be transferred for twelve months following issuance and grant of options to A-G Tech to acquire up to 1,375,000 Tice Common Shares at a price of $0.11 per share for three years.

•	Tice supplies bridge funding to A-G Tech in the form of cash advances of $50,000 per month through August 31, 2003, $100,000 upon execution of the amended and restated Term Sheet in September 2003, $200,000 in October 2003, and $125,000 each thirty days thereafter beginning in October 2003 (and increasing to $150,000 per month beginning January 24, 2004 if the purchase transaction has not been consummated) together with a previously advanced $1,525,000 to fund a redemption of stock of certain shareholders of A-G Tech; $3,135,000 had been advanced by Tice through December 1 2003; Tice has also guaranteed repayment of a $225,000 note issued by A-G Tech for the purchase of testing equipment.

•	Tice raises a minimum of $4,175,000 in private placements (including conversion of debt) prior to or simultaneously with the closing of the acquisition.

•	Tice divests itself of its subsidiaries, LandOak Company, Inc. and MidSouth Sign Company, Inc. (the later of which has been sold).

Sale of Tice subsidiaries – LandOak Company, Inc. and MidSouth Sign Company, Inc.

In connection with the purchase of the assets of A-G Tech, Tice has agreed to divest itself of its subsidiaries LandOak Company, Inc. and MidSouth Sign Company, Inc., subject to approval of its shareholders of the sale of LandOak and ratification by its shareholders of the sale of MidSouth.

LandOak Company, Inc. (“LandOak”)

LandOak was primarily in the automobile and light truck rental, leasing financing, and sales business. It had a loss of approximately $683,000 for fiscal year 2003 (and $77,334 in the six months ended September 30, 2003) and just over $2.4 million for fiscal year 2002 (and $222,609 in the six months ended September 30, 2002) (see Appendix A for unaudited financial statements of LandOak). In response and reflected in the decrease in the losses, Tice has (pages 34 and 35)

•	Closed its rental centers to minimize ongoing expenses.

•	Ceased entering into new vehicle leases and sales contracts.

•	Worked to liquidate the vehicle inventory.

•	Negotiated a sale of stock of LandOak to two directors and shareholders of Tice, Pat Martin and Mike Atkins, in which Tice agrees to pay $626,095 (in the form of Tice Common Shares valued at $0.11 per share) owed by it to LandOak and the buyers agree to assume LandOak’s liabilities at the time of the sale which are expected to be approximately $1,700,000.

MidSouth Sign Company, Inc. (“MidSouth”)

The primary business of MidSouth is the design, fabrication, installation, and service of metal and vinyl signage. It also operated a division called National Survey Associates (“NSA”) that provided sign survey, project management, and other related services. MidSouth had a loss of approximately $191,000 for fiscal year 2003 and of almost $1.2 million for fiscal year 2002 (see Appendix B for unaudited financial statements of MidSouth). In response and reflected in the decrease in the loss, Tice has (pages 35 through 37)

•	Sold, effective July 1, 2002, the installation business and certain related assets to a former employee for $139,500, payable monthly through June 1, 2003 with a balloon payment due July 1, 2003 which has been paid.

•	Sold the NSA division (negotiated on behalf of Tice by Pat Martin, a director of Tice) to the President of Tice, Charles West, and an unrelated person effective August 1, 2002, for forgiveness of debt to the purchaser of $278,000, and the assumption by the purchaser of liabilities of MidSouth of $663,644 and 5% of receipts from former customers of MidSouth that are listed on an exhibit for twelve months after the sale.

•	Sold the stock of MidSouth to the employee who purchased the installation business effective March 31, 2003 in an arrangement in which Tice assumed the secured debt of MidSouth to two financial institutions of $372,500 and advanced $209,000 of working capital and the buyer assumed liabilities of MidSouth at the time of sale which were $848,671 and executed a note for $209,000 to Tice bearing interest at 6%, secured by the accounts receivable, fixtures, and assets of MidSouth, and payable over two years based on a five-year amortization with the remaining principle and interest due at the end of two years. The $209,000 note (with accrued interest of $9,405) made by MidSouth has been sold in exchange for a reduction of Tice’s debt to the purchaser.

Frequently Asked Questions Concerning This Proxy Statement

Q: Why am I receiving these materials?

A: The Board of Directors is providing this proxy statement and Tice’s Annual Report to you in connection with Tice’s Annual Meeting of Shareholders (the “Meeting”) which will take place on February 23, 2004 at 10:00 a.m. EDT at Tice’s principal executive office at 10267 Kingston Pike, Knoxville, Tennessee 37922. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement. The cost of the proxy solicitation will be borne by Tice.

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of the directors and our most highly paid officers, and certain other required information. Our most recent Quarterly Report for the period ended September 30, 2003 on Form 10-QSB is attached as Appendix C. Our most recent Annual Report is also enclosed.

Q: What proposals will be voted on at the meeting?

A: There are six proposals scheduled to be voted on at the meeting:

1.	Election as directors of Tice of the following five (5) individuals for one year terms: Patrick L. Martin, Thomas W. Reddoch, Michael W. Howard, David J. DeCrane, and Kimberly Kelly-Wintenberg;

2.	Amendment of Tice’s Certificate of Incorporation to change the corporation’s name to Atmospheric Glow Technologies, Inc.;

3.	Amendment of Tice’s Certificate of Incorporation to increase the number of Common Shares Tice is authorized to issue to 400,000,000;

4.	Approval of the sale of stock of Tice’s subsidiary LandOak Company, Inc.;

5.	Ratification of the sale of assets and the stock of Tice’s subsidiary MidSouth Sign Company, Inc.; and

6.	Ratification of Coulter & Justus, P.C. as Tice’s independent auditors.

Q: What are the voting recommendations of the Board of Directors?

A: Our Board of Directors recommends that you vote your shares “FOR” each of the nominees for election to the Board and “FOR” the other proposals.

Q: Who is entitled to vote?

A: Shareholders of Tice as of the close of business on January 2, 2004 (the “Record Date”) are entitled to vote at the annual meeting.

Q: What classes of shares are entitled to be voted?

A: The holders of shares of both classes of common stock on the Record Date are entitled to vote on each proposal at the Annual Meeting. Each outstanding share is entitled to one vote. In addition, holders of Class B Common Shares are entitled to elect three of the members of the Board of Directors. Holders of Common Shares are only entitled to elect two directors (25% of the members of the Board of Directors). The two nominees who receive the greatest number of votes from holders of Common Shares will be designated the directors elected by the holders of Common Shares. If more than two nominees receive the same number of votes (which is also the greatest number), the holders of Common Shares present at the meeting, in person or by proxy, will vote on the designation of the two directors from among the nominees who received the greatest number of votes. As of January 2, 2004, there were 22,773,329 Common Shares and 750,000 Class B Common Shares issued and outstanding. Voting of approximately 60% of the Common Shares and all of the Class B Common Shares is controlled by Patrick L. Martin. Mr. Martin, Michael A. Atkins, and Charles R. West (current President and director of Tice), who together own or control in excess of 51% of the Common Shares, have agreed to vote for the proposals.

Q: What constitutes a quorum?

A: The required quorum for the transaction of business at the Annual Meeting is one-third of the votes eligible to be cast by holders of the issued and outstanding shares of Tice, present or represented by proxy, as of the record date.

Q: What does it mean if I receive more than one proxy card?

A: It means that you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted.

Q: How do I vote?

A: Sign and date each proxy card you receive (many shareholders receive multiple proxies) and return it in the enclosed envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf “FOR” the election of the five director nominees, “FOR” both amendments to the Tice Certificate of Incorporation, “FOR” the sale of the subsidiaries, and “FOR” the ratification of the selection of the independent auditors. You have the right to revoke your proxy by voting in person at the meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Shareholders do not have the right to cumulate their votes in the election of directors of Tice. With respect to the election of directors, you may (1) vote for all of the director nominees as a group, (2) withhold your vote for all the director nominees as a group, or (3) vote for all director nominees as a group except those nominees you identify. If you sign, date, and mail your proxy card without indicating how you want to vote, you will be counted as a vote in favor of each of the proposals.

If you sign, date, and mail your proxy card in time to be cast at the Annual Meeting indicating how you want to vote, it will be voted in accordance with your instructions. The persons named as proxy holders in the proxies are officers or directors of Tice. We encourage you to vote and to vote promptly. If a quorum is not present at the Annual Meeting, the designated proxy holder on the applicable proxy card will vote the returned proxy cards to adjourn the Annual Meeting to a time and place to be announced.

Q: How do I sign the proxy?

A: Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, each owner must sign.

Q: Who will count the votes?

A: Registrar and Transfer Company, Tice’s transfer agent, will tabulate the returned proxy votes by mail and the independent inspector of the election will tabulate the votes at the meeting.

Q: How many votes are needed for approval of each proposal?

A: Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the five nominees receiving the most votes from holders of the class of stock electing each such director will be elected directors. The affirmative vote of a majority of the outstanding Common Shares and Class B Common Shares is required to approve the amendments to the Certificate of Incorporation and the sale of assets. A majority of the Common Share and Class B Common Shares present in person or represented by proxy is required to ratify the selection of the independent auditors for the fiscal year ending March 31, 2004.

Q: Who can attend the Annual Meeting?

A: All persons who are shareholders on the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership, such as a broker’s statement, to the Annual Meeting to receive admittance.

Q: When are the shareholder proposals and nominations for the Board of Directors for the Annual Meeting following this one due?

A: Shareholder proposals intended to be presented at, and included in Tice’s proxy statement and proxy related to, Tice’s next Annual Meeting, and the nominations of candidates for election to the Board of Directors at that Annual Meeting, must be submitted in writing to Tice’s Secretary at its executive offices within a reasonable time before Tice begins to print and mail the proxies for such meeting. Shareholder proposals intended to be presented at, but not included in Tice’s proxy statement and proxy for, that meeting must be received by Tice within a reasonable time prior to the meeting, at the same address. If not received in a timely manner, those persons named in the proxy may use the discretionary authority granted in the proxy to vote on the proposal. Such nominations and proposals must be in compliance with applicable laws and regulations, as well as Tice’s Bylaws, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting. Copies of the Bylaws are available to the shareholders of Tice free of charge upon request in writing to Tice’s Secretary.

Q: Who will bear the cost of soliciting votes for the meeting?

A: Tice will bear any expenses incurred in soliciting proxies. Proxies may be solicited by mail, telephone, or telegraph by Tice and its management and employees. Tice’s management and employees will not receive any additional compensation for these services. Tice will request brokers, nominees, and other fiduciaries and custodians who hold shares of stock of Tice in their names to provide a copy of this Proxy Statement and any accompanying materials to the beneficial owners of such shares. Tice will reimburse such persons, if requested, for their reasonable fees and expenses incurred in completing the mailing of such material to the beneficial owners.

Voting at the Meeting

Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

If the accompanying proxy is properly signed and returned to Tice and not revoked, it will be voted in accordance with the instructions contained in the proxy. Unless contrary instructions are given, the designated proxy holder in the accompanying proxy will vote “FOR” the Board of Directors slate of nominees, “FOR” the amendment to the Certificate of Incorporation changing the name of the Corporation to Atmospheric Glow Technologies, Inc., “FOR” the amendment to the Certificate of Incorporation increasing the number of authorized shares to 400,000,000, “FOR” the sale of stock of the LandOak subsidiary, “FOR” the ratification of the sale of the MidSouth subsidiary, and “FOR” ratification of the appointment of Coulter & Justus, P.C. as Tice’s independent auditors for the financial audit of fiscal year ending March 31, 2004.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to Tice written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting Agreements

William A. Tice, the holder of approximately 27% of the outstanding Common Shares, agreed to elect two designees of certain purchasers in a private placement which closed in June 1999. The purchasers included Michael A. Atkins and Patrick L. Martin. This agreement continues for so long as Mr. Atkins and Mr. Martin, together with the initial investors under the private placement, own at least 10% of Tice’s common stock. In addition, if the 10% requirement is no longer met, so long as such persons own at least 5% of Tice’s common stock or the promissory notes sold in the private placement remain outstanding, Mr. Tice has agreed to elect one of their designees as a director. Mr. Atkins and Mr. Martin are the initial designees.

Share Ownership of Directors, Executives, and Certain Other Shareholders

The following table sets forth information with respect to ownership of issued and outstanding shares and warrants of Tice by management and 5% or greater shareholders as of January 31, 2004. Except as otherwise indicated, all owners have sole voting power and investment power over all shares listed.

Name and Address	Title of Class	Total Number of Securities Owned Beneficially	Percent of Class (1)
William A. Tice (1) 5315 Kesterbrooke Blvd. Knoxville, TN	Common Shares	6,059.245	27%

Michael A. Atkins (2) 1033 Spyglass Way Knoxville, TN	Common Shares	28,535,215	75%

Patrick L. Martin (3) 30 Rivendell Knoxville, TN	Common Shares Class B Common Shares	43,368,049 750,000	83 100	% %

Charles R. West (4) 3516 Navigator Place Knoxville, TN	Common Shares	791,222	3%

Joseph B. Baker (5) 8501 Old Town Court Knoxville, TN	Common Shares	5,000,000	22%

Herman Larry Garner (5) 2622 Hill Court Maryville, TN	Common Shares	5,050,000	22%

TLC Rental and Leasing, LLC 10267 Kingston Pike Knoxville, TN	Common Shares	8,000,000	35%

Name and Address	Title of Class	Total Number of Securities Owned Beneficially	Percent of Class (1)
AMBG Holding, LLC 10267 Kingston Pike Knoxville, TN	Common Shares	5,000,000	22%

Directors and Officers As a Group (6)	Common Shares Class B Common Shares	59,694,486 750,000	87 100	% %

1.	Mr. Tice is former Chairman of the Board, Executive Vice President, and director of Tice. The number of Common Shares listed for Mr. Tice includes 10,000 Common Shares held for his daughter. During fiscal year 2002, Mr. Tice transferred 750,000 Class B Common Shares to Mr. Martin in a financing transaction.

2.       Mr. Atkins is a director of Tice. The number of Common Shares listed for Mr. Atkins includes 363,572 Common Shares owned by his wife, Sherry Lynn Turner, 8,000,000 Common Shares owned by TLC Rental and Leasing, LLC (formerly The LandOak Company, LLC) in which Mr. Atkins holds a 50% membership interest and 5,000,000 Common Shares owned by AMBG Holdings, LLC (formerly MidSouth Sign Company, LLC) in which Mr. Atkins holds a 25% membership interest. The number of Common Shares listed for Mr. Atkins also includes the following shares which Mr. Atkins would be entitled to receive assuming that the transaction with A-G Tech occurs (based upon the assumption that the transaction would occur within sixty days of the date of this Proxy Statement): 403,571 Common Shares which Mr. Atkins’ wife would receive if she exercised rights under a promissory note to receive shares instead of cash and 14,740,257 Common Shares which Mr. Atkins would receive if he exercised rights under certain promissory notes to receive shares instead of cash. The shares that A-G Tech will receive if the closing occurs are not included in the calculation of the percent of class.

3.          Mr. Martin is a director of Tice. The number of Common Shares listed for Mr. Martin includes 8,000,000 Common Shares owned by TLC Rental and Leasing, LLC (formerly The LandOak Company, LLC), in which Mr. Martin holds a 50% membership interest, 5,000,000 Common Shares owned by AMBG Holdings, LLC (formerly MidSouth Sign Company, LLC), in which Mr. Martin holds a 25% membership interest, and 750,000 Common Shares that he would receive if he converted his Class B Common Shares which he acquired from William Tice during fiscal year 2002 in a financing transaction. The number of Common Shares listed for Mr. Martin also includes the follow shares which Mr. Martin or The Lanrick Group (which is owned by Mr. Martin) would be entitled to receive assuming that the transaction with A-G Tech occurs (based upon the assumption that the transaction would occur within sixty days of the date of this Proxy Statement): 15,172,072 Common Shares which Mr. Martin would receive if he exercised rights under certain promissory notes to receive shares instead of cash and 14,084,139 Common Shares, 7,142,857 of which are Common Shares that The Lanrick Group would receive if it exercised its options and 6,941,282 of which are Common Shares it will receive in lieu of repayment of debt owed it by Tice. The shares that A-G Tech will receive if the closing occurs are not included in the calculation of the percent of class.

4.	Mr. West is President, Chief Executive Officer, and a director of Tice. The number of Common Shares listed for Mr. West includes the 690,071 Common Shares he would receive if he exercised his stock options which have vested.

5.	The number of Common Shares listed for Mr. Baker and Mr. Garner includes 5,000,000 Common Shares owned by AMBG Holding, LLC in which Mr. Baker and Mr. Garner each hold a 25% membership interest.

6.	The number of Common Shares listed for directors and officers as a group include: (i) the 750,000 Common Shares that Mr. Martin would receive if he converted his Class B Common Shares, (ii) the 15,172,072 Common Shares that Mr. Martin would receive if he converted certain debt, (iii) the 14,084,139 Common Shares that The Lanrick Group would receive upon exercise of options and conversion of debt, (iv) the 690,071 Common Shares that Mr. West would receive if he exercised his options which have vested, (v) 363,572 Common Shares for Mr. Atkins owned by Ms. Turner, his wife, (vi) the 403,571 Common Shares Mr. Atkins’ wife would receive if she converted certain debt, (vii) the 14,740,257 Common Shares that Mr. Atkins would receive if he converted certain debt, (viii) 8,000,000 Common Shares for Mr. Martin and Mr. Atkins because of their ownership of TLC Rental and Leasing, LLC, and (ix) 5,000,000 Common Shares for Mr. Martin and Mr. Atkins because of their ownership of AMBG Holdings, LLC.

During Tice’s 2002 fiscal year, Mr. Tice transferred 750,000 Class B Common Shares which constitute all of the currently issued and outstanding shares of that class, to Mr. Martin in connection with a loan made by Mr. Martin to Mr. Tice in the amount of $50,000. Mr. Martin used his personal funds to make the loan.

If the acquisition of A-G Tech is consummated, there will be a change of control of Tice. A-G Tech will receive 87,456,629 Tice Common Shares and 500,000 Tice Class B Common Shares and options to acquire an additional 1,375,000 Tice Common Shares, a price of $0.11 per share for three years. The options have no estimated fair value (based on the share price of $0.06 as of December 19, 2003, a dividend growth rate of 0.0%, expected volatility of 12% as determined over the prior three year period, a risk-free interest rate of 4.41% and a three year life). These options, if granted, will be treated according to SFAS 123, Accounting for Stock-Based Compensation. A-G Tech will then own approximately 36% (prior to exercising the options) of the outstanding Tice Common Shares, assuming Tice issues the entire 114,000,000 in the private placements which are available for sale as part of the acquisition. The 500,000 Class B Common Shares will constitute 67% of the outstanding Class B Common Shares as A-G Tech has required and Mr. Martin has agreed to convert 500,000 of his Class B Common Shares to Common Shares in connection with the acquisition leaving him with 250,000 Class B Common Shares so that A-G Tech will be able to elect 75% of the directors of Tice. In order to induce Mr. Martin to convert the Class B Common Shares and to consummate the transaction with A-G

Tech, Tice has agreed to issue to The Lanrick Group, Inc., which is owned by Mr. Martin, options to acquire 7,142,857 Tice Common Shares at a price of $0.07 per share for three years. The estimated fair value of the options is $28,574 (based on the share price of $0.06 as of December 19, 2003, a dividend growth rate of 0.0%, expected volatility of 12% as determined over the prior three year period, a risk-free interest rate of 4.41% and a three year life). These options, if granted, will be treated according to SFAS 123, Accounting for Stock-Based Compensation. Mr. Martin has also agreed to vote his Class B Common Shares to elect one designee of A-G Tech to the board after the closing.

ITEM 1.

ELECTION OF DIRECTORS

Tice’s Bylaws provide that the number of directors may be fixed from time to time by resolution of the Board of Directors. All directors are elected at each Tice annual meeting of shareholders for a term of one year and hold office until their successors are elected and qualified.

A board of five directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees indicated below. Two of the nominees, Thomas R. Reddoch and Patrick L. Martin, are currently directors of Tice. Kimberly Kelly-Wintenberg, the founder, a Governor, and a 28% owner of Atmospheric Glow Technologies, LLC, is nominated in connection with the proposed acquisition of the assets of A-G Tech and has agreed to resign if the acquisition is not consummated. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors. It is not expected that any nominee will be unable or will decline to serve as a director, except as described above. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been elected and qualified. Tice plans to increase the number of the board of directors to nine at some time in the future assuming the acquisition of A-G Tech is completed.

Information concerning the current and proposed executive officers of Tice and the persons nominated for election as directors is set forth below.

Name	Age	Position at Company
Thomas R. Reddoch (1)	57	Director, Nominated Director
Patrick L. Martin	50	Director, Nominated Director
Michael W. Howard	46	Nominated Director
David J. DeCrane	66	Nominated Director
Kimberly Kelly-Wintenberg	41	Nominated Director
Charles R. West	46	Director, President, Chief Executive Officer
Michael A. Atkins	42	Director

(1)	Mr. Reddoch is expected to become President and Chief Executive Officer of Tice upon the acquisition of A-G Tech by Tice described elsewhere in this proxy statement.

Mr. Reddoch was elected a director of Tice in December 2001. Mr. Reddoch currently serves as President of Container Technologies, Inc. in Helenwood, Tennessee and has held this position since December 1999. Mr. Reddoch previously served as President of Format Industries, Inc. from 1996 to 1999, was a management consultant from 1994 to 1996 and was Executive Vice President of Electrotek, Concepts, Inc. from 1984 to 1994. Mr. Reddoch received his B.S. in Electrical Engineering in 1967 and his M.S. in Electrical Engineering in 1969 from Lamar University in Beaumont, Texas and a Ph.D. in Electrical Engineering from Louisiana State University in Baton Rouge, Louisiana in 1973. Mr. Reddoch also serves as a director for Atmospheric Glow Technologies, LLC in Rockford, Tennessee and is the President and member of the Board of Directors of Tennessee Center for Research and Development in Knoxville, Tennessee.

Mr. Martin was elected a director of Tice in May 1999. Since August of 1981, Mr. Martin is an owner of and has been employed by The Lanrick Group, Inc. in Knoxville, Tennessee where he provides financial planning and services. Mr. Martin received a B.A. from the University of Tennessee in Knoxville, in 1974 and a Masters in Financial Planning from The College of Financial Planning in Denver, Colorado in 1995.

Dr. Howard is CEO and President of EPRI-PEAC Corporation, Knoxville, Tennessee and has held that position since 1999. EPRI-PEAC is a provider of high-value, proactive solutions to enhance the reliability and quality of electric power for the utility industry that depends on digital-quality power for global commerce. Dr. Howard has over 22 years of increasing levels of responsibility with technology companies ranging from entrepreneurial start-ups to large public companies. He has held a variety of management positions in general management, finance, sales and marketing, research and development, and operations. Dr. Howard began his career at Westinghouse Electric Corporation in 1980 as a participant in their three-year executive management training program. In 1985, he joined a start-up technology company that was partially funded by Westinghouse and later sold to Westinghouse in 1990. In 1990, he formed a technology products company which he sold in 1992. Before joining EPRI-PEAC in 1997, he was President of a venture capital firm from 1993 to 1997 and evaluated hundreds of early-stage technology investment opportunities resulting in a dozen investments and a 25% compounded return to investors. Dr. Howard received a B.S. in Electrical Engineering from the University of Tennessee in 1980, a M.S. in Business and Engineering Management from the University of Pittsburgh in 1983, and a Ph.D. in Engineering Science from the University of Tennessee in 1996.

Mr. DeCrane is currently a consultant for American Share Insurance, Inc. (“ASI”) who is serving as the CEO of United Telephone, a credit union that is under ASI conservatorship. His responsibilities include operations, selection of an ongoing management staff, and the correction of the various deficiencies within the company. He has served as CEO of the credit union since August 2003 and has been a consultant with ASI since August 2003. This follows a distinguished career in the credit union industry where he served as CEO/President of The Telephone Credit Union, Inc. (“TCU”) in Cleveland, Ohio for eighteen years from 1984 to 2002 before retiring. TCU serves over 22,000 members in all fifty states with assets valued in excess of $89M and provides services to such companies as SBC/Ameritech, ATT, Lucent, Roadway Express, and FEDEX. Mr. DeCrane was previously employed by Union Commerce and Huntington Banks in various executive positions for over ten years. In addition, he was President and Co-Founder of Computer Systems Co. for ten years, a firm designed to provide to the information industry management and consulting services, software, and computer hardware for financial, manufacturing, retail, and other organizations. Mr. DeCrane attended the University of Nebraska from 1956 to 1958 and Cleveland State University and John Carroll University from 1959 to 1961. His fields of study were Business Administration and Finance with Computer Science.

Ms. Kelly-Wintenberg is the founder, a Governor, and a 28% owner of Atmospheric Glow Technologies, LLC. Since January 2000, she has been the President and Chief Executive Officer of A-G Tech. Prior to that from August 1993 through December 1999, she was an Instructor, Senior Research Associate, and Research Assistant Professor at the University of Tennessee in Knoxville, Tennessee. She received her B.S. in Microbiology from East Tennessee State University in 1983 and her Ph.D. in Microbiology from the University of Tennessee in 1991.

Mr. West was elected President and Chief Executive Officer and a director of Tice and Tice’s subsidiary, Tice Engineering and Sales, Inc., effective May 1, 1999. From August 1995 to April 1999, Mr. West was a managing partner of Venture Alliance, LLC, a venture capital firm in Knoxville, Tennessee, during which time he oversaw the launch of three out of the firm’s eight start-up businesses. In each of the three, he acted as Chief Executive Officer until permanent management was installed. Prior to Venture Alliance, LLC, from 1986 to 1995, Mr. West was President and Chief Executive Officer of MasterCraft Boat Company in Vonore, Tennessee. He was Executive Vice President and General Manager of that company from 1985 to 1986 and Vice President - Finance from 1982 to 1985. Mr. West is a Certified Public Accountant and received a B.S. in Business Administration from The University of Tennessee in Knoxville in 1979.

Mr. Atkins was elected a director of Tice in May 1999. Beginning January 1, 2001, Mr. Atkins has served as an outside consultant to the LandOak Company, Inc. since its purchase by Tice. Since March of 1983, Mr. Atkins has been employed by The Lanrick Group, Inc. in Knoxville, Tennessee where he provides financial planning and services. Mr. Atkins received a

B.S. from Auburn University in Auburn, Alabama in 1982 and a Masters in Financial Planning from The College of Financial Planning in Denver, Colorado in 1994.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Tice’s directors, officers and persons who beneficially own more than ten percent of the Common Shares (each, a “Reporting Person”) to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to the company pursuant to the Exchange Act. Based solely upon a review of the forms and amendments thereto furnished to Tice during the fiscal year ended March 31, 2002, we believe that each Reporting Person complied with all applicable filing requirements during such fiscal year, except that William A. Tice filed Form 4 late for four transactions during the fiscal year ended March 31, 2003.

Certain Relationships And Related Transactions

Management believes that all of the transactions listed below are at least as fair as a similar transaction with an unaffiliated third party would have been.

During fiscal years 1996 through 1999, William A. Tice made loans to Tice Engineering and Sales, Inc. (“TES”), Tice’s subsidiary, covered by promissory notes that accrued interest at an annual rate of 10%. A portion of the interest was accrued and was added to the principal balance. In December 2001, in a private placement transaction, Tice converted the total balance of notes payable to Mr. Tice in the amount of $529,870 ($491,872 in principal and $37,998 in accrued interest reflected in notes payable to related party) to 1,125,000 Tice Common Shares. Mr. Tice is former Chairman of the Board, Executive Vice President, and director of Tice. In 1998, the company issued a $50,000 note payable to Mr. Tice’s mother, Daisy Tice, that carries an interest rate of 10% and has been continued from month-to-month by agreement.

During fiscal year 2002, Mr. West loaned the company $9,112 at an interest rate of 10% per annum. The loan was repaid with interest in April 2002. Additionally, Mr. West loaned the company $25,000 at an interest rate of 10% per annum with principal and interest due April 2002. This loan and the accrued interest on the loan were assumed by Mr. West and an unrelated associate as a condition of Mr. West’s and the associate’s August 2002 purchase of the assets of MidSouth’s NSA division which is described in more detail below.

Effective January 1, 2001, Tice purchased substantially all of the assets of MidSouth Sign Company, LLC in exchange for 5,000,000 Tice Common Shares and the assumption of certain liabilities. Also effective January 1, 2001, Tice purchased substantially all of the assets of The LandOak Company, LLC in exchange for 8,000,000 Tice Common Shares and the assumption of certain liabilities. Mr. Atkins and Mr. Martin (directors of Tice) control and are two of the owners of MidSouth Sign Company, LLC (which subsequently changed its name to AMBG Holding, LLC) and control and are all of the owners of The LandOak Company, LLC (which subsequently changed its name to TLC Rental and Leasing, LLC). In addition, TLC Rental and Leasing, LLC had at the time approximately $24,500,000 in outstanding notes payable and accrued interest payable to investors that were not assumed by Tice. TLC Rental and Leasing, LLC and its owners have agreed to indemnify Tice with respect to such notes. Additionally, Mr. Atkins and Mr. Martin have agreed to continue to personally guarantee certain bank indebtedness that was assumed by Tice in both the LandOak and MidSouth acquisitions.

Related to the MidSouth acquisition, Tice has agreed to make principal and interest payments to a financial institution for the benefit of Mr. Martin and Mr. Atkins (both directors of Tice) who are obligors under a loan agreement for which the seller, MidSouth Sign Company, LLC, received the loan proceeds. Prior to the acquisition, MidSouth Sign Company, LLC was making the principal and interest payments to the financial institution. Mr. Martin and Mr. Atkins owned at the time of purchase, and continue to own, a portion of MidSouth Sign Company, LLC (which subsequently changed its name to AMBG Holding, LLC). Interest has accrued at the prime rate plus 1% and Tice had made quarterly principal and interest payments of $15,000. The principal balance as of March 31, 2002 was $42,497 and the principal and interest were paid in full in June 2002.

During fiscal year 2002, Viatical I LLC, a limited liability company owned by Mr. Atkins and Mr. Martin (both directors of Tice) loaned Tice $30,000 at an interest rate of 10% per annum. The principal balance at March 31, 2002 was $28,750. The principal and accrued interest were paid in full in April 2002.

During fiscal year 2002, The Lanrick Group, Inc., a Tennessee corporation wholly owned by Mr. Martin (a director and shareholder of Tice), loaned Tice $50,000 at an interest rate of 6% per annum. The principal and accrued interest were paid in full in March 2002. Also during fiscal year 2002, TES sold a telephone system to The Lanrick Group, Inc. as part of the liquidation of assets and indebtedness of TES. The Lanrick Group, Inc. assumed the related capital lease obligation which exceeded the net book value of the equipment, resulting in a gain of $2,073 for Tice. Related to this transaction, Tice is contingently liable for future lease payments of $10,500 as of March 31, 2003.

Upon consummation of the acquisition of A-G Tech, The Lanrick Group, Inc. will receive options to acquire 7,142,857 Tice Common Shares for $500,000 ($0.07 per share) for three years following the closing of the acquisition. As part of the acquisition, A-G Tech required that it receive 500,000 Class B Common Shares and that the current sole Class B shareholder, Mr. Martin, convert two-thirds of his Class B Common Shares to Common Shares at which point A-G Tech would be able to elect 75% of the directors of Tice. Tice believes that the transaction with A-G Tech should be consummated and has agreed to issue to The Lanrick Group these option to induce Mr. Martin to convert 500,000 Class B Common Shares to Common Shares. The estimated fair value of the options is $214,286. If the private placements by Tice described in this proxy statement are closed, LandOak Securities, LLC, a Tennessee limited liability company, owned 75% by Mr. Martin and 25% by Mr. Atkins, both directors and shareholders of Tice, will receive a 6% commission on the amount raised in such private placements as placement agent for the offerings.

During fiscal year 2002, Sherry Lynn Turner, Mr. Atkins’ wife, loaned Tice $26,250 at an interest rate of 6% per annum with principal and interest due September 2002; the loan has subsequently been extended on a month-to-month basis. The note is convertible at the option of the holder into Common Shares in conjunction with a private placement at a rate of $.07 per Common Share. The note is secured by an equity interest in A-G Tech pursuant to the Term Sheet whereby, if the transaction is consummated, Tice will acquire the assets of A-G Tech as described in greater detail elsewhere herein. Mr. Atkins is a director of Tice.

In March 2002, Mr. Martin and Mr. Atkins agreed to loan Tice $1,300,000 as part of Tice’s negotiations with LandOak’s senior lender. The proceeds of this loan are to be used to retire the company’s indebtedness with the lender. The notes bear interest at 6% per annum, are due December 31, 2003, and are convertible at the option of the holders into 18,571,429 Tice Common Shares at a rate of $.07 per Common Share, conditioned on the approval of the Tice shareholders of the increase in the number of authorized Common Shares. The conversion is expected to occur.

In July 2002, The Lanrick Group advanced to Tice $1,545,000 in the form of a thirty day, 10% note payable to be used by Tice to fulfill its commitment to A-G Tech under the Term Sheet and to be repaid from proceeds of a private placement Tice was to undertake. Since July 2002, The Lanrick Group has advanced Tice an additional $485,000 under similar terms. Tice has repaid to The Lanrick Group $1,250,000 during this period. In January 2004, Tice sold a note receivable from MidSouth (plus accrued interest) totaling $218,045 to The Lanrick Group to reduce Tice’s obligation to The Lanrick Group further. The Lanrick Group has agreed to convert the balance of the notes payable to Tice Common Shares of at a rate of $0.11 per share at the time of closing of the purchase of A-G Tech.

In December 2003, Tice issued a 6% note payable to Mr. Martin in the amount of $400,000 in exchange for Mr. Martin’s satisfaction of Tice’s obligation to a financial institution. Mr. Martin has agreed to convert the balance of this note payable to Tice Commons Shares at a rate of $0.11 per share at the time of closing of the purchase of A-G Tech. Also, Mr. Martin, Mr. Atkins, and two other guarantors satisfied the remaining balance of a $347,499.50 to another financial institution in exchange for a 6% note payable convertible into Tice Common Shares at a rate of $0.11 per share.

In September 2003, Sherry Lynn Turner, Mr. Atkins’ wife, purchased $590,500 of 10% notes payable (with accrued interest) from outside investors who had held these notes since issuance by Tice in June 1999. These notes are collateralized by Tice’s Electronic Gearing Technology patents and the related license agreements and proceeds. These notes were due and payable in June 2003, but the due date has been extended by Ms. Turner to June 2007. Tice has agreed to make payments to Ms. Turner each six months based on the royalty payments received under the license agreement, with the amounts applied first to accrued interest and then to the principal balance.

In April 2003, Mr. Atkins advanced Tice $100,000 in exchange for a 6% note payable to Tice which is convertible into Tice Common Shares at $0.11 per share. These funds were used to reduce the amount due by Tice to a financial institution. In December 2003, Tice issued a 6% note payable to Mr. Atkins in the amount of $400,000 in exchange for Mr. Atkins’ satisfaction of Tice’s obligation to a financial institution. Mr. Atkins has agreed to convert the balance of this note payable to Tice Commons Shares of at a rate of $0.11 per share at the time of closing of the purchase of A-G Tech.

During fiscal year 2003, Tice sold the NSA division of MidSouth to National Survey Associates, Inc., a Tennessee corporation owned by Charles West, the President, a director, and a shareholder of Tice, and an unrelated person. The consideration was forgiveness of approximately $278,000 owed by MidSouth to the purchaser’s owners and the purchaser’s assumption of the liabilities of $663,644 related to the NSA division. Mr. Martin, a director and shareholder of Tice, and David Camp, Tice’s Chief Financial Officer at the time, negotiated the transaction on behalf of Tice as it involved a purchase by the existing President of Tice. MidSouth agreed not to compete with the purchaser in the area of national signage surveys and not to solicit customers listed in the agreement for twenty-four months following the closing. In consideration of the agreement, the purchaser agreed to pay MidSouth a fee of 5% of receipts from the customers listed on the exhibit. MidSouth also agreed not to offer employment to NSA employees for twelve months.

In July 2001, LandOak Capital, LLC, a company run by and owned by LandOak Management, LLC which is owned by Mr. Martin and Mr. Atkins, filed for protection and reorganization under Chapter 11 of the United States Bankruptcy Code. LandOak Capital, LLC provided capital to Cherokee Rental, Inc., a predecessor to The LandOak Company, LLC (which was purchased by Tice in 2001). LandOak Capital, LLC is not an operating company in the traditional sense. The purpose of filing for reorganization was to protect the rights of holders of notes issued by LandOak Capital, LLC against claims of certain of the note holders who were attempting to force LandOak Capital, LLC into an involuntary bankruptcy. The bankruptcy is still pending.

Mr. Reddoch, who currently is a director of Tice and is expected to become President and Chief Executive Officer of Tice, is a governor of A-G Tech which is expected to sell its assets to Tice in exchange for Tice Common Shares and other consideration which is described in more detail elsewhere in this Proxy Statement. Mr. Reddoch was the President of the Tennessee Center for Research and Development (“TCRD”) until August 2002 and continues to serve as a director. TCRD is a 16% owner of A-G Tech and has loaned $250,000 to A-G Tech. The loan will be converted to Tice Common Shares at a rate of $0.07 per share. During the 2003 fiscal year, Tice retained Mr. Reddoch to provide acquisition and operational consulting services. Tice recognized $99,426 of expense for Mr. Reddoch’s services of which $88,560 was accrued but unpaid at December 1, 2003.

Meetings, Committees of the Board of Directors and Nominations

The Board of Directors held a total of three meetings during the fiscal year ended March 31, 2003. No fees were paid to the directors for their attendance. Tice does not currently have an audit or compensation committee. The full board performs these functions.

Tice also does not have a standing nominating committee. It’s Board of Directors does not have any committees. Tice is a small company with a small board, currently four members (with five members to be elected at the Meeting). At the present, the Board does not believe that there is a sufficient number of directors to justify breaking the Board down into committees. Currently all of the directors participate in the consideration of director nominees which practice is expected to continue until such time as there is a larger Board of Directors. There is no charter governing nominations of the Board of Directors of Tice.

None of the current members of Tice’s Board of Directors are “independent directors” as defined in Rule 4200 of The NASDAQ Stock Market, Inc. Marketplace Rules. Mr. Martin and Mr. Atkins control the voting on more than 50% of the issued and outstanding shares of stock of Tice. Mr. Martin recommended that Mr. Reddoch be nominated to the Board of Directors. With respect to the nominees to be voted on at the Meeting, two, Mr. DeCrane and Dr. Howard,will be independent directors under the above-described definition.

The Tice Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by security holders. However, the Board welcomes suggestions for director candidates from any security holder. Until such time as it is receiving a significant number of suggested candidates, the Board can review such nominations on a case-by-case basis and does not see a need for a formal policy. There are no specific procedures to be followed by security holders in submitting names of candidates. Names may be submitted to the President of Tice or any member of the Board of Directors either in writing or by way of a telephone call.

The Board of Directors has not established minimum qualifications to be met by a nominee to the Board; however, typically the Board looks at formal education, business experience, and the track record of the nominee and typically likes to see at least ten years of business or similar experience in the candidate. The Board is specifically currently looking for candidates who have expertise in the areas of: capital acquisition, technology and development, government contracting, or general business strategy.

Candidates for the Board are identified through contacts that the current Board has and recommendations received by them. Candidates suggested are then evaluated based on the company’s needs at the time. There is no different procedure for evaluating candidates recommended by a security holder.

With respect to the current nominees, the three nominees who are not currently directors were recommended by the management of A-G Tech and their nomination is in accordance with the requirements of the Term Sheet.

Security holders may send communication to the Board of Directors by writing or calling Tice’s office. All communications so received will be relayed to the directors. Tice’s policy is that all directors attend the annual shareholders’ meeting. All directors were present at the last shareholders’ meeting.

Executive Compensation

Effective on May 1, 1999, Tice entered into employment agreements with William A. Tice to serve as its Chairman of the Board and Executive Vice President and Charles R. West to serve as President and Chief Executive Officer. Both agreements were for a term beginning May 1, 1999 and ending April 30, 2002 with automatic one-year renewal terms unless terminated on three-months notice by either party after the initial term. The agreements may be earlier terminated in the event of the death, permanent disability or, upon sixty-days notice, the gross misconduct, material dishonesty, or felony conviction of the employee. Mr. Tice left employment in October 2001, but continued to receive his salary under the employment agreement through April 2002 when the employment agreement with Mr. Tice expired. The employment agreement with Mr. West was automatically renewed for additional one-year terms ending April 30, 2003 and April 30, 2004.

Compensation under both agreements, in addition to benefits commensurate to those provided to other key employees, reimbursement of certain expenses, and provision of an automobile or automobile allowance, is a base salary of $150,000 (subject to annual reviews and increases by the Board of Directors) and, beginning in the fiscal year ending March 31, 2001, a target bonus of up to 50% of base salary payable in accordance with achievement of annual goals and objectives set by the Board of Directors. Both agreements also provide that if the employee is terminated without cause, he will be entitled to receive severance pay equal to one year of his then current base salary plus the target bonus of 50% of base pay, payable in a lump sum within fifteen days of termination. Benefits and perquisites continue for one year after termination without cause.

In addition to the compensation described above, Mr. West received incentive stock options to purchase Common Shares in an amount that will, if fully exercised, together with shares he received in payment of a loan to Tice, bring his cumulative ownership to approximately 3% of the current fully diluted outstanding Common Shares of Tice. The options allow for purchases of up to 690,071 Common Shares. One-third of the options vested on the first anniversary of employment and have an exercise price of $1.00 per share, one-third vested on the second anniversary with an exercise price of $3.50 per share and the remainder vested on the third anniversary with an exercise price of $7.00 per share. The options are exercisable for five years from the date they vested.

The following table sets forth the compensation of the current President and Chief Executive Officer, Mr. West, and the former Executive Vice President, Mr. Tice, for the fiscal years ended March 31, 2003, 2002 and 2001.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)	Securities Underlying Options /SARs (#)
Charles R. West, President, Chief Executive Officer	2003 2002 2001	150,000 150,000 137,500	-0- -0- -0-	12,000 18,522 17,862	-0- -0- -0-
William A. Tice (3)	2003 2002 2001	25,000 150,000 150,000	-0- -0- -0-	12,000 16,843 16,650	-0- -0- -0-

(1)	The salary listed for fiscal year 2001 includes $116,117 of salary accrued but not paid to Mr. West and $116,210 of salary accrued but not paid to Mr. Tice. The salary listed for fiscal 2002 includes $63,000 of salary accrued, but not paid, to Mr. Tice. Mr. Tice received payroll advances of $31,250 in fiscal year 2002 and $24,500 in fiscal year 2001 that were advanced against accrued salaries. The balance of Mr. Tice’s accrued salaries was paid in fiscal year 2003. The obligation to pay the accrued salary of $116,117 owed Mr. West for fiscal year 2001 was assumed by the purchaser of the assets of MidSouth’s NSA division in August 2002.

(2)

Other annual compensation includes for Mr. West an automobile allowance ($12,000 for fiscal years 2003, 2002, and 2001, of which $5,000, $12,000, and $3,000, respectively, were accrued but not paid), health insurance premiums (none for fiscal year 2003, $5,207 for fiscal year 2002, and $4,881 for fiscal year 2001) and 401(k) Plan company matching contributions (none for fiscal year 2003, $1,315 for fiscal year 2002, and $981 for fiscal year 2001) which were based on the same percentage of employer matching contribution available to other employees. Not included in compensation disclosed above, Mr. West earned interest of $147 and $4,087 on loans to Tice (notes payable to related parties) during fiscal years 2002 and 2001, respectively. For Mr. Tice, other annual compensation includes an automobile allowance ($12,000 for fiscal year 2003, $12,000 for fiscal year 2002, of which $7,000 was paid and $5,000 was accrued and paid in fiscal year 2003, and $12,000 for fiscal year 2001), health insurance premiums (none for fiscal year 2003, $3,883 for fiscal year 2002, and $3,669 for fiscal year 2001) and 401(k) Plan match (none for fiscal year 2003, $960 for fiscal year 2002, and $981 for fiscal year 2001) which is the same percentage of employer contribution match offered to other employees. Mr. Tice also received interest on certain notes reflecting funds loaned to Tice as subordinate debt. In fiscal year 2001, all such interest was accrued and added to the balance of the notes.

(3)	Mr. Tice was Executive Vice President and Chief Technology Officer of Tice from May 1999 until he left employment in October 2001, but he continued to receive his salary under the employment agreement through April 2002 when the employment agreement expired.

The holders of shares of both classes of common stock on the Record Date are entitled to elect directors. Each outstanding share is entitled to one vote. In addition, holders of Class B Common Shares are entitled to elect three of the members of the Board of Directors. Holders of Common Shares are only entitled to elect two directors (25% of the members of the Board of Directors). The two nominees who receive the greatest number of votes from holders of Common Shares will be designated the directors elected by the holders of Common Shares. If more than two nominees receive the same number of votes (which is also the greatest number), the holders of Common Shares present at the meeting, in person or by proxy, will vote on the designation of the two directors from among the nominees who received the greatest number of votes.

The Board of Directors recommends that you vote your shares “FOR” each of the nominees for election to the Board.

ITEM 2

APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION

TO CHANGE NAME TO ATMOSPHERIC GLOW TECHNOLOGIES, INC.

Tice’s original subsidiary Tice Engineering and Sales, Inc. (“TES”) ceased business in August 2001, although it continues to hold patents and license agreements. The MidSouth subsidiary has been sold (which sale is further described in Item 5). The LandOak subsidiary is also being sold (further described in Item 4). Tice plans to sell Common Shares to raise additional funds to pay off debts and provide working capital for future operations. Tice also plans to issue securities to acquire the assets of Atmospheric Glow Technologies, LLC (“A-G Tech”) which proposed acquisition is further described in Item 3 of this proxy statement. To better reflect the company’s change in focus, the name of the corporation is proposed to be changed from Tice Technology, Inc. to Atmospheric Glow Technologies, Inc.

The Board of Directors has adopted resolutions setting forth the proposed amendment, declaring its advisability, and directing that the proposed amendment be submitted to the shareholders for their approval at the Meeting. If adopted by the shareholders, the amendment would become effective upon filing as required by the General Corporation Law of Delaware.

Approval of the amendment requires that at least 11,761,665 shares (a majority of the outstanding common shares of all classes of Tice) be voted for approval of the amendment. The

Board recommends that the shareholders vote “FOR” the amendment to the Certificate of Incorporation’s of Tice Technology, Inc. to change the corporation’s name from Tice Technology, Inc. to Atmospheric Glow Technologies, Inc.

ITEM 3

APPROVAL OF AMENDMENT OF CERTIFICATE OF

INCORPORATION TO INCREASE THE NUMBER OF

COMMON SHARES AUTHORIZED TO 400,000,000

Tice’s Certificate of Incorporation currently authorizes the issuance of up to 30,000,000 Common Shares, 5,000,000 Class B Common Shares, 600,000 Class D Common Shares, and 10,000,000 Preferred Shares. On January 31, 2004, there were 22,773,329 Common Shares and 750,000 Class B Common Shares outstanding. In addition, 750,000 Common Shares are reserved for issuance in the event the 750,000 outstanding Class B Common Shares are converted to Common Shares, 815,071 are reserved for issuance upon exercise of stock options (of which 795,071 options are outstanding), 100,000 are reserved for issuance in the event of exercise of warrants issued in 1999, and 3,214,286 shares are reserved for issuance to the Tennessee Center for Research and Development (“TCRD”) in satisfaction of $225,000 in debt. No Class D Common Shares or Preferred Shares are outstanding. The Board of Directors believes that it is desirable for the shareholders to consider and act upon a proposal to amend the company’s Certificate of Incorporation to increase the number of shares authorized. The proposed amendment provides that the company would have 400,000,000 Common Shares authorized. The proposed amendment in no way affects provisions of its Certificate of Incorporation relating to, or number of authorized shares of, other classes of common shares or preferred shares.

If the number of authorized shares is increased in addition to the issuance of the 3,214,286 Common Shares to TCRD, Tice would issue 50,000,000 Common Shares to investors in a private placement in which shares were subscribed at $0.07 per share for a total of $3,500,000. Tice may also issue up to 64,000,000 Common Shares to investors in a private placement in which shares may be subscribed at $0.11 per share. If all such shares are sold Tice will raise $7,040,000 in such offering. Issuance of the shares in both offerings is contingent on the approval and filing of this amendment to the Certificate of Incorporation and the consummation of the acquisition of A-G Tech described in more detail below. Tice would also issue 18,571,428 Common Shares in satisfaction of funds loaned and to be loaned by Pat Martin and Mike Atkins totaling $1,300,000 at a rate of $0.07 per share.

In connection with the acquisition of the assets of A-G Tech, Tice would issue 87,456,629 Common Shares and 500,000 Class B Common Shares to A-G Tech which is described in more detail below. Tice and A-G Tech have evidenced their intent to effect Tice’s acquisition of A-G Tech by way of the Term Sheet. The initial Term Sheet was amended and restated effective September 24, 2003. The Term Sheet is not binding on the parties except with respect to certain confidentiality and exclusivity provisions and the return or conversion to equity of funds advanced or to be advanced by Tice prior to the completion of the acquisition. Under the Term Sheet, Tice agreed to advance A-G Tech $1,525,000 to fund a stock redemption agreement (which has been advanced) and $50,000 each thirty days between the date of the Term Sheet and August 31, 2003 (with $3,262,500 having been advanced through September 24, 2003). Tice also agreed to advance $100,000 upon execution of the amended Term Sheet and $200,000 within twenty-one days thereafter which has been done. Tice is also obligated to advance $125,000 per month each thirty days thereafter through December 31, 2003. If the closing of the acquisition of A-G Tech is not consummated by December 31, 2003, Tice agreed to advance A-G Tech $150,000 per month beginning on January 24, 2004. Tice has also guaranteed a note issued by A-G Tech in the amount of $225,000 to purchase testing equipment (which has been purchased). Tice will issue 87,456,629 Tice Common Shares and 500,000 Tice Class B Common Shares to A-G Tech at the Closing and grant A-G Tech, or its assignees, the option to acquire up to 1,375,000 additional Tice Common Shares for three years after the Closing at a purchase price of $0.11 per share. The Tice shares will be nontransferable (except in the case of dissolution of A-G Tech when they could be transferred to A-G Tech’s owners) for twelve months. A-G Tech, as well as two of Tice’s current directors (Mike Atkins and Pat Martin), will receive piggyback registration rights for twelve months beginning after the end of the twelve month restriction on sale. Tice must amend its Certificate of Incorporation to authorize additional shares and to change its name. Tice’s shareholders must approve the amendment to the Certificate of Incorporation.

Tice agrees to increase the number of its Board of Directors to nine. Six directors will be elected by holders of Class B Common Shares and three directors will be elected by holders of Common Shares. Tice also agrees in the Term Sheet to cause Pat Martin, the current holder of Class B Common Shares, to convert 500,000 of his Class B Common Shares to Common Shares leaving him with 250,000 Class B Common Shares so that A-G Tech will be able to elect 75% of the directors of Tice. If the purchase of A-G Tech is consummated, to induce Mr. Martin to convert 500,000 of his Class B Common Shares to Common Shares to complete the acquisition of A-G Tech, Tice will grant The Lanrick Group, Inc. (owned by Mr. Martin), or its assignee, the option for three years to purchase 7,142,857 Common Shares at $0.07 per share. Mr. Martin also agrees to approve the issuance of the 500,000 Class B Common Shares to A-G Tech and to enter into a voting agreement requiring him to vote his Class B Common Shares to elect a designee of A-G Tech to the Board of Directors for three years after the closing of the acquisition. A-G Tech will agree to elect Kimberly Kelly-Wintenberg and Thomas Reddoch to the Tice Board of Directors for three years after the acquisition.

Tice agrees to raise a minimum of $4,175,000 (all of which has been raised) of cash or conversion of outstanding debt in return for no more than 115,000,000 of its Common Shares. Tice will divest itself of LandOak and MidSouth and not negotiate to acquire, or acquire, any other businesses prior to the closing. Tice will terminate all of its employees and enter into employment agreements reasonably acceptable to it with key employees of A-G Tech. Additionally, Tice agreed to assist A-G Tech in obtaining financing to purchase certain testing equipment costing $225,000. This financing has been completed with a loan from the TCRD to A-G Tech. In connection with the loan, the TCRD had the right to convert the debt to Tice

Common Shares at $0.07 per share which it has exercised, and such funds are included as advanced by Tice to A-G Tech.

Initially, A-G Tech entered into an agreement with A3 Technologies, Inc. (formerly Glow Products Corporation). Subsequently, A3 negotiated a financing arrangement with Tice that would have resulted in Tice, which was to be renamed, becoming the operating arm for the commercialization efforts of the technology of A-G Tech. The relationship between A-G Tech and A3 Technologies, Inc. disintegrated due to disagreements over the planned uses of proceeds, of future capital-raising efforts, and other issues. Tice, an interested third party to the proposed A-G Tech and A3 Technologies, Inc. transaction, assisted in the settlement negotiations between the two parties, and negotiated a Term Sheet directly with A-G Tech that protected Tice’s position relative to the technology commercialization efforts and provided A-G Tech funding to fulfill its settlement agreement with A3 Technologies, Inc. and operating capital to sustain continued technology development and commercialization activities. To facilitate the negotiations, Tice and A-G Tech utilized the basic structure that was to be the A-G Tech/A3 Technologies, Inc. agreement, maintaining A-G Tech’s post-Tice acquisition ownership percentage. Control issues related to the Board of Directors and Tice’s Class B Common Shares were negotiated among Tice, Mr. Martin (current holder of all issued and outstanding Tice Class B Common Shares) and A-G Tech. A Term Sheet was finalized in July of 2002.

The Term Sheet was amended in June 2003 and again in December 2003, with no material changes to the benefits of either party though changes were made to the expiration date, the required amounts of interim funding required by A-G Tech from Tice, agreements to reduce the threshold of capital to be acquired by Tice as per the original term sheet, and an agreement that certain liabilities of Tice will not be required to be satisfied prior to closing, among other minor changes.

Prior to closing, the University of Tennessee Research Corporation (“UTRC”) must have approved the proposed transactions with Tice. Tice is not aware of any federal or state regulatory approvals which would be required to complete the acquisition.

There is no public trading market for the securities of A-G Tech. A-G Tech has thirteen holders of its securities. It is a start-up and has not paid dividends on any of its securities. The mailing address and telephone number of A-G Tech’s principal executive office is 2342 Stone Creek Road, Rockford, Tennessee 37853-3044, (865) 573-7808.

In connection with the acquisition of A-G Tech, Tice plans to form a new subsidiary which will acquire the assets of A-G Tech. A-G Tech has a license for the patented One Atmospheric Uniform Glow Discharge Plasma (OAUGDP™ or Atmospheric Plasma) technology developed by scientists at the University of Tennessee in Knoxville. The acquisition of A-G Tech is contingent on many events occurring which are described in more detail above. If the acquisition occurs, the following is a description of the possible applications of the technology and management’s general plan to develop it.

Business of A-G Tech

Management believes that the OAUGDP™ technology offers capabilities that prior plasma technologies could not provide. Because of its differentiating features, OAUGDP™ costs less to generate than earlier technologies. Moreover, the OAUGDP™ technology expands the applicability of plasma which management believes provides new opportunities to create value. A-G Tech, founded in January 2000, emerged from the laboratories of the Departments of Electrical Engineering, Microbiology, Physics, and Textiles at the University of Tennessee when a multi-disciplinary group of scientists recognized the potential market value of this technology.

Atmospheric Plasma - as distinguished from blood plasma - is the fourth state of matter and is a technology in its infancy. As a fundamental science unto itself, Atmospheric Plasma is a potential source for a multitude of applications and products. Fundamental technology forms such as transistors, lasers, and related innovations have provided a basis for revolutionary advancements in applications and products. Tice management believes that Atmospheric Plasma technology can follow a similar path.

Management believes that the OAUGDP™ technology lends itself to the development of products in a number of areas. These areas include: (1) air filtration; (2) biotechnology; (3) chemical and biological decontamination; (4) sterilization technology; (5) disinfection of food, beverage, and pharmaceutical fermentation processes; and (6) reduction of hydrocarbon based pollutants and volatile organic compounds (such as diesel soot) to substances such as water and carbon dioxide.

The mission is to apply the proprietary OAUGDP™ technology to innovatively satisfy unmet customer needs, create customer value, and build a profitable customer base. The plan is to work to accomplish this mission, and, in turn create shareholder value, by:

1)	Forming teams for a) research and development, b) application specific product and business development, and c) market and product-specific business;

2)	Expanding internal technical and business management capabilities through retaining and hiring quality employees with relevant industry knowledge, functional skills, and technology savvy for the application;

3)	Establishing strategic alliances and outsourcing relationships with select corporations and institutions to lower costs and accelerate technical and product development (including technical measurements, testing, and product evaluations);

4)	Establishing business alliances (including manufacturing, marketing, and sales distribution contract relationships, joint ventures, and licensing agreements) with select corporations to lower costs, reduce risks, and accelerate roll-out of product commercialization to maximize profitability; and

5)	Leveraging investments and maximizing shareholder value by obtaining funding from government grants and contracts and corporate contracts for technology advancement and product development and commercialization.

To date, A-G Tech has identified more than fifteen potential product applications for its Atmospheric Plasma technology. A-G Tech therefore anticipates entering and exiting multiple markets as it further develops the technology. From an operating perspective, A-G Tech plans to pursue joint ventures, partnerships, and third-party relationships in order to speed business development, maximize flexibility, and mitigate risks.

The Atmospheric Plasma platform technology is in part the result of an investment of more than $5,000,000 and ten years of research by the University of Tennessee. The technology platform is encompassed in a portfolio of eight issued patents held by UTRC and two issued patents acquired by A-G Tech. During the past three years, A-G Tech has secured over $5,000,000 in funding, primarily from Tice and government contracts, and has advanced this university laboratory technology by extending it to an industrial setting. A-G Tech has filed three additional patent applications/disclosures. A-G Tech also holds a license (with rights to sub-license) for certain UTRC patents. It is also in the process of acquiring the rights to two patents on air filtration from an unrelated entity to enhance A-G Tech’s intellectual property position. A-G Tech expects to file additional patent applications as the technology is further developed.

The OAUGDP™ platform technology generates plasma, the fourth state of matter, in air under standard pressures at ambient temperatures without the need for either a vacuum or non-atmospheric gas (e.g., compressed helium or argon). Atmospheric Plasma technology therefore minimizes the need for special equipment, reduces operating costs, and, in turn, increases the applicability of plasma. Importantly, based upon testing performed to date, Atmospheric Plasma technology does not produce measurable harmful byproducts and has not had any deleterious effects on sensitive materials. Oak Ridge National Laboratories has tested the Atmospheric Plasma for specific gaseous byproducts and found it compliant with existing OSHA and Environmental Protection Agency (“EPA”) guidelines.

OAUGDP™ is formed by generating an electronic field by applying high voltage audio frequency currents across two insulated metallic electrodes. This configuration establishes uniform glow discharge which electronically breaks down air into short-lived reactive “oxygen-based” chemicals as gases. These “oxygen-based” chemicals consist of single oxygen atoms (O-normal oxygen in air is O2), various nitrogen oxides, and other oxygen radicals. Upon creation, these active gases begin attaching to other atoms and the resulting chemistry serves to alter otherwise stable molecular structures. When organic-based substances, which can include warfare agents and microorganisms (like bacterial viruses and molds), are exposed to these active gases, drastic and rapid changes occur in their structures that result in their destruction or render them harmless. For example, Atmospheric Plasma has been shown to neutralize the surrogates for such chemical and biological warfare agents as sarin, mustard gas, smallpox, and anthrax.

Currently A-G Tech is focused on developing five general applications which are discussed below:

•	air filtration and purification products (currently the primary focus of attention)

•	DNA/RNA extraction products

•	diesel emission-reducing products

•	portable decontamination products

•	medical and dental instrument sterilization products

Each general application area has the potential for multiple product development. Prototypes have been developed for each of these applications.

Four of these applications have received funding from the federal government’s Small Business Innovation Research (“SBIR”) program through the Department of Defense, the EPA, and the National Institutes of Health. These included both Phase I and Phase II funding cycles. The DNA/RNA extraction device has been internally funded. Management of A-G Tech believes that federal funding will continue over the next five years as an important ongoing source of revenue for product development in currently identified areas and application of the technology in new areas.

Air Filtration and Purification Products. Indoor air quality is recognized as a major source of health related problems contributing to lost earnings due to illness. In part, the growth of this market is driven by changes in federal, state, and local government policies. A-G Tech’s initial product offering is the Enhanced Plasma Sterilized Filter System, or the EPS™ System. Developed in part with EPA SBIR Phase I and II funds to combat sick building syndrome, the EPS™ System provides a safe, efficient, and cost effective means of improving Indoor Air Quality (IAQ). The system is designed to remove and render harmless many types of bacteria, spores (including anthrax), mold, viruses, disease, and contaminating microorganisms present in indoor air streams. A-G Tech has begun negotiations with a number of prospective industry partners regarding the commercialization of the EPS™ System. An offsite test facility has been built to demonstrate the technology and provide ongoing situational testing.

DNA/RNA Extraction. The APR 510, A-G Tech’s inaugural product, is designed to help molecular biologists reduce the cost, complexity, and time required to extract/isolate DNA through a rapid, broad spectrum, dry process. The company has tested the product with bacteria, bacterial endspores, fungi, fungal endspores, viruses, and yeast, and found it can prepare DNA for further analysis in minutes rather than hours or, in some cases, days. In tests monitored by independent third parties, the device has successfully “prepared” DNA from a mixture of six microorganisms. Several independent laboratories are currently evaluating the product and there have been limited sales of the product to date.

Portable Decontamination (“PD”) Devices. PD devices are mobile decontamination devices developed in part with funding from the Department of Defense. These devices are designed to provide a safe, non-destructive decontamination capability for battlefield deployment and for office environments. It is anticipated that PD devices will provide a method for dealing with chemical and biological warfare agents as well as commercial cleanups involving mold removal and treatment. Initial target markets include military and government agencies and environmental remediation firms. Initial market commercialization discussions are underway with a strategic partner for the PD devices, and the Department of Defense is conducting prototype testing of the product.

Regenerative Diesel Exhaust (“RDE”) Filter Systems. Emissions from diesel engines are associated with significant environmental damage including materials corrosion, crop damage, and acid rain. The EPA recently issued a mandate to reduced smog-causing nitrogen oxides from diesel vehicles by 95% and soot by 90%. Also proposed was a significantly reduced particulate matter emission standard for new heavy-duty engines in engine model year 2007. The RDE Filter System significantly reduces the particulate matter (soot) and volatile organic compound (“VOC”) emissions of diesel engines and is designed to help diesel engine operators/manufacturers meet the aggressive soot and VOC reduction standards established by the EPA. Similar standards take effect in the European Union in 2005. A-G Tech has developed a working prototype for small diesel engines and received SBIR Phase II funding from the EPA which began in June 2002. The National Transportation Research Center which is affiliated with Oak Ridge National Laboratories will participate in the EPA phase II work as an independent test facility. A-G Tech is in the discussion stage of application commercialization with a diesel manufacturer.

Sterilization of Medical and Dental Instruments. Today’s hospitals are performing sophisticated surgeries with a limited supply of complex instruments that have proven difficult to sterilize. High capital cost, lengthy turnaround time, and increasingly stringent federal regulation are making sterilization of instruments with ethylene oxide impractical. A-G Tech has developed an atmospheric plasma device that it believes eradicates over 99% of microorganisms and biofilms in seconds to minutes with no detectable damage to the instrument. Unlike similar sterilization systems currently on the market, there is no requirement for an expensive vacuum system.

OAUGDP™ is protected by multiple patents and A-G Tech has a license from UTRC under which it has the right to commercially develop the technology in territories in which patents exist. The license is subject to certain rights held by or restrictions imposed by the United States or agencies of the United States which arose as a result of the receipt of government funding. In addition, UTRC has retained the right to grant noncommercial licenses for educational, research, and institutional purposes to UTRC, the University of Tennessee, and the originators of the patents and nonprofit institutions with which they may be affiliated. The license is also subject to prior rights in several entities, most of which Tice believes to have been abandoned and which belief will be confirmed prior to closing. A-G Tech has acquired from one of the entities its rights with respect to the technology which includes two separate patents. A-G

Tech has a right of first refusal to acquire licenses for related patents issued in the future during the term of the license.

Under the license, A-G Tech must pay UTRC royalties of 3% of net sales. A-G Tech also is required to pay an annual license maintenance fee of which $20,000 was due in September 2002, and was paid in December. In addition, $20,000 was paid to UTRC in September 2003 and $40,000 will be due in September 2004 and in September 2005, and $50,000 will be due in September of each following year. Any royalties paid during the twelve month period prior to the payment due date (September 30) are credited against the annual license maintenance fee. A-G Tech must also pay UTRC 10% of the first $100,000 received by A-G Tech in other payments relating to the technology and patents (excluding royalties), 20% of the second $100,000, and 30% of amounts in excess of $200,000. A copy of the license and the amendment to the license are attached as Appendix F.

Management’s Discussion and Analysis of A-G Tech Financial Statements

The financial statements of A-G Tech for the period from its inception and for the years ended December 31, 2002 and 2001, together with the auditor’s reports for such years, and for the nine months ended September 30, 2003 and 2002 are attached to this Proxy Statement as Appendix D.

Results of Operations

Nine-Months Ended September 30, 2003 Compared with Nine-Months Ended September 30, 2002

Revenues – Revenues for the nine-months ended September 30, 2003 increased 89% to $474,703 compared to $250,997 in the same period of the previous year. This increase was primarily due to additional contracts obtained during the first nine months of fiscal 2004.

Operating Expenses – Operating expenses for the nine months ended September 30, 2003 increased 87% to $1,021,390 from $546,899 in the same period of the previous year. This increase reflects additional labor, materials, and general and administrative costs associated with the additional contracts noted above. Also, occupancy costs increased as A-G Tech has moved to a new location since the same period of the previous year.

Minority Interest – Minority interest for the nine-month period ending September 30, 2002 reflects $4,703 in income. As disclosed in the fiscal 2002 audited financial statements, at December 31, 2002, A-G Tech acquired the 34.1381% minority interest in its subsidiary, Plasma Gen, LLC, by issuing 863 units of its Class B membership interest. As such, there is no minority interest for the nine-months ended September 30, 2003.

Net Loss – The net loss increased to $546,687 in the nine months ended September 30, 2003 from a net loss of $291,199 during the same period of the previous year. This increase in net loss was the result of higher operating expenses associated with product and business development incurred in the nine months ended September 30, 2003.

Year Ended December 31, 2002 Compared with Year Ended December 31, 2001

Revenues – Revenues for the year ended December 31, 2002 increased 15% to $512,360 compared to $445,850 in the same period of the previous year. This increase was primarily due to timing issues related to the completion of certain contracts and delayed awards of new contracts. This increase is the result of increased contract revenues resulting from multiple contracts awarded to A-G Tech. A-G Tech significantly increased contract activities and thus revenues in the fourth quarter of the year.

Operating Expenses – Operating expenses increased 164% to $1,139,824 in the year ended December 31, 2002 from $552,655 in the previous year. This increase was primarily in payroll and related costs, compensation to members, and laboratory materials and services in anticipation of increased contract and development activity.

Net Loss – The net loss increased to $621,619 in the year ended December 31, 2002 from a net loss of $89,208 in the previous year. This increased loss was the result of increased operating expenses as explained above which were not offset by increased revenues.

Liquidity and Capital Resources

Since its inception, A-G Tech has financed its operations primarily through members’ contributions, non-members’ contributions, and deferring compensation payments to its members. Funds from these sources have been used to finance start-up costs and operational expenses related to performing work on government contracts. While such activities do not typically yield profits in the early stages, such activities are deemed necessary to advance the core technology of A-G Tech, the One Atmospheric Uniform Glow Discharge Plasma (“OAUGDP™”), from a research state to an expected commercialization state in the future. Additionally, under the rules for reimbursement for such government contracts, most costs associated with the activity are fully reimbursed by the contract issuer upon submission of approved documentation. Since July 2002, A-G Tech’s operations have been funded primarily through advances from Tice under the Term Sheet described elsewhere herein.

Cash Flow Analysis for the Nine-Months Ended September 30, 2003 and September 30, 2002

Net cash used in operating activities was $467,419 for the nine-months ended September 30, 2003 compared with $286,898 for the same period of the previous year. The primary reason for this increase was the increase in the net loss for the nine months ended September 30, 2003 to $546,687 from $291,199 for the same period of the previous year.

Net cash used in investing activities was $186,319 in the nine-months ended September 30, 2003 compared with $1,747,823 in the nine-months ended September 30, 2002. The greater use of cash in investing activities in the 2002 period was due to a payment of $1,525,000 made in the 2002 period to acquire technology commercialization rights in a settlement agreement with a former partner business, Glow Products Corporation, Inc. A-G Tech also purchased two patents during that period for $100,000.

Net cash provided by financing activities in the nine-months ended September 30, 2003 was $645,225 compared to $2,055,275 for the nine-months ended September 30, 2002. The primary source of funds provided by financing activities in the 2003 period was a $645,495 increase in short term notes payable, $612,500 from Tice under the Term Sheet, and $32,995 from a member. This compares with a $2,059,000 increase in short term notes payable, $1,809,000 from Tice under the Term Sheet (with Tice guaranteeing another $225,000 on a note to a member for the purchase of testing equipment) and $250,000 from existing members of A-G Tech in the 2002 period.

Cash Flow Analysis for the Years Ended December 31, 2002 and December 31, 2001

Net cash used in operating activities was $439,443 in the year ended December 31, 2002 and $23,335 in the year ended December 31, 2001. The primary uses of the cash from operating activities in the 2002 year were the net loss of $621,619 and the increase in accounts receivable of $63,888, offset somewhat by a $125,482 increase in accounts payable and a $61,212 increase in accrued expenses. The cash used in operating activities in the 2001 year primarily resulted from the net loss of $89,208, the increase in accounts receivable of $14,169, and the reduction of accrued expenses of $5,717, offset somewhat by the increase in deferred compensation to members of $74,540.

Net cash used in investing activities was $1,934,859 in the year ended December 31, 2002 and $55,321 in the year ended December 31, 2001. In the 2002 year, A-G Tech paid $1,525,000 to acquire technology commercialization rights in a settlement agreement with a former partner business, Glow Products Corporation, Inc. A-G Tech also purchased two patents for $100,000. In addition, A-G Tech acquired specialized testing equipment for $222,823 and other equipment and furnishings of $117,798 to complete contract activities and for future development activities. In the 2001 year, A-G Tech acquired testing and other equipment for $55,321.

Net cash provided by financing activities in the year ended December 31, 2002 was $2,419,944 and in the year ended December 31, 2001 was $38,975. The primary source of funds provided by financing activities in the 2002 year was a $2,325,000 increase in short term notes payable, $2,075,000 from Tice under the Term Sheet (with Tice guaranteeing another $225,000 on a note to a member for the purchase of testing equipment) and $250,000 from existing members of A-G Tech. In addition, A-G Tech received $101,500 from the issuance of member equity interests. The primary source of funds for the 2001 year was a $48,903 increase in minority interest.

A-G Tech’s principal commitments as of September 30, 2003 primarily consist of notes payable to Tice for $2,687,500, a demand note issued as a part of the Term Sheet. This note is expected to be retired as part of an acquisition agreement in early 2004. Other principal commitments include a $32,995 note payable to a related party and $179,423 deferred compensation to members.

Prior to December 31, 2001, A-G Tech entered into a non-binding term sheet with Glow Products Corporation, Inc. of Jacksonville, Florida (“Glow”) for the purposes of assigning the exclusive commercialization rights for the OAUGDP™ technology to Glow. Under this agreement, Glow was to provide reimbursement and working capital to A-G Tech until such time that a definitive agreement was negotiated and signed. As part of the definitive agreement, A-G Tech would become a 50% shareholder of Glow, a services contract would be established whereby A-G Tech would provide technical services to Glow, and A-G Tech would receive royalty rights on products and services commercialized by Glow. In July of 2001, A-G Tech negotiated the buyout of Glow’s rights to the exclusive commercialization rights of OAUGDP™, making payments to Glow and its other shareholders of $1,525,000 in total. A-G Tech obtained the funds for this negotiated buyout through advances from Tice. $1,525,000 was allocated to the purchase of technology commercialization rights.

On July 3, 2002, A-G Tech entered into a Term Sheet describing the proposed terms for Tice to acquire its assets. The Term Sheet was extended and effective September 25, 2003 was amended and restated. If a final definitive agreement is reached, Tice will acquire substantially all the assets and contract rights of A-G Tech, including the commercialization and market rights held by A-G Tech to the patented Atmospheric Plasma technology developed at UTRC and privatized by A-G Tech, including the rights to products developed at A-G Tech’s subsidiary, Plasma Gen. The Term Sheet and the proposed terms of the acquisition are described in more detail elsewhere in this Proxy Statement. In the event the transaction with Tice is not completed, Tice, at its sole option, has the option of requesting repayment of the funds advanced to A-G Tech or converting the payable into a membership interest in A-G Tech at a pre-money valuation of $5,000,000.

Future Operations

Management believes that future operations of A-G Tech are dependent on several factors:

If A-G Tech is to be successful in developing new applications with the OAUGDP™ technology, A-G Tech must find new sources of capital and additional management and technical personnel. This is the primary reason that A-G Tech has entered into the Term Sheet with Tice. Management believes that Tice can provide access to sufficient new capital and can attract the management and market commercialization resources necessary to shift the company from primarily a research and development firm to a commercial enterprise entailing numerous product application initiatives.

A-G Tech is expected to continue product development efforts on numerous projects, and to seek strategic partnerships in the areas of manufacturing and distribution. A-G Tech believes a strict control of the technology will be required in any venture, and expects to negotiate arrangements that protect A-G Tech’s proprietary position.

Increases in personnel and overhead are expected over the next few years, and A-G Tech will be dependent upon the successful consummation of partnering arrangements, significant new contracts, or infusions of new capital over this period to continue operations under the expected strategy. There can be no assurances that A-G Tech can locate or complete the partnering arrangements, new contracts or new sources of capital that may be needed. A-G Tech can also make no assurances that the technology can be successfully commercialized, nor the necessary technical or commercialization personnel will be located or engaged. Additionally, A-G Tech expects that some applications currently under development or to be developed will become highly competitive with the world’s focus on new technologies related to decontamination, filtration, and sterilization, and such new technologies may prove to be much more economically viable than the products developed by A-G Tech.

An unaudited pro forma Combined Condensed Balance Sheet as of September 30, 2003 and unaudited pro forma Combined Condensed Statements of Operations for the year ended December 31, 2002 for A-G Tech and for the year ended March 31, 2003 for Tice and for the six months ended June 30, 2003 for A-G Tech and September 30, 2003 for Tice are attached as Appendix E.

Authorized Shares

The remaining 155,033,543 Common Shares authorized would be available for issuance from time to time in the future. However, upon completion of the acquisition, 7,142,857 of these shares will be reserved for issuance to The Lanrick Group pursuant to an option granted in connection with the conversion of 500,000 of Mr. Martin’s Class B Common Shares to Common Shares, 1,375,000 of these shares will be reserved for issuance to A-G Tech pursuant to an option granted in connection with the acquisition and described in connection with the Term Sheet, and 18,685,754 of these shares are likely to be issued to satisfy certain debts of Tice which are described elsewhere.

The Board of Directors believes it would be advisable for Tice to have additional shares authorized that it can use for structuring future financings and acquisitions and for meeting other corporate needs that may arise. Having additional authorized shares will allow Tice the flexibility to issue Common Shares without the expense and delay of a special shareholder’s meeting. The authorized Common Shares as well as shares of other classes will be available for issuance without further action by shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the company’s securities may be listed.

The company’s Board of Directors could, however, issue Common Shares that, subject to certain limitations imposed by the securities laws, might impede the completion of a merger,

tender offer, or other takeover attempt. For instance, the Board of Directors could issue a large block of Common Shares to a third party to impede a business combination that would enable such holder to block the transaction. The Board of Directors will make any determination to issue shares to block a transaction. The Board of Directors will make any determination to issue shares based on its judgment as to the best interests of the company and its then existing shareholders. The authorized and unissued Common Shares, as well as the authorized and unissued preferred shares, would be available for the above purposes.

Authorizing Tice to issue more Common Shares than are currently authorized by the Certificate of Incorporation will not affect materially any substantive rights, powers, or privileges of holders of outstanding Common Shares. Other than increasing the number of authorized Common Shares from 30,000,000 to 400,000,000, the proposed amendment does not make any changes in Tice’s capital structure.

The Board of Directors has adopted resolutions setting forth the proposed amendment, declaring its advisability, and directing that the proposed amendment be submitted to the shareholders for their approval at the Meeting. If adopted by the shareholders, the amendment would become effective upon filing as required by the General Corporation Law of Delaware.

Approval of the amendment requires that at least 11,761,665 shares (a majority of the outstanding common shares of all classes of Tice) be voted for approval of the amendment. The Board of Directors recommends a vote “FOR” the approval of Item 3.

ITEM 4

APPROVAL OF SALE OF STOCK OF TICE’S SUBSIDIARY

LANDOAK COMPANY, INC.

As described in more detail elsewhere herein, Tice has entered into the Term Sheet with Atmospheric Glow Technologies, LLC (“A-G Tech”) evidencing Tice’s intent to acquire substantially all of the assets and assume certain liabilities of A-G Tech in exchange for cash and Tice shares. In conjunction with its acquisition of A-G Tech, Tice plans to liquidate the majority of LandOak assets prior to selling the stock of LandOak. However, Tice plans to retain its subsidiary TES which ceased business in August 2001, but which holds certain patents including the patent on the Electronic Gearing Technology (implemented in products for the sewing industry) and a licensing agreement under which it receives royalties. The Term Sheet is nonbinding (except as to certain provisions such as confidentiality and exclusive dealing) and the proposed acquisition is contingent on several conditions, including, but not limited to, approval by the shareholders of Tice of the sale or liquidation of the existing Tice subsidiaries (other than TES) and the increase in the number of authorized shares. The acquisition is also contingent on the completion of a private placement. A description of the proposed divestitures follows.

LandOak, of which Tice is the sole shareholder, has been primarily in the automobile and light truck rental, leasing, financing, and sales business. LandOak had an operating loss of $548,393 and a net loss of $683,123 for fiscal year 2003. Unaudited financial statements of the

LandOak subsidiary are attached as Appendix A. Management explored a variety of opportunities to expand LandOak’s rental operations and determined that LandOak cannot effectively compete in its market. The lack of financing has limited LandOak’s ability to acquire additional vehicles further impeding LandOak’s ability to compete. Management concluded that the rental, leasing, and financing operations at LandOak could not create sufficient cash flow to justify its existence. Management has attempted to locate a buyer for the rental operations but has been unsuccessful to date.

LandOak operated five rental centers around the east Tennessee area from Kingsport, Tennessee to Knoxville, Tennessee. In January 2002, LandOak began closing its rental centers of which three were closed by March 31, 2002 and the remaining two were closed in April 2002. Additionally, LandOak is in the process of liquidating the vehicle inventory and paying off the related indebtedness. LandOak operates a leasing division where it services internally financed vehicle leases and sales contracts, but has ceased executing new contracts. As part of the proposed transaction with A-G Tech, Tice plans to sell the stock of LandOak to two related parties, Pat Martin and Mike Atkins, who are directors and shareholders of Tice. As part of the sale, Tice has agreed to pay $626,095 (with Tice Common Shares valued at $0.11 per share) owed by it to LandOak. The buyers have agreed to assume the LandOak liabilities at the time of the sale which are expected to be approximately $1,700,000. The buyers are expected to continue to liquidate the business.

As described above, LandOak incurred significant losses during the last twelve months and the sale of the subsidiary is required in connection with the acquisition of A-G Tech. As Mr. Martin and Mr. Atkins are directors of Tice, the sale was negotiated by the President of Tice, Charles West, and the Chief Financial Officer (until recently) of Tice, David Camp. The transaction was reviewed by Mr. Reddoch, the fourth director of Tice. Mr. Martin and Mr. Atkins abstained from voting on the transactions. Tice did not obtain a fairness opinion from an independent third party. Management believes that the price was reasonable as LandOak has been operating at a loss, it has significant debt, and management was not able to find any other buyer and was required to divest itself of LandOak in connection with the acquisition of A-G Tech.

The Board of Directors has adopted a resolution describing the proposed sale, declaring its advisability, and directing that such resolution be submitted to the shareholders for their approval at the Meeting.

Approval of the sale of substantially all assets requires that at least 11,761,665 shares (a majority of the outstanding common shares of all classes of Tice) be voted for approval of the sale. The Board of Directors recommends a vote “FOR” the approval of Item 4.

ITEM 5

RATIFICATION OF THE SALE OF ASSETS AND STOCK OF

TICE’S SUBSIDIARY MIDSOUTH SIGN COMPANY, INC.

The primary business of MidSouth, which was a wholly owned subsidiary of Tice, is the design, fabrication, installation, and service of metal and vinyl signage, primarily for customers in the southeastern United States. In addition, MidSouth operated a division called National Survey Associates (“NSA”) that has been providing sign survey, project management, and other services to customers on a national basis since 1995.

MidSouth had an operating loss of $440,268 and a net loss of $191,091 for fiscal year 2003. The operating loss is offset by a gain upon disposal of assets of $297,303. Unaudited financial statements of the MidSouth subsidiary are attached as Appendix B. As part of the proposed transaction with A-G Tech, Tice agreed to divest itself of MidSouth. Effective July 1, 2002, MidSouth sold its installation business and certain related assets to Jerry Dunlap, a former MidSouth employee for $139,500 payable monthly through June 1, 2003 with a balloon payment due on July 1, 2003 which note was part of the assets when the MidSouth stock was sold to Mr. Dunlap and is further described below. Mr. Dunlap’s address is 112 Country Club Drive, Cleveland, Tennessee 37311. The asset purchase agreement included a supply agreement whereby MidSouth granted the purchaser the exclusive right to supply installation services to MidSouth for twelve months. The purchaser also provided management services to MidSouth as an independent contractor.

National Services Associates, Inc., a Tennessee corporation owned by the current President of Tice, Charles West, and an unrelated person, purchased the NSA division of MidSouth and the related assets effective August 1, 2002. The current address for National Services Association, Inc. is 10267 Kingston Pike, Knoxville, Tennessee 37922. The consideration was forgiveness of $278,000 owed by MidSouth to the purchaser’s owners and the purchaser’s assumption of liabilities of $663,644 related to the NSA division. Mr. Dunlap also reviewed the sale terms. Pat Martin, a director of Tice, and David Camp, Tice’s Chief Financial Officer at the time, negotiated the transaction on behalf of Tice as it involved a purchase by the existing President of Tice. MidSouth agreed not to compete with the purchaser in the area of national signage surveys and not to solicit customers listed in the agreement for twenty-four months following the closing. In consideration of the agreement, the purchaser agreed to pay MidSouth a fee of 5% of receipts from the customers listed on the exhibit. MidSouth also agreed not to offer employment to NSA employees for twelve months.

With respect to the remaining MidSouth business (design, fabrication, and service), the employee who purchased the installation business and related assets in July 2002, Jerry Dunlap, acquired the stock of MidSouth effective March 31, 2003 after Tice assumed the MidSouth secured debt to two financial institutions and advanced $209,000 of working capital to MidSouth. Payment of these amounts satisfied amounts owed by Tice, TES, and LandOak to MidSouth of $385,682. MidSouth executed a note to Tice in the amount of $209,000 which is secured by MidSouth’s assets. The note bears interest at 6%. Payments will be made over two years beginning on January 1, 2004 based on five-year amortization with all remaining principal and interest due at the end of twenty-four months. The $209,000 note made by MidSouth (with accrued interest of $9,405) has been sold to Pat Martin, a director and shareholder of Tice, in exchange for a reduction of $218,405 of Tice’s debt to Mr. Martin. Tice is prohibited from competing with MidSouth or hiring any MidSouth employees for five years from the date of closing.

As described above, MidSouth has been operating at a loss and A-G Tech required that Tice divest itself of its MidSouth subsidiary in connection with the acquisition. Management believes that the approximately $2,000,000 which will have been received in notes, cash and assumption of liabilities upon the consummation of the sale of a portion of the assets of MidSouth and the stock of MidSouth is a fair price as MidSouth has been operating at a loss and management believes it would need additional capital to continue and become profitable. With the proposed acquisition of A-G Tech, management believes that Tice’s capital and the efforts of its management should be focused on the new business.

Tice did not obtain a fairness opinion. However, the sale of the NSA assets to Mr. West, Tice’s President, and his partner, was negotiated by Mr. Martin (a director of Tice) and Mr. Camp (the Chief Financial Officer of Tice at the time) on behalf of Tice and Mr. West abstained from voting on the proposal at the board of director’s meeting at which it was considered. The remaining directors approved the transaction. The entire board of directors voted on the sale to Mr. Dunlap and the pending sale of the stock. Management was not able to find a buyer for the entire company and believes that the three transactions offered a reasonable alternative.

The Board of Directors has adopted resolutions describing the proposed sales, declaring their advisability, and directing that such resolutions be submitted to the shareholders for ratification at the Meeting.

Approval of the sale of MidSouth requires that at least 11,761,665 shares (a majority of the outstanding common shares of all classes of Tice) be voted to ratify the sales. The Board of Directors recommends a vote “FOR” the approval of Item 5.

ITEM 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Coulter & Justus, P.C. as Tice’s independent auditors for the fiscal year ending March 31, 2004. The Board recommends that shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Coulter & Justus, P.C. will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of Tice’s annual financial statements for the 2003 and 2002 fiscal years and the review of the financial statements included in Tice’s Forms 10-QSB for such fiscal years were $93,000 and $63,000, respectively.

Audit-Related Fees

During fiscal year 2003, Tice paid Coulter & Justus, P.C. $11,545 in audit-related fees for services performed in connection with the preparation of Tice’s Proxy Statement. There were no fees paid for audit-related services in fiscal year 2002.

Tax Fees

In fiscal years 2003 and 2002, Tice paid Coulter & Justus, P.C. $19,257 and $20,932, respectively, in fees for tax advice and planning services.

All Other Fees

Other than those fees described above, Tice did not pay its auditors any other fees in fiscal years 2003 and 2002.

The Board of Directors has considered whether the services described above for which Tice’s independent auditors received fees are compatible with accountant independence and has determined that they are.

The Board recommends that the shareholders vote “FOR” ratification of the appointment of Coulter & Justus, P.C. as Tice’s independent auditors for the fiscal year ending March 31, 2004.

Shareholder Proposals For The Next Annual Meeting

Shareholder proposals intended to be presented at, and included in Tice’s proxy statement and proxy related to, the Annual Meeting of Shareholders following the one to which this Proxy Statement relates must be in writing and received by Tice a reasonable time before Tice begins to print and mail the proxies for such meeting at its principal executive offices after the acquisition of A-G Tech which are expected to be located at 924 Corridor Park Blvd., Knoxville, Tennessee 37922. Shareholder proposals intended to be presented at, but not included in Tice’s proxy statement and proxy for, that meeting must be received by Tice a reasonable time prior to the meeting, at the foregoing address; otherwise, those persons named in the proxy for the meeting may use the discretionary authority granted in the proxy to vote on any such proposals. It is suggested that such proposals be submitted by Certified Mail – Return Receipt Requested.

Other Matters

Management knows of no other matters to be brought up at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Incorporation By Reference

Form 10-KSB of Tice Technology, Inc. for the year ended March 31, 2003 is incorporated by reference and is included with this proxy statement in the mailing to shareholders.

Dated: February 1, 2004

Appendix A	–	Unaudited Financial Statements of LandOak Company, Inc.

Appendix B	–	Unaudited Financial Statements of MidSouth Sign Company, Inc.

Appendix C	–	Form 10-QSB of Tice Technology, Inc. for the six months ended September 30, 2003

Appendix D	–	Financial Statements of Atmospheric Glow Technologies, LLC

Appendix E	–	Unaudited Pro Forma Financial Statements - Tice Technology, Inc. and Atmospheric Glow Technologies, LLC

Appendix F	–	Copies of First Amendment to the University of Tennessee Research Corporation and Atmospheric Glow Technology, LLC License Agreement and the License Agreement

Appendix A

LandOak Company, Inc.

Financial Statements

LandOak Company, Inc.

Balance Sheet

(unaudited)

	September 30, 2003	March 31, 2003
Assets
Current assets:
Cash	$16,884	$60,381
Trade accounts receivable	118,556	71,192
Current portion of financing notes receivable	108,078	126,715
Vehicles held for sale, net	167,048	327,816
Advances to affiliates	628,293	626,095
Prepaid expenses and other assets	106	7,488

Total current assets	1,038,965	1,219,687
Financing notes receivable	—	12,105

Total assets	$1,038,965	$1,231,792

Liabilities and stockholder’s deficit
Current liabilities:
Accounts payable	$155,273	$158,018
Accrued expenses	6,094	6,405
Current portion of long-term debt	1,395,214	1,501,528
Current portion of capital lease obligations	15,315	14,494
Note payable to related parties	1,300,000	1,300,000

Total current liabilities	2,871,896	2,980,445
Capital lease obligations, less current portion	23,838	30,466

Total liabilities	2,895,734	3,010,911
Stockholder’s deficit	(1,856,769)	(1,779,119)

Total liabilities and stockholder’s deficit	$1,038,965	$1,231,792

See accompanying Notes to Unaudited Condensed Financial Statements.

LandOak Company, Inc.

Statements of Operations

(unaudited)

	Six Months Ended September 30,
	2003	2002
Rental and lease revenue	$67,660	$310,838
Cost of rental and lease revenues	9,516	361,820
General and administrative expenses	113,884	103,127

Operating expenses	123,400	464,947
Operating loss	(55,740)	(154,109)
Other (income) expenses:
Interest expense	27,165	60,123
(Gain) or loss on disposal of fixed assets	(5,571)	8,377

Net other expenses	21,594	68,500

Net loss	$(77,334)	$(222,609)

See accompanying Notes to Unaudited Condensed Financial Statements.

LandOak Company, Inc.

Statements of Cash Flows

(unaudited)

	Six Months Ended September 30,
	2003	2002
Net cash flow used in operating activities	$(55,492)	$(122,167)
Investing activities
Proceeds from sale of property, plant and equipment	95,571	945,632
Payments received on financing notes receivable	30,743	88,858
Payments received on advances to related entities	—	15,747
Advances to related entities	(2,198)	—

Net cash provided by investing activities	124,116	1,050,237
Financing activities
Principal payments on notes payable and long-term debt	(106,314)	(971,410)
Principal payments on capital lease obligations	(5,807)	(7,090)

Net cash used by financing activities	(112,121)	(978,500)

Net decrease in cash	(43,497)	(50,430)
Cash at beginning of period	60,381	72,545

Cash at end of period	$16,884	$22,115

See accompanying Notes to Unaudited Condensed Financial Statements.

LandOak Company, Inc.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

1.	Significant Accounting Policies and Basis of Presentation

Organization

LandOak Company, Inc. (the “Company”) provides vehicle rental and leasing services and brokered equipment leasing services mainly in the East Tennessee area. The Company is a 100% owned subsidiary of Tice Technology, Inc. (“Tice”).

Effective January 1, 2001, Tice LOC, Inc. purchased all assets and assumed certain liabilities of LandOak Company, LLC (the “Predecessor Company”) in exchange for 8,000,000 shares of restricted common stock of Tice Technology, Inc., valued at $1,680,000. Tice LOC, Inc. did not assume the investor notes, the related accrued interest on these notes and related party advances which totaled $26,822,548. The acquisition was accounted for by the purchase method.

These financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the six-month period ended September 30, 2003 are not necessarily indicative of the results which may be expected for the year ended March 31, 2004. The condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the financial statements of the Company as of and for the year ended March 31, 2003.

Recognition of Losses on Receivables

Accounts are reviewed at least quarterly. The allowance for bad debts on trade and notes receivable reflects management’s best estimate of probable losses, including specific allowances for known troubled accounts. All accounts deemed to be uncollectible are written off to the allowance for losses.

Notes Payable

The Company’s completed a modification to its loan agreement with a financial institution. The modification extended a $400,000 principal payment due date to December 31, 2003. In December 2003, the Company consummated an agreement with the financial institution and two of the Company’s directors and guarantors of the loan whereby the Company was removed from its obligation with the financial institution, one director and guarantor paid $400,000 on behalf of the Company and was removed as a guarantor, another director and guarantor paid $400,000 in the form of a personal note, and the financial institution forgave the balance of the loan resulting in a gain to the Company of approximately $600,000. The two directors have been issued 6% notes payable in the amount of $400,000 each in exchange for the removal of the Company from the obligation of the financial institution.

Discontinued Operations

During fiscal year 2002, Tice discontinued operations of the Company and began pursuing opportunities to sell the Company.

LandOak Company, Inc.

Balance Sheet

(Unaudited)

March 31, 2003
Assets
Current assets:
Cash	$60,381
Trade accounts receivable	71,192
Current portion of financing notes receivable	126,715
Vehicles held for sale, net of accumulated depreciation of $342,591 at March 31, 2003	327,816
Advances to affiliates	626,095
Prepaid expenses and other assets	7,488

Total current assets	1,219,687
Financing notes receivable	12,105

Total assets	$1,231,792

Liabilities and stockholder’s deficit
Current liabilities:
Accounts payable	$158,018
Accrued expenses	6,405
Current portion of long-term debt	1,501,528
Current portion of capital lease obligations	14,494
Note payable to related parties	1,300,000

Total current liabilities	2,980,445
Capital lease obligations, less current portion	30,466

Total liabilities	3,010,911
Stockholder’s deficit
Common Stock	1,680,000
Accumulated deficit	(3,459,119)

Total stockholder’s deficit	(1,779,119)

Total liabilities and stockholder’s deficit	$1,231,792

See accompanying Notes to Unaudited Financial Statements.

LandOak Company, Inc.

Statements of Operations

(Unaudited)

	Year Ended March 31,
	2003	2002
Rental and lease revenue	$413,930	$2,101,306
Cost of rental and lease revenues	498,269	2,205,884
General and administrative expenses	464,054	565,936

Operating expenses	962,323	2,771,820
Operating loss	(548,393)	(670,514)
Other (income) expenses:
Interest expense	102,260	326,117
Write down of property and equipment	32,470	135,725
Write off of goodwill	—	1,335,877
Other	—	(62,787)

Net other expenses	134,730	1,734,932

Net loss	$(683,123)	$(2,405,446)

See accompanying Notes to Unaudited Financial Statements.

LandOak Company, Inc.

Statement of Stockholder’s Deficit

(Unaudited)

	Common Stock		Stockholder’s Deficit
	Shares	Amount
Balance at April 1, 2001	8,000,000	$1,680,000	$(370,550)
Net loss			(2,405,446)

Balance at March 31, 2002	8,000,000	1,680,000	(2,775,996)
Net loss			(683,123)

Balance at March 31, 2003	8,000,000	$1,050,000	$(3,459,119)

See accompanying Notes to Unaudited Financial Statements.

LandOak Company, Inc.

Statements of Cash Flows

(Unaudited)

	Year Ended March 31,
	2003	2002
Operating activities
Net loss	$(683,123)	$(2,405,446)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Depreciation and amortization	301,663	1,191,631
Provision for losses on receivables	291,905	145,000
Loss on disposal of property and equipment	32,470	3,978
Write down of property and equipment	—	131,746
Loss from goodwill write-off	—	1,335,877
Changes in operating assets and liabilities:
Trade accounts receivable	(230,947)	10,981
Prepaid expenses and other current assets	25,225	7,293
Accounts payable and accrued liabilities	(104,280)	(28,726)
Other liabilities	(27,957)	(6,649)

Net cash (used) provided by operating activities	(395,044)	385,685
Investing activities
Proceeds from sale of property, plant and equipment	1,266,082	3,670,574
Payments received on financing notes receivable	232,583	80,333
Purchases of property, plant and equipment	—	(1,679,676)
Advances to related entities	(52,573)	(533,700)

Net cash provided by investing activities	1,446,092	1,537,531
Financing activities
Proceeds from notes payable and long-term debt	—	450,873
Proceeds from notes payable to related parties	800,000	500,000
Net change in escrow account	—	175,471
Principal payments on notes payable and long-term debt	(1,849,528)	(3,051,097)
Principal payments on capital lease obligations	(13,684)	(11,005)

Net cash used by financing activities	(1,063,212)	(1,935,758)

Net decrease in cash	(12,164)	(12,542)
Cash at beginning of year	72,545	85,087

Cash at end of year	$60,381	$72,545

Supplemental disclosure of cash flow information:

The Company made interest payments totaling $76,000 and $48,888 during the years ended March 31, 2002 and 2003, respectively.

See accompanying Notes to Unaudited Financial Statements.

LandOak Company, Inc.

Notes to Unaudited Financial Statements

1.	Significant Accounting Policies and Basis of Presentation

Organization

LandOak Company, Inc. (the “Company,” formerly Tice LOC, Inc.), provides vehicle rental and leasing services and brokered equipment leasing services mainly in the East Tennessee area. The Company is a 100% owned subsidiary of Tice Technology, Inc. (“Tice”).

Effective January 1, 2001, Tice LOC, Inc. purchased all assets and assumed certain liabilities of LandOak Company, LLC (the “Predecessor Company”) in exchange for 8,000,000 shares of restricted common stock of Tice valued at $1,680,000 based on the closing price of the shares on December 31, 2003. Tice LOC, Inc. did not assume the investor notes, the related accrued interest on these notes and related party advances which totaled $26,822,548. The acquisition was accounted for by the purchase method.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less as cash equivalents.

Trade Accounts Receivable

Trade receivables represent receivables generated from the Company’s rental and leasing operations. The Company does not require collateral from its customers related to these receivables.

Vehicles Held for Sale

Vehicles held for sale consist of vehicles previously used in the Company’s rental and leasing operations, which the Company expects to sell in 2004. Management feels the carrying value of these vehicles approximates their fair value.

Revenue Recognition and Deferred Revenue

The Company recognizes revenue at the time the related services are rendered.

Advertising Costs

Advertising costs are expensed as incurred.

LandOak Company, Inc.

Notes to Unaudited Financial Statements (continued)

1.	Significant Accounting Policies and Basis of Presentation (continued)

Goodwill

The Company was formed January 1, 2000 and acquired all the assets and certain liabilities of the Predecessor Company. In connection with this acquisition, the Company recorded goodwill of $1,467,999.

The Company’s policy is to evaluate the excess of cost over the net assets of businesses acquired based on an evaluation of such factors as the environment in which the business operates or if the expected net flows (undiscounted and without interest) would become less than the carrying amount of the assets. An impairment loss would be recorded in the period such determination is made based on the fair market value of the related businesses. Due to the operating losses incurred during fiscal 2002, the decision to sell the Company, management recognized the impairment of goodwill. As a result, the Company wrote off the entire carrying value of goodwill net of accumulated amortization as of March 31, 2002 and recognized losses of $1,335,877.

Impairment of Long-Lived Assets

The Company follows the provisions of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which (i) requires that long-lived assets to be held and used be reviewed for impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable, (ii) requires that long-lived assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell, and (iii) provides guidelines and procedures for measuring impairment losses that are different from previously existing guidelines and procedures in that recoverability is assessed based on estimates of undiscounted expected future cash flows of the asset being evaluated. Management believes that such impairment has been incurred and as of March 31, 2003, all long-lived assets have either been disposed of or have zero fair value.

Income Taxes

Taxable income or net operating losses of the Company are included in the consolidated Federal income tax returns filed by Tice, the parent company. Current federal income tax expense or benefit represents the amount which would have been recorded had a separate return been filed by the Company to the extent actual tax expense or benefit has been realized by Tice in accordance with the tax sharing policy of the parent.

LandOak Company, Inc.

Notes to Unaudited Financial Statements (continued)

1.	Significant Accounting Policies and Basis of Presentation (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.	Leases with Company as Lessor

LandOak’s short-term and long-term vehicle leases are accounted for as operating leases. These leases generally have terms of between seven and forty-eight months. At March 31, 2003, the carrying amount of vehicles used in the rental and leasing operations (excluding vehicles held for sale) was $217,368 (net of accumulated depreciation of $214,550).

As of March 31, 2003, future minimum lease payments to be received under these leases were as follows:

2004	$90,387
2005	60,895
2006	30,633

Total	$181,915

3.	Financing Notes Receivable

Financing notes receivable are generated from the Company’s sale and financing of vehicles that are no longer used in its rental and leasing operations. These notes generally have terms of up to forty-eight months and bear interest at annual rates of between 15% and 21%. These notes are secured by the vehicles that are sold.

4.	Notes Payable to Related Parties

At March 31, 2003, the Company has a note payable in the amount of $1,300,000 to related parties. The note is payable to two directors of Tice and the Company; interest at 6%; principal and interest due January 2004; convertible at the option of the holders into Tice Common Shares at $0.07 per share, subject to the approval of additional authorized shares by the shareholders of Tice.

LandOak Company, Inc.

Notes to Unaudited Financial Statements (continued)

5.	Notes Payable

The Company has a $1,501,528 note payable to a financial institution; due March 2001 and extended to June 2003 by a loan modification agreement in January 2003; principal reductions of $100,000 in March 2003, and $400,000 in June 2003. If these payments are made and two directors execute a $400,000 promissory note to the financial institution, then the remaining unpaid principal balance of approximately $600,000 shall be forgiven by the financial institution. Interest due monthly at the LIBOR rate plus 2.3% (3.64% at March 31, 2003); collateralized by certain vehicles and leases; guaranteed by two directors of the Company. The Company has not made the June 2003 principal payment and the financial institution has waived default for non-payment until December 31, 2003.

6.	Lease Obligations

The Company leases certain equipment under an agreement that is classified as a capital lease. This agreement, which was entered into in 2001, expires in 2006. According to the terms of the agreements, the Company is required to pay all maintenance and insurance costs. The Company incurred interest expense related to this lease totaling $8,603 and $7,558 during the years ended March 31, 2002 and 2003, respectively.

The Company also leases certain equipment and office space under operating agreements which expire in 2004. The Company also leases office space from a company under common control on a month to month basis for $3,500 per month. Total lease and rental expense under all operating leases for the years ended March 31, 2002 and 2003, was $169,383 and $71,792, respectively.

Future minimum payments for leases, by year and in the aggregate, consist of the following as of March 31, 2003:

	Operating	Capital
2004	$5,353	$19,608
2005	—	19,608
2006	—	14,706

Total minimum lease payments	$5,353	53,922

Amount representing interest		(8,962)

Present value of minimum lease payments (including $14,494 classified as current)		$44,960

Assets under this capital lease agreement are no longer used in operations and were written off in fiscal 2003.

The Company is contingently liable on a phone lease that has been transferred to, but not formally assumed by, a third party. As of March 31, 2003, the amount of the contingent liability was $10,500. Future minimum payments under this lease are not included above.

LandOak Company, Inc.

Notes to Unaudited Financial Statements (continued)

7.	Commitments and Contingencies

The Company is subject to claims in the ordinary course of business. Management believes the ultimate resolution of these matters will have no material impact on the financial position, results of operations or cash flows of the Company.

8.	Significant Matter

During fiscal year 2002, Tice discontinued operations of the Company and began pursuing opportunities to sell the Company.

Appendix B

MidSouth Sign Company, Inc.

Financial Statements

March 31, 2003

MidSouth Sign Company, Inc.

Balance Sheet

(Unaudited)

March 31, 2003
Assets
Current assets:
Cash	$19,957
Trade accounts receivable, net of allowance for doubtful accounts of $20,294	287,874
Inventories:
Raw materials	33,981
Work in process	38,090
Finished goods	58,867

Total inventories	130,938
Advances to related parties	73,164
Prepaid expenses and other assets	87,982
Note receivable	83,579

Total current assets	683,494
Property, plant and equipment:
Machinery and equipment	90,941
Furniture, fixtures and equipment	217,414
Automobiles	48,000

Total property, plant and equipment	356,355
Less accumulated depreciation and amortization	118,814

Net property, plant and equipment	237,541
Note receivable	40,000

Total assets	$961,035

March 31, 2003
Liabilities and stockholder’s deficit
Current liabilities:
Outstanding checks in excess of bank balance	$30,063
Accounts payable	625,571
Accrued expenses	125,205
Current portion of long-term debt	423,575
Current portion of capital lease obligations	6,089

Total current liabilities	1,210,503
Long-term debt, less current portion	10,668

Total liabilities	1,221,171
Stockholder’s deficit
Common Stock	1,050,000
Accumulated deficit	(1,310,136)

Total stockholder’s deficit	(260,136)

Total liabilities and stockholder’s deficit	$961,035

See accompanying Notes to Unaudited Financial Statements.

MidSouth Sign Company, Inc.

Statements of Operations

(Unaudited)

	Year Ended March 31,
	2003	2002
Net sales	$3,073,189	$5,474,090
Cost of sales	2,789,379	5,067,524

Gross profit	283,810	406,566
General and administrative expenses	724,078	1,186,370

Operating loss	(440,268)	(779,804)
Other (income) expenses:
Interest expense	48,126	76,375
(Gain) loss from disposal of assets	(297,303)	289,859
Write off of goodwill	—	102,303
Other	—	(53,251)

Net other (income) expenses	(249,177)	415,286

Net loss	$(191,091)	$(1,195,090)

See accompanying Notes to Unaudited Financial Statements.

MidSouth Sign Company, Inc.

Statement of Stockholder’s Deficit

(Unaudited)

	Common Stock		Stockholder’s Deficit
	Shares	Amount
Balance at April 1, 2001	5,000,000	$1,050,000	$76,045
Net loss			(1,195,090)

Balance at March 31, 2002	5,000,000	$1,050,000	$(1,119,045)
Net loss			(191,091)

Balance at March 31, 2003	5,000,000	$1,050,000	$(1,310,136)

See accompanying Notes to Unaudited Financial Statements.

MidSouth Sign Company, Inc.

Statements of Cash Flows

(Unaudited)

	Year Ended March 31,
	2003	2002
Operating activities
Net loss	$(191,091)	$(1,195,090)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Depreciation and amortization	80,747	145,600
(Gain) loss on disposal of property and equipment	(297,303)	289,859
Loss from goodwill write-off	—	102,303
Changes in operating assets and liabilities:
Trade accounts receivable	106,788	680,804
Costs and estimated earnings in excess of billings on uncompleted contracts	29,101	187,967
Inventories	72,800	(14,138)
Prepaid expenses and other current assets	(87,982)	26,496
Accounts payable and accrued liabilities	(72,167)	158,713
Other liabilities	(222,470)	17,244

Net cash (used) provided by operating activities	(581,577)	399,758
Investing activities
Proceeds from sale of property, plant and equipment	450,000	4,500
Purchases of property, plant and equipment	(34,640)	(115,195)
Payments received on note receivable	55,921	—
Issuance of note receivable	(40,000)	—
Additions to goodwill	—	(35,402)

Net cash provided (used) by investing activities	431,281	(146,097)
Financing activities
Proceeds from notes payable and long-term debt	122,199	87,207
Proceeds from capital lease obligations	—	10,168
Proceeds from notes payable to related parties	128,000	25,000
Payments from (advances to) related parties	278,427	(296,841)
Principal payments on notes payable and long-term debt	(281,683)	(78,706)
Principal payments on notes payable to related parties	(42,497)	(30,803)
Principal payments on capital lease obligations	(45,850)	(35,590)

Net cash provided (used) by financing activities	158,596	(319,565)

Net increase (decrease) in cash	8,300	(65,904)
Cash at beginning of year	11,657	77,561

Cash at end of year	$19,957	$11,657

Supplemental disclosure of cash flow information:

The Company made interest payments totaling approximately $76,000 and $49,000 during the years ended March 31, 2002 and 2003, respectively.

During 2003, the Company sold assets of its Install division totaling $129,243 in exchange for a note receivable of $139,500. A gain of $10,257 was recognized on the transaction.

During 2003, the Company sold its NSA division. The purchaser assumed $662,285 of payables and debt in exchange for $375,239 of assets. A gain of $287,046 was recognized on the transaction.

See accompanying Notes to Unaudited Financial Statements.

MidSouth Sign Company, Inc.

Notes to Unaudited Financial Statements

1.	Significant Accounting Policies and Basis of Presentation

Organization

MidSouth Sign Company, Inc. (“the Company”), provides sign fabrication, installation and service products to commercial customers and provides program and project management services and signage surveys through its National Survey Associates division. The Company is a 100% owned subsidiary of Tice Technology, Inc. (“Tice”).

On March 31, 2003, Tice sold the stock of MidSouth to a former employee. These financial statements present the financial position of the Company just prior to that disposition.

Effective January 1, 2001, Tice MSS, Inc. purchased all assets and certain liabilities of MidSouth Sign Company, LLC (the “Predecessor Company”), with the exception of $1,635,500 of the notes payable to members and certain liabilities in excess of amounts stipulated in the purchase agreement in exchange for 5,000,000 shares of the restricted common stock of Tice. The exchanged stock was valued at $1,050,000, based on the closing price of the shares on December 31, 2000. The acquisition was accounted for by the purchase method.

Revenue and Cost Recognition

The Company recognizes sales and related expenses on the date the sign is installed or when product title otherwise passes to the customer.

Trade Accounts Receivable

Accounts receivable are unsecured and due under stated terms. Credit risk with respect to accounts receivable is subject to the financial security of each customer. The Company does not require collateral.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less as cash equivalents.

Inventories

Inventories are valued at the lower of cost or market with cost being determined on the first-in, first-out (“FIFO”) method.

MidSouth Sign Company, Inc.

Notes to Unaudited Financial Statements (continued)

1.	Significant Accounting Policies and Basis of Presentation (continued)

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Routine maintenance and repairs that do not improve or extend the lives of the related assets are charged to expense as incurred while major renewals and betterments are capitalized.

Goodwill

The Company was formed January 1, 2000 and acquired all the assets and certain liabilities of the Predecessor Company. In connection with this acquisition, the Company recorded goodwill of $79,338. During fiscal year 2002, the Company recorded an additional $35,402 of goodwill representing additional liabilities that were assumed by the Company under the asset purchase agreement.

The Company’s policy is to evaluate the excess of cost over the net assets of businesses acquired based on an evaluation of such factors as the environment in which the business operates or if the expected net cash flows (undiscounted and without interest) would become less than the carrying amount of the assets. An impairment loss would be recorded in the period such determination is made based on the fair market value of the related businesses. Due to the operating losses incurred during fiscal 2002 and the decision to sell the Company, management recognized the impairment of goodwill. As a result, the Company wrote off the entire carrying value of goodwill net of accumulated amortization as of March 31, 2002 and recognized losses of $102,303.

Impairment of Long-Lived Assets

The Company follows the provisions of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which (i) requires that long-lived assets to be held and used be reviewed for impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable, (ii) requires that long-lived assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell, and (iii) provides guidelines and procedures for measuring impairment losses that are different from previously existing guidelines and procedures in that recoverability is assessed based on estimates of undiscounted expected future cash flows of the asset being evaluated. Management believes that such an impairment has been incurred.

MidSouth Sign Company, Inc.

Notes to Unaudited Financial Statements (continued)

1.	Significant Accounting Policies and Basis of Presentation (continued)

Income Taxes

Taxable income or net operating losses of the Company are included in the consolidated Federal income tax returns filed by Tice, the parent company. Current federal income tax expense or benefit represents the amount which would have been recorded had a separate return been filed by the Company to the extent actual tax expense or benefit has been realized by Tice in accordance with the tax sharing policy of the parent.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.	Sale of Building and Note Receivable

In April 2002, the Company sold its land and building. The March 31, 2002 values of land and building were written down to reflect the proceeds received on the sale and the Company took write-down losses of $205,812 on the building and $77,000 on the land during fiscal 2002. Related to this transaction the Company issued a $40,000 non-interest bearing note receivable due April 1, 2006.

3.	Notes Payable

Revolving line of credit from a financial institution up to $200,000; due on demand; interest at the institution’s prime rate plus 2% (6.25% at March 31, 2003) payable monthly; collateralized by substantially all of the Company’s assets excluding real property; guaranteed by two directors of the Company.	$199,986

Note payable to a financial institution; due July interest at the institution’s prime rate plus 1.75% thereafter (6% at March 31, 2003); collateralized by substantially all of the Company’s assets excluding real property; guaranteed by two of the Company’s directors.	172,513

Note payable to a financial institution due July 2003; monthly principal and interest payments of $4,006; interest accrued at 12%; collateralized by certain equipment.	30,650

Other notes payable	31,094

Total	434,243
Less current portion	423,575

Notes payable, less current portion	$10,668

MidSouth Sign Company, Inc.

Notes to Unaudited Financial Statements (continued)

3.	Notes Payable (continued)

Principal maturities of notes payable are as follows:

2004	$423,575
2005	7,871
2006	2,797

Total	$434,243

4.	Lease Obligations

The Company leases a piece of equipment under agreement that is classified as a capital leases. This agreement expires in 2004. According to the terms of the agreement, the Company is required to pay all maintenance and insurance costs. The Company incurred interest expense related to this lease and other leases totaling $9,447 and $3,423 during the year ended March 31, 2002 and 2003, respectively.

The Company also leases various equipment and office space under operating agreements which expire in 2003 through 2007. The Company leases vehicles from a company, related through common ownership, under operating leases. Lease payments to the related company for the years ended March 31, 2002 and 2003 were approximately $5,000 each year. Total lease and rental expense under operating leases for the year ended March 31, 2002 and 2003, was $72,480 and $90,522, respectively.

Future minimum payments for leases, by year and in the aggregate, consist of the following as of March 31, 2003:

	Operating		Capital
	Related Party	Other
2004	$3,145	$83,734	$6,336
2005	3,145	73,480	—
2006	3,145	70,258	—
2007	1,840	60,357	—

Total minimum lease payments	$11,275	$287,829	6,336

Amount representing interest			(247)

Present value of minimum lease payments (including $48,425 classified as current)			$6,089

At March 31, 2003, the Company had machinery and equipment with a cost of $25,949 and accumulated amortization of $17,604 under capital leases. Amortization on these assets, computed by the straight-line method over the life of the asset, is included in depreciation and amortization expense.

MidSouth Sign Company, Inc.

Notes to Unaudited Financial Statements (continued)

5.	Retirement Plan

During 2000, the Company began a Savings Incentive Match Plan for Employees of Small Employers (Simple) (the “Plan”) covering employees that receive at least $5,000 in compensation for the calendar year and at least $1,000 in compensation during any preceding calendar year. Employees may contribute up to $6,000 to the Plan. The Company contributes a matching contribution equal to the employee’s contributions up to a limit of 3% of the employee’s compensation for the year, subject to certain restrictions. All contributions are fully vested and nonforfeitable. The Company’s expense related to the Plan was $41,578 and $20,480 during the years ended December 31, 2002 and 2003, respectively.

6.	Major Customers

The Company had two customers that represented 16% and 15%, respectively, of the Company’s consolidated product and service revenues during the year ended March 31, 2002 and one customer that represented 10% of the Company’s consolidated product and service revenues during the year ended March 31, 2003.

7.	Commitments and Contingencies

The Company is subject to claims in the ordinary course of business. Management believes the ultimate resolution of these matters will have no material impact on the financial position, results of operations or cash flows of the Company.

8.	Sale of Company

During fiscal year 2002, Tice management made the decision to divest itself of the Company. On July 1, 2002 the Company sold the installation division to a former employee for a note receivable of $139,500 due in installments with full payment due within one year (balance at March 31, 2003 of $83,579). The Company recognized a $10,257 gain on this sale of fixed assets with a net book value of $129,243. Additionally, the Company sold the surveying division to an entity owned by Charles R. West (Tice’s President and CEO) and an unrelated person on August 1, 2002. In this transaction the purchaser assumed $662,285 in accounts payable, notes payable and accrued liabilities in exchange for $375,239 of accounts receivable, other assets and fixed assets. The Company recognized a $287,046 gain on this sale.

Appendix C

Tice Technology, Inc.

Form 10-QSB

September 30, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB

QUARTERLY REPORT UNDER SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2003

Commission File Number 333-11591

Tice Technology, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	62-1647888
(State of incorporation)	(IRS Employer Identification Number)

10267 Kingston Pike

Knoxville, Tennessee 37922

(Address of principal executive offices)

(865) 531-0000

(Issuer’s telephone number)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

The number of shares outstanding of each of the registrant’s classes of common stock on October 15, 2003 was 22,773,329 Common Shares, 750,000 Class B Common Shares and 0 Class D Common Shares.

Transitional Small Business Disclosure Format: Yes ☐ No ☒

Exhibit Index at page 24.

PART 1 – FINANCIAL INFORMATION

Item 1.	Financial Statements.

Tice Technology, Inc. & Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2003	March 31, 2003 (1)
	(unaudited)
Assets
Cash and cash equivalents	$5,478	$11,003
Accounts receivable, net	—	30,178
Advances to Atmospheric Glow Technologies, LLC	2,687,500	2,322,500
Assets of discontinued operations	369,866	593,591

Total current assets	3,062,844	2,957,272
Restricted cash	—	50,000
Note receivable	209,000	209,000
Patents, net	151,765	154,784
Other assets	—	2,722
Assets of discontinued operations	—	12,105

Total assets	$3,423,609	$3,385,883

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

(1)	The March 31, 2003 Condensed Consolidated Balance Sheet was derived from the audited balance sheet for the year then ended.

3

	September 30, 2003	March 31, 2003 (1)
	(unaudited)
Liabilities and Stockholders’ Deficit
Current portion of notes payable	$4,102,616	$4,328,659
Current portion of notes payable to related parties	1,056,250	926,250
Accounts payable	279,487	161,382
Accrued liabilities	557,782	455,954
Liabilities of discontinued operations	2,871,896	2,980,444

Total current liabilities	8,868,031	8,852,689
Notes payable to related parties, less current portion	565,721	—
Liabilities of discontinued operations	23,837	30,466

Total liabilities	9,457,589	8,883,155
Stockholders’ deficit	(6,033,980)	(5,497,272)

Total liabilities and stockholders’ deficit	$3,423,609	$3,385,883

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

(1)	The March 31, 2003 Condensed Consolidated Balance Sheet was derived from the audited balance sheet for the year then ended.

4

Tice Technology, Inc. & Subsidiaries

Condensed Consolidated Statements of Operations

	For the three months ended September 30,		For the six months ended September 30,
	2003	2002	2003	2002
	(unaudited)		(unaudited)
Operating revenues:
Royalties	$45,046	$30,174	$45,046	$60,348

Total operating revenues	45,046	30,174	45,046	60,348
Operating expenses:
Selling, general and administrative	109,176	175,551	225,557	376,464

Total operating expenses	109,176	175,551	225,557	376,464

Operating loss	(64,130)	(145,377)	(180,511)	(316,116)
Other expense:
Interest expense	(102,827)	(88,592)	(203,864)	(131,879)
Other expense	—	—	—	(50,000)

Net other expense	(102,827)	(88,592)	(203,864)	(181,879)

Loss from continuing operations before foreign taxes	(166,957)	(233,969)	(384,375)	(497,995)
Provision for foreign taxes	4,505	3,017	4,505	6,035

Loss from continuing operations	(171,462)	(236,986)	(388,880)	(504,030)
Discontinued operations net of applicable income taxes:
Loss from operations of discontinued subsidiaries	(65,337)	(179,501)	(153,399)	(549,622)
Gain (loss) from disposal of assets	(535)	288,925	5,571	288,925

Gain (loss) from discontinued operations	(65,872)	109,424	(147,828)	(260,697)

Net loss	$(237,334)	$(127,562)	$(536,708)	$(764,727)

Loss per share (basic and diluted):
Continuing operations	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Net loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.03)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

5

Tice Technology, Inc. & Subsidiaries

Condensed Consolidated Statements of Cash Flows

	For the six months ended September 30,
	2003	2002
	(unaudited)
Net cash flows used by operating activities	$(221,962)	$(1,483,028)
Cash flows from investing activities:
Purchases of property and equipment	—	(24,639)
Proceeds from disposal of property and equipment	100,585	1,550,326
Payments received on financing and other notes receivable	30,742	98,329
Advances to Atmospheric Glow Technologies, LLC	(365,000)	(1,809,000)
Decrease in (additions to) other assets	50,000	(40,000)

Net cash used by investing activities	(183,673)	(224,984)
Cash flows from financing activities:
Proceeds from notes payable and long-term debt	357,200	3,000,115
Proceeds from notes payable to related parties	775,500	1,871,250
Principal payments on notes payable to related parties	(79,779)	(131,609)
Principal payments on notes payable and long-term debt	(690,500)	(1,462,478)
Principal payments on capital lease obligations	(5,807)	(27,992)

Net cash provided by financing activities	356,614	3,249,286

Net (decrease) increase in cash and cash equivalents	(49,021)	1,541,274
Cash and cash equivalents, beginning of period	71,383	131,548

Cash and cash equivalents, end of period	$22,362	$1,672,822

Cash and cash equivalents – continuing operations	$5,478	$1,616,973
Cash and cash equivalents – discontinued operations	16,884	55,849

Cash and cash equivalents, end of period	$22,362	$1,672,822

See accompanying Notes to Unaudited Conden\sed Consolidated Financial Statements

6

Tice Technology, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

1.	Condensed Consolidated Financial Statements

The accompanying unaudited condensed consolidated financial statements of Tice Technology, Inc. & Subsidiaries (“Tice” or “the Company”) include the accounts of Tice Technology, Inc. (“TTI”) and its two wholly owned subsidiaries, Tice Engineering and Sales, Inc. (“TES”) and LandOak Company, Inc. (“LandOak”). The accounts of its former subsidiary, MidSouth Sign Company, Inc. (“MidSouth”), are included in the consolidated financial statements through the date of disposition (March 31, 2003). These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in complete financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three- and six-month periods ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ended March 31, 2004. The unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the audited financial statements of the Company as of and for the period ended March 31, 2003.

2.	Royalty Revenue

In prior years royalty income was not a significant portion of the Company’s income and the amount earned was estimated each month and any adjustments required were entered semiannually when the actual royalty sales were reported to the Company. Subsequent to the disposition of the operating subsidiaries, coupled with the recent fluctuations in royalty sales, management has reevaluated this recording process and decided to only recognize revenue when the actual sales royalty report is received and the revenue is fixed and determinable.

3.	Stock-Based Compensation

The Company accounts for its stock-based employee compensation plans under the recognition and measurement principals of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. For the periods presented, no stock-based employee compensation cost is reflected in net earnings, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. For the quarter ended September 30, 2003, there would have been no effect on net earnings and earnings per common share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation -

7

Notes to Condensed Consolidated Financial Statememts(unaudited), continued

3.	Stock Based Compensation, continued

Transaction and Disclosure - an Amendment of FASB Statement No. 123,” to stock-based employee compensation.

4.	Effect of New Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), which clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is applicable immediately for variable interest entities created after January 31, 2003. For variable interest entities created prior to January 31, 2003, the position of FIN 46 are applicable no later than July 1, 2003. The Company does not expect this interpretation to have an effect on the Company’s consolidated financial statements.

5.	Dispositions and Discontinued Operations

During fiscal 2002, the Company discontinued the operations of its LandOak and MidSouth subsidiaries. The Company sold MidSouth’s installation and surveying divisions on July 1, 2002 and August 1, 2002, respectively. On March 31, 2003, the Company sold all the issued and outstanding stock of MidSouth.

Revenue and losses from discontinued operations, including gain or loss from disposal of assets related to discontinued operations, net of applicable income taxes, are as follows:

	Three months ended (amounts in thousands)
	September 30, 2003	September 30, 2002
	LandOak	LandOak	MidSouth	Total
Revenue	$30	$104	$792	$896
Gain (loss)	$(66)	$(110)	$219	$109

	Six months ended (amounts in thousands)
	September 30, 2003	September 30, 2002
	LandOak	LandOak	MidSouth	Total
Revenue	$68	$311	$1,799	$2,110
Loss	$(148)	$(223)	$(38)	$(261)

8

Notes to Unaudited Condensed Consolidated Financial Statememts, continued

5.	Dispositions and Discontinued Operations

Major classes of assets and liabilities of discontinued operations are as follows:

	(amounts in thousands)
	September 30, 2003	March 31, 2003
	LandOak	LandOak
Vehicles held for sale	$167	$328
Other current assets	203	266
Other long-term assets	—	12

Total assets of discontinued operations	$370	$606

Notes payable – current	$1,395	$1,502
Notes payable – related	1,300	1,300
Other current liabilities	177	179
Other long-term liabilities	24	30

Total liabilities of discontinued operations	$2,896	$3,011

6.	Recognition of Losses on Receivables

Accounts are reviewed at least quarterly. The allowance for bad debts on trade and notes receivable reflects management’s best estimate of probable losses, including specific allowances for known troubled accounts. All accounts deemed to be uncollectible are written off to the allowance for losses.

7.	Notes Payable and Long-Term Debt

Since March 31, 2003, the Company has issued $1,132,700 ($357,200 at 6%, $100,000 at 6% to a related party, $85,000 to a related party at 10% and $590,500 to a related party at 10%) of notes payable to individuals due December 31, 2003. Notes totaling $70,600 and $286,600 are convertible into Common Shares of the Company at the option of the note holders based on a conversion price of $0.07 and $0.11 per share, respectively (there are no conversion rights on the related party notes totaling $775,500); and interest will not accrue if the notes are converted. Since March 31, 2003, the Company has also repaid $79,779 of 10% notes payable to a related party and $590,500 of 10% notes payable to unrelated parties, and has made a $100,000 payment to a lending institution. The aforementioned notes were issued to provide operational financing, funds for debt retirement, and to make advances to Atmospheric Glow Technologies, LLC as described in greater detail in Note 10. Other notes previously issued, totaling $4,202,666 (including $876,250 to related parties), are convertible into Common Shares of the Company at the option of the note holders based on a conversion price of $0.07 per share; and interest will not accrue if the notes are converted. The conversion of both types of notes is conditioned on Tice amending its Certificate of Incorporation to authorize additional shares. The notes

9

Notes to Condensed Consolidated Financial Statememts(unaudited), continued

7.	Notes Payable and Long-Term Debt, continued

were originally due on June 25, 2003 and the maturity dates have been extended to December 31, 2003.

The Company’s LandOak subsidiary completed a modification to its loan agreement with a financial institution. The modification extended a $400,000 principal payment due date to December 31, 2003. If this payment plus interest is made and two of the Company’s directors and guarantors of the loan agree to replace an additional $400,000 of LandOak’s indebtedness with personal loans, then the financial institution will forgive the remaining balance of the debt, expected to be approximately $600,000.

The Company also completed a modification to its loan agreement with another financial institution whereby the due date on notes payable totaling approximately $372,500 was extended to November 15, 2003.

The Company had notes totaling $590,500 that matured June 25, 2003. The wife of a board member purchased the notes payable and accrued interest, and the due date of these notes was extended four years to 2007. The Company signed an agreement with the wife of the board member that all royalty payments received by the Company from its license agreement will be paid to her, applied first to accrued interest and the remaining amount, if any, to principle. These notes are collateralized by the patents to the Electronic Gearing Technology held by the Company.

8.	Loss per Share

Basic and diluted loss per share was computed by dividing net loss applicable to common stock by the weighted average common shares outstanding during each period. Potential common shares are not included in the computation of diluted per share amounts in periods when the Company reports a loss. There were no potentially dilutive common equivalent shares for the three- and six-month periods ended September 30, 2003 and 2002. Basic and diluted loss per share are the same for all classes of the Company’s common stock (thus they are not presented separately) because both have non-cumulative dividend rights of which none were available for distribution under the terms of the Certificate of Incorporation.

10

Notes to Unaudited Condensed Consolidated Financial Statememts, continued

8.	Loss per Share, continued

Following is a reconciliation of the numerators and denominators of the basic and diluted loss per share for the three- and six-month periods ended September 30, 2003 and 2002:

	For the three months ended September 30,		For the six months ended September 30,
	2003	2002	2003	2002
Loss:
Basic and diluted:
Loss available to common stockholders	$(237,334)	$(127,562)	$(536,708)	$(764,727)
Shares:
Basic and diluted:
Weighted average common shares outstanding	23,523,329	23,523,329	23,523,329	23,523,329

9.	Income Taxes

The provision for income taxes relates to foreign taxes on TES’s license fees and royalty income.

10.	Contingent Matters

In July 2002, the Company entered into a term sheet to acquire the assets of Atmospheric Glow Technologies, LLC (“A-G Tech”), including the commercialization and market rights held by A-G Tech to the patented Atmospheric Plasma technology. The term sheet, the term of which was extended to December 31, 2003, is non-binding except as to repayment, or conversion to equity, of funds advanced prior to closing and certain confidentiality and exclusivity provisions and is contingent on the execution of a definitive agreement. Under the term sheet, the Company is required to advance funds to A-G Tech to fund a stock redemption transaction and A-G Tech’s continuing operations until the closing of the acquisition. Since March 31, 2003, the Company has advanced $365,000 to A-G Tech to bring total advances to A-G Tech to $2,687,500. Additionally, as required under the term sheet and to fund the ongoing expenses of TTI, TES, and A-G Tech, since July 2002, the Company raised approximately $3.5 million in capital under a private placement memorandum and an additional amount of approximately $1 million in bridge funding from a related party. In doing so, the Company has issued convertible notes payable as more fully describe in Note 7. Additionally, the Company has guaranteed a note payable issued by A-G Tech in the amount of $225,000 that allowed A-G Tech to purchase testing equipment. The holder of the note has indicated its intent to convert, however, the Company would be required to perform under the guarantee if the transaction with A-G Tech is not consummated and A-G Tech fails to meet the terms of the note. This loan is convertible into Common Shares of the Company at a rate of $0.07 per share at the option of the holder of the note.

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Notes to Unaudited Condensed Consolidated Financial Statememts, continued

10.	Contingent Matters, continued

The Company is currently negotiating the sale of the stock of LandOak to certain directors of the Company.

11.	Continuing Operations

Under agreements by which it licenses patented technology to other manufacturers, TES expects to continue to earn royalties and possible additional licensing fees which have been pledged to secure debt of the Company.

As shown in the accompanying condensed consolidated financial statements, the Company’s cash flow from operations is not sufficient to fund the Company’s current business activities. Company losses have been funded through additional borrowings. The ability of the Company to continue as a going concern is dependent on management’s ability to develop profitable operations by discontinuing or divesting unprofitable businesses and acquiring businesses that are or will become profitable while maintaining adequate financing until such time as cash flow from operations is sufficient. Management believes that available cash and additional debt will be sufficient to meet expected operating requirements, including disposition and acquisition activities, over the near term. LandOak continues to liquidate its rental vehicle inventory and satisfying the related indebtedness. The Company is in negotiations and expects to sell the stock of LandOak as a condition of its agreement to acquire A-G Tech. The Company has substantially reduced its operating costs commensurate with its cessation of these operations.

The Company has entered into a term sheet, and subsequently amended such term sheet, to acquire A-G Tech, which management believes will provide the mechanism for the Company to secure future funding and to develop a profitable line of business. The Company is currently engaged in the process of raising new capital for the completion of the acquisition of A-G Tech, such funding to be completed in two phases. The first phase issuance of short-term convertible notes has provided short-term capital necessary to allow the Company to operate and meet its pre-closing obligations under the term sheet entered into with A-G Tech. The second phase, which is the issuance of the Company’s Common Shares through a private placement, is underway and is expected to be completed subsequent to December 31, 2003. The second phase is not a condition of closing of the A-G Tech transaction as agreed by both parties in the Amended Term Sheet. To provide interim funding for operations of A-G Tech and the Company while the second phase of raising capital is underway, the Company has committed to A-G Tech to secure a minimum of $675,000 of short term bridge funding. As of November 7, 2003, the Company has secured $575,000 of the $675,000 commitment, and expects to secure the balance of the bridge funding prior to December 31, 2003. Based on the successful results to date of the first phase of funding and its negotiations for the divestiture of LandOak, management is optimistic that the Company will raise the necessary capital and meet the other necessary conditions to complete the acquisition of A-G Tech. Management believes that these actions will lead to future profitability and positive cash flow such that the Company will be able to continue as a going concern.

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Item 2.	Management’s Discussion and Analysis or Plan of Operation.

Results of Operations

As discussed in Note 2 to the financial statements, in prior years royalty income was not a significant portions of the Company’s income and the amount earned was estimated each month and any adjustments required were entered semiannually when the actual royalty sales were reported to the Company. Subsequent to the disposition of the operating subsidiaries, coupled with the recent fluctuations in royalty sales, management has reevaluated this recording process and decided to only recognize revenue when the actual sales royalty report is received and the revenue is fixed and determinable. As such, royalty revenue on patents was $45,046 in the second quarter of fiscal 2004 up from $30,174 in the second quarter of fiscal 2003. Also, for the first six months of fiscal 2004 royalty revenue decreased $15,302 to $45,046 from $60,348 in the same period of fiscal 2003.

Selling, general and administrative expenses, comprised primarily of expenses of the holding company, decreased in the three- and six-month periods ended September 30, 2003 by 38% to $109,176 from $175,551 and by 40% to $225,557 from $376,464, respectively. This decrease reflects decreases in the holding company’s management salaries and benefits, and legal and accounting fees related to the Company’s disposition activities.

Interest expense for the three- and six-month period ended September 30, 2003 increased 16% to $102,827 and 55% to $203,864 due to additional borrowing to continue operations and position the Company for the purchase of the assets of Atmospheric Glow Technologies, LLC (“A-G Tech”).

Other expenses of $50,000 during the six-month period ended September 30, 2002, reflect the one-time write off of advances to Glow Products Corporation, Inc. in settlement of the termination of a letter of intent and as part of the Company’s proposed acquisition of A-G Tech described in more detail elsewhere in this quarterly report.

The loss from continuing operations decreased by 28% to $171,462 in the second quarter of fiscal year 2004 from $236,986 in the second quarter of fiscal year 2003. Also, the loss from continuing operations decreased by 23% to $388,880 in the six month period of fiscal year 2004 from $504,030 in the six month period of fiscal year 2003. This decrease was primarily the result of decreased selling, general and administrative expenses.

The loss from discontinued operations increased to $65,872 in the second quarter of fiscal year 2004 from a gain of $109,424 in the second quarter of fiscal year 2003. This decrease is mainly the result of gains on disposition of assets in the second quarter of fiscal 2003. For the six months, the loss from discontinued operations decreased to $147,828 in fiscal 2004 from $260,697 in fiscal 2003 due to cost reduction efforts begun in previous quarters.

The net loss increased from $127,562 for the three month period ended September 30, 2002 to $237,334 for the three month period ended September 30, 2003. Although the loss from continuing operations for the second quarter of fiscal 2004 decreased, the total net loss increased as there was a gain from disposal of assets of discontinued operations in the fiscal 2003 period and a small loss from disposal of assets in the fiscal 2004 period. The net loss decreased by 30%

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from $764,727 for the six months ended September 30, 2002 to $536,708 for the six months ended Sept 30, 2003 due primarily to a decrease in expenses from both continuing and discontinued operations.

Liquidity and Capital Resources

Due to the discontinuance of the majority of Tice’s businesses and costs associated with the proposed acquisition of A-G Tech, cash flows from operations are not sufficient to fund the Company’s current business activities. Cash used by operations was $221,962 for the six-month period ending September 30, 2003 as compared to $1,483,028 of cash used by operations in the comparable six-month period ending September 30, 2002. This decrease of cash used in operations of $1,261,066 reflects results of dispositions and cost reduction efforts. Cash used in operations for the six-month period was funded through the issuance of additional long-term debt. The Company expects that available cash and long-term debt will be sufficient to meet its expected operating requirements, including disposition of LandOak and preparation for the acquisition of A-G Tech. However, Tice will need to raise additional funds in connection with the acquisition of A-G Tech and has made plans to do so which are described in more detail elsewhere herein.

As of October 15, 2003, the Company believes it will need a minimum of $800,000 in additional cash to meet its operational needs, debt retirement and commitments to A-G Tech under the existing term sheet prior to the acquisition of A-G Tech. Of this minimum, $575,000 has been received. Additional funds are expected to be generated primarily through short-term borrowings. By December 31, 2003, the Company expects to consummate the acquisition transaction with A-G Tech, at which time the outstanding debts of the Company will be retired, extended by agreement with creditors or converted to equity as per its existing agreements. The Company will continue to rely on capital raising efforts to sustain operations and retire debts.

Cash used by investing activities was $183,673 for the six-month period ended September 30, 2003 as compared to $224,984 in the comparable period of fiscal year 2003. Variance is due to the level of asset disposition and A-G Tech advance activity. The Company will continue to divest itself of assets in its discontinued operations and does expect to make additional advances to A-G Tech.

Cash provided by financing activities was $356,614 for the six-month period ended September 30, 2003, as compared to $3,249,286 in the comparable period of fiscal year 2003. The significant decrease of $2,892,672 is primarily due to less fund raising and retirement of long-term debt in fiscal 2004. As more fully discussed elsewhere herein, the Company expects to raise additional capital through the issuance of common stock and additional borrowings. These funds will be available for operations upon successful consummation of the A-G Tech acquisition.

The Company had notes totaling $590,500 that matured June 25, 2003. The wife of a board member purchased the notes payable and accrued interest, and the due date of these notes was extended four years to 2007. The Company signed an agreement with the wife of the board member that all royalty payments received by the Company from its license agreement will be paid to her, applied first to accrued interest and the remaining amount, if any, to principle. These

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notes are collateralized by the patents to the Electronic Gearing Technology held by the Company.

Tice’s principal commitments at September 30, 2003 consist primarily of notes payable, notes payable to related parties, obligations under capitalized leases, accounts payable, accrued liabilities and other liabilities. Current notes payable obligations are expected to be satisfied through a combination of additional borrowings, and the completion of the equity private placement associated with the purchase of A-G Tech.

The Company will continue to seek new licensees or possible purchasers of the Electronic Gearing Technology owned by its subsidiary, TES. However, no assurances can be made that a new licensee or possible purchasers can be located. Also, there are no assurances that the Company will continue to earn royalty income.

Management believes that Tice’s future results of operations will be influenced by a number of factors including general economic conditions, the ability of the Company to secure necessary funding, dependence on new management to successfully develop and market new technologies and, ultimately, the market acceptance of the applications based on the A-G Tech technology. Because of these factors as well as other factors, historical results should not be relied on as an indicator of future performance.

Contingent Matters

Proposed Divestitures and Acquisition

As mentioned above, Tice has entered into a term sheet with A-G Tech evidencing Tice’s intent to acquire substantially all of the assets and assume certain liabilities of A-G Tech in exchange for cash and Tice Common Shares. In conjunction with its acquisition of A-G Tech, Tice plans to liquidate the majority of LandOak assets prior to selling the stock of LandOak. Tice sold some of the assets and the stock of MidSouth in three transactions. However, for the present, Tice plans to retain its subsidiary TES which ceased business in August 2001, but which holds certain patents including the patent on the Electronic Gearing Technology (implemented in products for the sewing industry) and a licensing agreement under which it receives royalties and may receive license fees. As described above, the proceeds from the licensing agreement are pledged to secure certain notes. Pursuant to the term sheet, Tice will change its management and name. The term sheet is nonbinding (except as to certain provisions such as the return of advances made by Tice to A-G Tech, confidentiality and exclusive dealing) and the proposed acquisition is contingent on several conditions, including, but not limited to, approval by the shareholders of Tice of the sale or liquidation of the existing Tice subsidiaries (other than TES) and the increase in the number of authorized shares. The acquisition is also contingent on the completion of a private placement. A description of the proposed divestitures and acquisition follows.

Divestiture of Subsidiaries

As part of the proposed transaction with A-G Tech, Tice plans to sell the stock of LandOak to two related parties, Pat Martin and Mike Atkins, who are directors and shareholders of Tice in return for the buyers’ assumption of the LandOak liabilities which are expected to be

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approximately $2,500,000 at the time of the sale. The buyers are expected to continue to liquidate the business.

As the sale of the stock of LandOak could be considered a sale of substantially all assets of Tice, Tice is working to obtain shareholder approval of the sale. A meeting is tentatively set for early in 2004 and a proxy statement is being prepared. Shareholders holding in excess of 51% of the issued and outstanding Common Shares of Tice have agreed to vote their shares in favor of the sale.

Proposed Acquisition

As discussed previously, Tice and A-G Tech have evidenced their interest to effect Tice’s acquisition of A-G Tech by way of a term sheet which was amended and restated effective September 25, 2003. The amended term sheet, like the original term sheet, is not binding on the parties except with respect to certain confidentiality and exclusivity provisions and the return or conversion to equity of certain funds advanced or to be advanced by Tice prior to the completion of the acquisition. Under the amended term sheet, Tice has advanced A-G Tech $2,687,500 (with an additional $225,000 having been advanced to A-G Tech by a third party with ultimate repayment of such advance expected to be made by an issuance of Tice Common Shares) as of September 30, 2003 to fund a stock redemption agreement and to fund operations since July 2002. Tice has also agreed to advance A-G Tech $125,000 each thirty days between the date of amendment of the term sheet and the closing of the acquisition which is anticipated to be on or about December 31, 2003. At the closing, Tice will issue 87,456,629 Tice Common Shares and 500,000 Tice Class B Common Shares to A-G Tech. The shares will be nontransferable (except in the case of dissolution of A-G Tech when they could be transferred to A-G Tech’s owners) for twelve months. A-G Tech, as well as two of Tice’s current directors (Mike Atkins and Pat Martin), will receive piggyback registration rights for twelve months beginning after the end of the twelve-month restriction on sale. Tice must amend its Certificate of Incorporation to authorize additional shares and to change its name. Tice’s shareholders must approve the amendment to the Certificate of Incorporation. Should the transaction not be consummated for any reason, Tice retains the option to require A-G Tech to repay all funds advanced by Tice or to convert the advances, in whole or in part, to membership interests in A-G Tech based on a pre-funding evaluation of $5,000,000.

In the term sheet, Tice agrees to increase the number of its Board of Directors to nine. Six directors will be elected by holders of Class B Common Shares and three directors will be elected by holders of Common Shares. Tice also agrees to cause Pat Martin, the current holder of Class B Common Shares, to convert 500,000 of his Class B Common Shares to Common Shares (leaving him with 250,000 Class B Common Shares) so that A-G Tech will be able to elect 75% of the directors of Tice. If the purchase of A-G Tech is consummated, to induce Mr. Martin to convert the 500,000 Class B Common Shares to complete the acquisition of A-G Tech, Tice will grant The Lanrick Group, Inc. (owned by Mr. Martin), or its assignee, the option for three years to purchase 7,142,857 Common Shares at $0.07 per share. The estimated fair value of the options to purchase the shares is $350,000. Mr. Martin agrees to approve the issuance of the 500,000 Class B Common Shares to A-G Tech and to enter into a voting agreement requiring him to vote his Class B Common Shares to elect a designee of A-G Tech to the Board of Directors for three years after the closing of the acquisition. A-G Tech will agree to elect Kimberly Kelly-Wintenberg and Thomas Reddoch to the Tice Board of Directors for three years after the acquisition.

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Tice agrees to raise a minimum of $675,000 of debt financing and a maximum of $7,040,000 of cash or conversion of outstanding debt in return for no more than 115,000,000 of its Common Shares. Tice will divest itself of LandOak and not negotiate to acquire, or acquire, any other businesses prior to the closing. Tice will terminate all of its employees and enter into employment agreements reasonably acceptable to it with key employees of A-G Tech. Additionally, Tice agreed to assist A-G Tech in obtaining financing to purchase certain testing equipment costing $225,000. This financing has been completed with a loan from the Tennessee Center for Research and Development (“TCRD”) to A-G Tech. In connection with the loan, TCRD had the right to convert the debt to Tice Common Shares at $0.07 per share that it has exercised, and such funds are included as advanced by Tice to A-G Tech.

Prior to closing, the University of Tennessee Research Corporation (“UTRC”), which is the licensor of the license relating to the Atmospheric Plasma technology, must have approved the proposed transactions with Tice.

Atmospheric Glow Technologies

In connection with the acquisition, Tice plans to form a new subsidiary that will acquire the assets of A-G Tech. A-G Tech has licenses for the patented One Atmospheric Uniform Glow Discharge Plasma (OAUGDP™ or Atmospheric Plasma) technology developed by scientists at the University of Tennessee in Knoxville. If the acquisition occurs, the following is a description of the possible applications of the technology and management’s general plan to develop it.

Management believes that the OAUGDP™ technology offers capabilities that prior plasma technologies could not provide. Because of its differentiating features, OAUGDP™ costs less to generate than earlier technologies. Moreover, the OAUGDP™ technology expands the applicability of plasma which management believes provides new opportunities to create value. A-G Tech, founded in January 2000, emerged from the laboratories of the Departments of Electrical Engineering, Microbiology, Physics and Textiles at the University of Tennessee when a multi-disciplinary group of scientists recognized the potential market value of this technology.

Atmospheric Plasma – as distinguished from blood plasma—is the fourth state of matter and is a technology in its infancy. As a fundamental science unto itself, Atmospheric Plasma is a potential source for a multitude of applications and products. Fundamental technology forms such as transistors, lasers and related innovations have provided a basis for revolutionary advancements in applications and products. Tice management believes that Atmospheric Plasma technology can follow a similar path.

Management believes that the OAUGDP™ technology lends itself to the development of products in a number of areas. These areas include: (1) air filtration; (2) biotechnology; (3) chemical and biological decontamination; (4) sterilization technology; (5) disinfection of food, beverage and pharmaceutical fermentation processes; and (6) reduction of hydrocarbon based pollutants and volatile organic compounds (such as diesel soot) to substances such as water and carbon dioxide.

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The mission is to apply the proprietary OAUGDP™ technology to innovatively satisfy unmet customer needs, create customer value and build a profitable customer base. The plan is to work to accomplish this mission, and, in turn, create shareholder value, by:

1)	Forming teams for (a) research and development, (b) application specific product and business development, and (c) market and product-specific business;

2)	Expanding internal technical and business management capabilities through retaining and hiring quality employees with relevant industry knowledge, functional skills and technology savvy for the application;

3)	Establishing strategic alliances and outsourcing relationships with select corporations and institutions to lower costs and accelerate technical and product development (including technical measurements, testing and product evaluations);

4)	Establishing business alliances (including manufacturing, marketing and sales distribution contract relationships, joint ventures and licensing agreements) with select corporations to lower costs, reduce risks and accelerate roll-out of product commercialization to maximize profitability; and

5)	Leveraging investments and maximizing shareholder value by obtaining funding from government grants and contracts and corporate contracts for technology advancement and product development and commercialization.

To date, A-G Tech has identified more than fifteen potential product applications for its Atmospheric Plasma technology. A-G Tech therefore anticipates entering and exiting multiple markets as it further develops the technology. From an operating perspective, A-G Tech plans to pursue joint ventures, partnerships and third-party relationships in order to speed business development, maximize flexibility and mitigate risks.

The Atmospheric Plasma platform technology is in part the result of an investment of more than $5,000,000 and ten years of research by the University of Tennessee. The technology platform is encompassed in a portfolio of eight issued patents held by UTRC. During the past three years, A-G Tech has secured over $5,000,000 in funding, primarily from Tice and government contracts, and has advanced this university laboratory technology by extending it to an industrial setting. A-G Tech has filed three additional patent applications/disclosures. A-G Tech also holds a license (with rights to sub-license) for certain UTRC patents. It has also recently acquired the rights to two patents on air filtration from an unrelated entity to enhance A-G Tech’s intellectual property position. A-G Tech expects to file additional patent applications as the technology is further developed.

The OAUGDP™ platform technology generates plasma, the fourth state of matter, in air under standard pressures at ambient temperatures without the need for either a vacuum or non-atmospheric gas (e.g., compressed helium or argon). Atmospheric Plasma technology therefore minimizes the need for special equipment, reduces operating costs and, in turn, increases the applicability of plasma. Importantly, based upon testing performed to date, Atmospheric Plasma technology does not produce measurable harmful byproducts and has not had any deleterious effects on sensitive materials. Oak Ridge National Laboratories has tested the Atmospheric

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Plasma for specific gaseous byproducts and found it compliant with existing OSHA and Environmental Protection Agency (“EPA”) guidelines.

OAUGDP™ is formed by generating an electronic field by applying high voltage audio frequency currents across two insulated metallic electrodes. This configuration establishes uniform glow discharge which electronically breaks down air into short-lived reactive “oxygen-based” chemicals as gases. These “oxygen-based” chemicals consist of single oxygen atoms (O-normal oxygen in air is O2), various nitrogen oxides and other oxygen radicals. Upon creation, these active gases begin attaching to other atoms and the resulting chemistry serves to alter otherwise stable molecular structures. When organic-based substances, which can include warfare agents and microorganisms (like bacterial viruses and molds), are exposed to these active gases, drastic and rapid changes occur in their structures that result in their destruction or render them harmless. For example, Atmospheric Plasma has been shown to neutralize the surrogates for such chemical and biological warfare agents as sarin, mustard gas, smallpox and anthrax.

Currently A-G Tech is focused on developing five general applications that are discussed below:

•	air filtration and purification products (currently the primary focus of attention)

•	DNA/RNA extraction products

•	diesel emission-reducing products

•	portable decontamination products

•	medical and dental instrument sterilization products

Each general application area has the potential for multiple product development. Prototypes have been developed for each of these applications.

Four of these applications have received funding from the federal government’s Small Business Innovation Research (“SBIR”) program through the Department of Defense, the EPA and the National Institutes of Health. These included both Phase I and Phase II funding cycles. The DNA/RNA extraction device has been internally funded. Management of A-G Tech believes that federal funding will continue over the next five years as an important ongoing source of revenue for product development in currently identified areas and application of the technology in new areas.

Air Filtration and Purification Products. Indoor air quality is recognized as a major source of health related problems contributing to lost earnings due to illness. In part, the growth of this market is driven by changes in federal, state and local government policies. A-G Tech’s initial product offering is the Enhanced Plasma Sterilized Filter System, or the EPS™ System. Developed in part with EPA SBIR Phase I and II funds to combat sick building syndrome, the EPS™ System provides a safe, efficient and cost effective means of improving Indoor Air Quality (IAQ). The system is designed to remove and render harmless many types of bacteria, spores (including anthrax), mold, viruses, disease and contaminating microorganisms present in indoor air streams. A-G Tech has begun negotiations with a number of prospective industry

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partners regarding the commercialization of the EPS™ System. An offsite test facility has been built to demonstrate the technology and provide ongoing situational testing.

DNA/RNA Extraction. The APR 510, A-G Tech’s inaugural product, is designed to help molecular biologists reduce the cost, complexity and time required to extract/isolate DNA through a rapid, broad spectrum, dry process. The product has been tested with bacteria, bacterial endspores, fungi, fungal endspores, viruses and yeast, and found it can prepare DNA for further analysis in minutes rather than hours or, in some cases, days. In tests monitored by independent third parties, the device has successfully “prepared” DNA from a mixture of six microorganisms. Several independent laboratories are currently evaluating the product and there have been limited sales of the product to date.

Portable Decontamination (“PD”) Devices. PD devices are mobile decontamination devices developed in part with funding from the Department of Defense. These devices are designed to provide a safe, non-destructive decontamination capability for battlefield deployment and for office environments. It is anticipated that PD devices will provide a method for dealing with chemical and biological warfare agents as well as commercial cleanups involving mold removal and treatment. Initial target markets include military and government agencies and environmental remediation firms. Initial market commercialization discussions are underway with a strategic partner for the PD devised and prototype testing of the product is being conducted by the Department of Defense.

Regenerative Diesel Exhaust (“RDE”) Filter Systems. Emissions from diesel engines are associated with significant environmental damage including materials corrosion, crop damage and acid rain. The EPA recently issued a mandate to reduced smog-causing nitrogen oxides from diesel vehicles by 95% and soot by 90%. Also proposed was a significantly reduced particulate matter emission standard for new heavy-duty engines in engine model year 2007. The RDE Filter System significantly reduces the particulate matter (soot) and volatile organic compound (“VOC”) emissions of diesel engines and is designed to help diesel engine operators/manufacturers meet the aggressive soot and VOC reduction standards established by the EPA. Similar standards take effect in the European Union in 2005. A-G Tech has developed a working prototype for small diesel engines and received SBIR Phase II funding from the EPA which began in June 2002. The National Transportation Research Center which is affiliated with Oak Ridge National Laboratories will participate in the EPA phase II work as an independent test facility. A-G Tech is in the discussion stage of application commercialization with a leading diesel manufacturer.

Sterilization of Medical and Dental Instruments. Today’s hospitals are performing sophisticated surgeries with a limited supply of complex instruments that have proven difficult to sterilize. High capital cost, lengthy turnaround time and increasingly stringent federal regulation are making sterilization of instruments with ethylene oxide impractical. A-G Tech has developed an atmospheric plasma device that it believes eradicates over 99% of microorganisms and biofilms in seconds to minutes with no detectable damage to the instrument. Unlike similar sterilization systems currently on the market, there is no requirement for an expensive vacuum system.

OAUGDP™ is protected by multiple patents and A-G Tech has a license under which it has the right to commercially develop the technology in territories in which patents exist. The license is subject to certain rights held by or restrictions imposed by the United States or

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agencies of the United States which arose as a result of the receipt of government funding. In addition, UTRC has retained the right to grant non-commercial licenses for educational, research and institutional purposes to UTRC, the University of Tennessee, and the originators of the patents and non-profit institutions with which they are affiliated. The license is also subject to prior rights in several entities, most of which Tice believes to have been abandoned and which belief will be confirmed prior to closing. A-G Tech has acquired from one of the entities its rights with respect to the technology which included two separate patents. A-G Tech has a right of first refusal to acquire licenses for related patents issued in the future during the term of the license.

Under the license, A-G Tech must pay UTRC royalties of 3% of net sales. A-G Tech also is required to pay an annual license maintenance fee of which $20,000 was paid in December 2002. In addition, $40,000 will be due to UTRC in September 2004 and 2005, and $50,000 in September of each following year. Any royalties paid during the twelve month period prior to the payment due date (September 30) are credited against the annual license maintenance fee. A-G Tech must also pay UTRC 10% of the first $100,000 received by A-G Tech in other payments relating to the technology and patents (excluding royalties), 20% of the second $100,000 and 30% of amounts in excess of $200,000.

Special Considerations

This section captioned “Special Considerations” and other parts of this Quarterly Report on Form 10-QSB include certain forward-looking statements within the meaning of the federal securities laws. Actual results and the occurrence or timing of certain events could differ materially from those described in any of such forward-looking statements due to a number of factors, including those set forth below and elsewhere in this Form 10-QSB. See “Other Factors Relating to Forward-Looking Statements” below.

Acquisition. Tice has decided to seek opportunities through acquisition. Management believes that the acquisition of the assets of A-G Tech, with sufficient capital and the right management, can lead to creation of long term value. There is no assurance that Tice will be able to meet the conditions necessary to consummate the agreement with A-G Tech, that it will be able to obtain sufficient capital for the successful development and commercialization of the new technology, or that the market and general economic conditions will allow for successful commercialization of new applications.

Divestiture of Existing Businesses. Tice has divested itself of MidSouth and intends to divest itself of LandOak, and must do so prior to closing of the purchase of A-G Tech. There are no assurances that current negotiations to sell LandOak or all conditions under the MidSouth sale agreement will be successfully met in order to satisfy the requirements of the term sheet with A-G Tech.

Product Development. If the A-G Tech acquisition is successfully consummated, the key to future success will be the Company’s ability to develop and commercialize new applications using the OAUGDP™ technology. There are no assurances that the Company can successfully develop or commercialize new applications of the OAUGDP™ technology.

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Key Management and Technical Staff. The Company must be able to identify, recruit and retain key management and technical staff. There are no assurances such individuals can be identified, hired or retained.

New Capital. The success of the Company’s acquisition of A-G Tech and its future operations are dependent on the Company’s ability to raise sufficient capital for these needs. There are no assurances that the Company can raise these funds.

Other Factors Relating to Forward-Looking Statements

Statements contained in this Form 10-QSB that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements or events, or timing of events, to differ materially from any future results, performance or achievements or events, or timing of events, expressed or implied by such forward-looking statements. We cannot assure that we will be able to anticipate or respond timely to the changes that could adversely affect our operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our securities.

There can be no assurance that Tice will be able to raise any additional financing on acceptable terms. If such financing is not available on satisfactory terms, Tice may be unable to expand its business or develop new customers as desired and our operating results may be adversely affected. Debt financing will increase expenses and must be repaid regardless of operating results. Equity financing could result in dilution to existing stockholders.

Some of the more prominent known risks and uncertainties of Tice’s business are set forth below. However, this section does not discuss all possible risks and uncertainties to which Tice and its businesses are subject, nor can it be assumed that there are not other risks and uncertainties which may be more significant.

Such other factors include, among others, those described elsewhere in this “Management’s Discussion and Analysis” and those factors listed below. Some of those factors will change with the sale of the operations described elsewhere herein.

•	the inability to consummate the acquisition of A-G Tech, and if successful, the following factors will apply:

•	the lack of working capital needed to further develop and apply the OAUGDP™ technology and management’s ability to find acceptable financing to supply such working capital;

•	the potential failure to successfully negotiate licensing agreements, or find strategic partners to further develop, or potential buyers for, the OAUGDP™ technology;

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•	the shortage of qualified and competent engineers, scientists or biologists and the risk that the Company will be unable to retain key employees and managers;

•	dependence on start-up technologies and applications and the ability to continue to successfully obtain government contracts which are expected to generate most of the Company’s revenue for some time after the acquisition;

•	the unanticipated expense of new product development, the potential failure to complete new products on a timely and cost effective basis, and the failure of any such products to achieve substantial market acceptance;

•	the dependence on patents and the ability to protect proprietary products, the potential that existing patents or future patents obtained by the Company will not be enforceable, the risk that the products will infringe on patents held by others or the risk that competitors will develop similar or functionally similar products; and

•	the potential adverse effect of competition, the potential failure to provide competitive timely designs of cost-effective solutions, products or services and the potential adverse effect of technological change with which we are unable to keep pace.

Item 3.	Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

The Company’s Chief Executive Officer and the Chief Accounting Officer carried out an evaluation of the effectiveness of the design and operations of the Company’s disclosure controls and procedures as of September 30, 2003. Disclosure controls and procedures are designed to ensure that information required to be disclosed by a company in its periodic SEC filings is recorded, processed and reported within the time periods specified in the SEC’s rules and forms. Based upon that evaluation, the Chief Executive Officer concluded that the Company’s disclosure controls and procedures as of September 30, 2003 were effective in timely alerting him to material information relating to the Company (including its consolidated subsidiaries) required to be included in the Company’s periodic SEC filings.

Changes in Internal Controls

There were no significant changes in the Company’s internal control over financial reporting or in other factors identified in connection with the evaluation described above that occurred during the Company’s fiscal quarter ended September 30, 2003 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

23

PART II – OTHER INFORMATION

Item 2.	Changes in Securities

During the three month period ended September 30, 2003, Tice issued promissory notes in principal amounts totaling $227,100 (none to related parties). The promissory notes, at the option of the holder, may be converted to Tice Common Shares at a rate of $0.11 per share if Tice’s Certificate of Incorporation is amended to increase Tice’s number of authorized Common Shares to 400,000,000. Tice expects to hold the shareholders’ meeting to approve the increase in authorized shares, among other things, early in 2004 and is working on the proxy materials. The notes were issued privately under Section 506 of Regulation D of the Securities Act of 1933 to accredited investors and investors who the Company believes either alone or with their purchaser representatives have such knowledge and experience in financial and business matters so as to be capable of evaluating the risks of the investment. Each investor is required to execute a Subscription Agreement on which the investor makes representations regarding the investor’s financial status and investing experience. LandOak Securities, LLC, a company owned by two of Tice’s directors, acted as placement agent and will receive a 6% commission on funds raised.

Item 6.	Exhibits and Reports on Form 8-K.

(a)	Exhibits Index

	Exhibit Table Number	Page Number
I. Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession	2
(i) Amended Term Sheet between Tice Technology, Inc. and Atmospheric Glow Technologies, LLC		27
(ii) Asset Purchase and Supply Agreement between MidSouth Sign Company, Inc. and Jerry Dunlap, dba MidSouth Sign Erectors, LLC		*
(iii) Stock Purchase Agreement between Tice Technology, Inc. and Jerry Dunlap		*
(iv) Asset Purchase Agreement between MidSouth Sign Company, Inc. and National Services Associates, Inc.		*
II. Articles of Incorporation and Bylaws	3
(i) Certificate of Incorporation of Tice Technology, Inc.		±
(ii) Bylaws of Tice Technology, Inc.		±
III. Instruments Defining Rights of Security Holders	4
(i) Form of Promissory Note Issued in Connection with Private Placement Closed on June 25, 1999		#
(iii) Warrant Agreement relating to Rights to Purchase up to 100,000 Common Shares of Tice Technology, Inc. Received by Holders of the Promissory Notes		#
(iv) Security Agreement Pledging Patents as Security for Promissory Notes		#

24

	Exhibit Table Number	Page Number
(v) Registration Rights Agreement Giving Purchasers under the Private Placement Closed on June 25, 1999 Certain Demand and Piggyback Registration Rights		#
(vi) Option Agreement Relating to Option to Purchase Up to 50,000 Common Shares of Tice Technology, Inc. Granted to Finder		#
(vii) Incentive Stock Option Plan and Agreement Between Charles R. West and Tice Technology, Inc.		#
IV. Certification required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	31
(i) Certifications – Chief Executive Officer, Charles R. West		43
(ii) Certifications – Chief Accounting Officer, Sharon Draper		45
V. Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	32
(i) Certification –Chief Executive Officer, Charles R. West		47
(ii) Certification –Chief Accounting Officer, Sharon Draper		48

*	Previously filed as an exhibit to Form 10-KSB for the year ended March 31, 2002.

±	Previously filed as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Tice Technology, Inc. that became effective August 1, 1997.

#	Previously filed as an exhibit to Form 10-K for the year ended March 31, 2000.

(b)	There were no reports on Form 8-K filed during the quarter ended September 30, 2003.

25

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Tice Technology, Inc.

By:	/s/ Charles R. West

Charles R. West, President and Chief Executive Officer

Date: November 14, 2003

By:	/s/ Sharon Draper

Sharon Draper, Chief Accounting Officer

Date: November 14, 2003

26

Exhibit 31(i)

Certifications

I, Charles R. West, President and Chief Executive Officer of Tice Technology, Inc., certify that:

1. I have reviewed this quarterly report for the period ended September 30, 2003 on Form 10-QSB of Tice Technology, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 14, 2003	/s/ Charles R. West

Charles R. West, President/ Chief Executive Officer

Exhibit 31(ii)

Certifications

I, Sharon Draper, Chief Accounting Officer of Tice Technology, Inc., certify that:

1. I have reviewed this quarterly report for the period ended September 30, 2003 on Form 10-QSB of Tice Technology, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 14, 2003	/s/ Sharon Draper

Sharon Draper, Chief Accounting Officer

Exhibit 32(i)

Certification

STATEMENT OF CHIEF EXECUTIVE OFFICER

OF TICE TECHNOLOGY, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tice Technology, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2003 as amended and restated and as filed with the Securities and Exchange Commission (the “Report”), I, Charles R. West, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2003

/s/ Charles R. West

Charles R. West, President and Chief Executive Officer

Exhibit 32(ii)

Certification

STATEMENT OF CHIEF ACCOUNTING OFFICER

OF TICE TECHNOLOGY, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tice Technology, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2003 as amended and restated and as filed with the Securities and Exchange Commission (the “Report”), I, Sharon Draper, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2003

/s/ Sharon Draper

Sharon Draper, Chief Accounting Officer

Appendix D

Financial Statements of Atmospheric Glow Technologies, LLC

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEETS

	September 30, 2003	December 31, 2002
	(unaudited)
ASSETS
Current Assets
Cash and Cash Equivalents	$87,257	$95,770
Receivables	135,236	107,513
Prepaid Expenses	28,421	4,089

Total Current Assets	250,914	207,372
Property and Equipment, net	577,559	461,243
Intangible Assets, net	1,558,869	1,607,219
Deposits	—	5,428

Total Assets	$2,387,342	$2,281,262

LIABILITIES AND EQUITY
Current Liabilities
Notes Payable to Related Party	$2,945,495	$2,300,000
Current Maturities of Capital Lease Obligations	—	270
Accounts Payable	231,170	190,498
Accrued Expenses	78,020	111,150

Total Current Liabilities	3,254,685	2,601,918
Deferred Compensation to Members	179,423	179,423
Equity
Members’ (Deficit) Equity	275,955	275,955
Non-Members’ Contributions	34,730	34,730
Accumulated Deficit in the Development Stage	(1,357,451)	(810,764)

Total Members’ (Deficit) Equity	(1,046,766)	(500,079)

Total Member’s Liability and Member’s Equity	$2,387,342	$2,281,262

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Nine-Months Ended September 30,		May 1, 2000 (Inception) to September 30, 2003
	2003	2002
Revenues
Contract Revenues Earned	$474,703	$230,581	$1,447,217
Other Revenues	—	20,416	73,266

Total Revenues	474,703	250,997	1,520,483

Expenses
Compensation of Members	168,801	142,813	758,993
Laboratory Materials & Services	232,030	180,266	771,408
General and Administrative Expenses	213,334	98,607	611,837
Payroll and Related Costs	221,919	94,626	442,281
Occupancy Expenses	185,306	30,587	316,857

Total Operating Expenses	1,021,390	546,899	2,901,376

Net Loss before Minority Interest	(546,687)	(295,902)	(1,380,893)
Minority Interest	—	4,703	23,442

Net Loss	$(546,687)	$(291,199)	$(1,357,451)

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2003	2002
Net Cash Flow Used In Operating Activities	$(467,419)	$(286,898)

Cash Flows from Investing Activities
Purchase of Property and Equipment	(186,319)	(222,823)
Acquisition of Intangibles in Settlement Agreement	—	(1,525,000)

Net Cash Used In Investing Activities	(186,319)	(1,747,823)

Cash Flows from Financing Activities
Proceeds from Short Term Notes	645,495	2,059,000
Decrease in Minority Interest	—	(3,205)
Principal Payments under Capital Lease Obligations	(270)	(520)

Net Cash Provided By Financing Activities	645,225	2,055,275

Net (Decrease) Increase in Cash and Cash Equivalents	(8,513)	20,554
Cash and Cash Equivalents, beginning of period	95,770	50,128

Cash and Cash Equivalents, end of period	$87,257	$70,682

The accompanying notes are an integral part of these financial statements.

Atmospheric Glow Technologies, LLC and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

1.	Condensed Consolidated Financial Statements

The accompanying condensed consolidated financial statements include the accounts of Atmospheric Glow Technologies, LLC and its subsidiary, Plasma Gen, LLC. The Company acquired the minority interest in its subsidiary on December 31, 2002. The Company and its subsidiary were formed for the purpose of development and commercialization of the One Atmospheric Uniform Glow Discharge Plasma (“OAUGDP™”). The consolidation of these entities is collectively referred to as the Company or A-G Tech. All significant intercompany balances and transactions have been eliminated.

These financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2003 are not necessarily indicative of the results which may be expected for the year ended December 31, 2003. The consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the audited financial statements of the Company as of and for the period ended December 31, 2002.

2.	Recognition of Losses on Receivables

Accounts are reviewed at least quarterly. The allowance for bad debts on trade and notes receivable reflects management’s best estimate of probable losses, including specific allowances for known troubled accounts. All accounts deemed to be uncollectible are written off to the allowance for losses.

3.	Notes Payable - Related Parties

Since December 31, 2002, the Company has issued an additional $612,500 of notes payable to a related party to provide operational financing and funds for the purchase of equipment. All of these notes were issued to Tice Technology, Inc. (“Tice”) under a Term Sheet between the Company and Tice further explained in Note 5. In addition, the Company has issued a $32,995 note payable to an officer of the Company, payable on demand, bearing interest at 10%.

4.	Income Taxes

No provision for income taxes has been recorded as the limited liability company is taxed as a partnership, and taxable earnings and losses flow through to the members.

Notes to Condensed Consolidated Financial Statements (unaudited), continued

5.	Agreements with Glow Products Corporation and Tice Technology

In December 2001, the Company entered into an exclusive commercialization agreement with Glow Products Corporation, Inc. (“Glow”), a Jacksonville, FL based company. Under the terms of the agreement, the Company, once a final definitive agreement with Glow was signed, would become a 50% shareholder in Glow and would enter into a separate services agreement to provide technical and product support services to Glow related to the OAUGDP™ technology. In July 2002, the Company chose to not proceed with the definitive agreement, and entered into a mutual release and settlement agreement with Glow and its other shareholders. As part of this agreement, the Company paid $1,525,000 to Glow and its other shareholders. The funding for this payment was received from an agreement with Tice.

On July 3, 2002, the Company entered into a term sheet to sell its assets including the commercialization and market rights held by the Company to the patented OAUGDP™ technology. The term sheet, the term of which has been extended to December 31, 2003, is non-binding except as to repayment, or conversion to equity, of funds advanced by Tice prior to closing and certain confidentiality and exclusivity provisions and is contingent on the execution of a definitive agreement. Under the term sheet, the Company receives funds from Tice to fund a stock redemption transaction and the Company’s continuing operations until the sale agreement closes. As of September 30, 2003, Tice has advanced $2,687,500 (including the $1,525,000 referred to above) to the Company and has guaranteed the repayment of a $225,000 note issued by the Company to a member. These advances, initially non-interest bearing, were converted on January 1, 2003 into a note payable due September 31, 2003 (extended to March 31, 2004) bearing interest at 10% in the event the acquisition is not consummated. No interest has been accrued consistent with Tice’s accounting of the transaction and management’s belief that the acquisition will occur.

Bible Harris Smith, P.C.

Certified Public Accountants and Business Advisors Since 1949

507 West Clinch Avenue Knoxville, TN 37902-2104 Phone 865-546-2300 Fax 865-525-7454	Member of the AICPA Peer Review Program Member of the Tennessee Society of Certified Public Accountants
E-mail contactname@BHSpc.com

INDEPENDENT AUDITOR’S REPORT

Board of Governors and Members

Atmospheric Glow Technologies, LLC

(A Development Stage Enterprise)

Knoxville, Tennessee

We have audited the accompanying balance sheets of Atmospheric Glow Technologies, LLC (a development stage enterprise) and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended and for the period from May 1, 2000 (inception) to December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atmospheric Glow Technologies, LLC and subsidiary at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended and from May 1, 2000 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 14 to the financial statements, the 2002 financial statements have been restated to reflect a reallocation of settlement costs.

/s/ Bible Harris Smith, P.C.
Bible Harris Smith, P.C.

Knoxville, Tennessee

February 25, 2003

(Except for Note 14, as to

which the date is January 27, 2004)

BKR An independent member of BKR International with offices throughout the world.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEETS

December 31,
2002	2001
(restated)

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$95,770	$50,128
Receivables	107,513	43,625
Prepaid Expenses	4,089	1,031

Total Current Assets	207,372	94,784
Property and Equipment, Less Accumulated Depreciation	461,243	123,692
Intangible Assets, Less Accumulated Amortization	1,607,219	875
Deposits	5,428	—

TOTAL ASSETS	$2,281,262	$219,351

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes Payable to Related Party	$2,300,000	$—
Current Maturities of Capital Lease Obligations	270	647
Accounts Payable	190,498	31,801
Accrued Expenses	111,150	4,938

Total Current Liabilities	2,601,918	37,386
LONG TERM LIABILITIES
Deferred Compensation to Members	179,423	179,423
Capital Lease Payable, Net of Current Maturities	—	334

Total Long Term Liabilities	179,423	179,757
MEMBERS’ (DEFICIT) EQUITY
Members’ Equity	275,955	107,720
Non-Members’ Contributions	34,730	34,730
Minority Interest	—	48,903
Accumulated Deficit in the Development Stage	(810,764)	(189,145)

Total Members’ (Deficit) Equity	(500,079)	2,208

TOTAL LIABILITIES AND MEMBERS’ (DEFICIT) EQUITY	$2,281,262	$219,351

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,		May 1, 2000 (Inception) to December 31, 2002
	2002	2001
	(restated)		(restated)
REVENUES
Contract Revenues Earned	$511,881	$373,063	$972,514
Other Revenues	479	72,787	73,266

Total Revenues	512,360	445,850	1,045,780

EXPENSES
Compensation of Members	235,501	225,540	590,192
Laboratory Materials & Services	325,803	181,559	539,378
General and Administrative Expenses	305,191	79,012	398,503
Payroll and Related Costs	181,146	36,763	220,362
Occupancy Expenses	92,183	29,781	131,551

Total Expenses	1,139,824	552,655	1,879,986

NET LOSS BEFORE MINORITY INTEREST	(627,464)	(106,805)	(834,206)
MINORITY INTEREST	5,845	17,597	23,442

NET LOSS	$(621,619)	$(89,208)	$(810,764)

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

PERIOD FROM MAY 1, 2000 (INCEPTION) TO DECEMBER 31, 2002

	Number of Shares	Per Share	Total
Members’ Equity
Class A-1 Voting
Shares Issued October 20, 2000	1,000	0.03	$30

Class A-2 Voting
Shares Issued October 20, 2000	1	—	—

Class B Non-Voting
Shares Issued October 20, 2000	100,000		115,990
Additional Amounts Received for Shares Previously Issued
January 1, 2001	—		500
February 1, 2001	—		500
May 17, 2001	—		3,700
January 1, 2002	4,674	0.75	3,505
December 31, 2002	5,203	31.66	164,730

Subtotal	109,877		288,925
Shares Redeemed
February 14, 2001	(8,000)	0.75	(6,000)
February 27, 2001	(3,200)	2.19	(7,000)

Total	98,677		275,925
Class C Non-Voting
Shares Issued October 20, 2000	100	—	—

Total Members’ Equity	99,778		275,955

Non-Members’ Contribution Equipment Contributed at Inception			34,730

Investment of Minority Members in Subsidiary
December 31, 2001	34.1381%		48,903
Additional Amounts Paid in 2001 for Shares Previously Issued			1,500
Acquisition of Minority Interest by Parent at December 31, 2002			(50,403)

Total Minority Interest			—

Accumulated Deficit in the Development Stage
Eight Months Ended December 31, 2000			(99,937)
Year Ended December 31, 2001			(106,805)
Less Minority Interest			17,597
Year Ended December 31, 2002			(627,464)
Less Minority Interest			5,845

Total Accumulated Deficit in the Development Stage			(810,764)

Equity, December 31, 2002 (restated)	$(500,079)

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,		May 1, 2000 (Inception) to December 31, 2002
	2002	2001
	(restated)		(restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(621,619)	$(89,208)	$(810,764)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation and Amortization	56,655	10,501	69,429
Rent Paid with Equity	—	1,000	4,500
Compensation Paid with Equity	3,505	—	3,505
Interest Paid with Equity	819	—	819
Loss on Abandonment of Leasehold Improvements	6,877	—	6,877
(Increase) Decrease in Assets:
Receivables	(63,888)	(14,169)	(107,513)
Prepaid Expenses	(3,058)	77	(4,090)
Deposits	(5,428)	—	(5,428)
Increase (Decrease) in Liabilities:
Accounts Payable	125,482	(359)	157,283
Deferred Compensation to Members	—	74,540	179,423
Accrued Expenses	61,212	(5,717)	66,150

Total Adjustments	182,176	65,873	370,955

Net Cash Used In Operating Activities	(439,443)	(23,335)	(439,809)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to Intangible Assets	(1,594,238)	—	(1,595,149)
Purchase of Property and Equipment	(340,621)	(55,321)	(440,668)

Net Cash Used In Investing Activities	(1,934,859)	(55,321)	(2,035,817)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Short Term Notes	2,325,000	9,000	2,334,000
Repayments of Short Term Notes	—	(9,000)	(9,000)
Proceeds from Issuance of Members’ Equity	101,500	3,700	217,720
Redemption of Members’ Interest	—	(13,000)	(13,000)
Increase (Decrease) in Minority Interest	(5,845)	48,903	43,058
Principal Payments under Capital Lease Obligations	(711)	(628)	(1,382)

Net Cash Provided By Financing Activities	2,419,944	38,975	2,571,396

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	45,642	(39,681)	95,770
CASH AND CASH EQUIVALENTS-BEGINNING	50,128	89,809	—

CASH AND CASH EQUIVALENTS-ENDING	$95,770	$50,128	$95,770

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Paid For Interest	$459	$2,270	$521

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED FROM PAGE D-11)

	Year Ended December 31,		May 1, 2000 (Inception) to December 31, 2002
	2002	2001
	(restated)		(restated)
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Members’ Equity in Exchange for Rent	$—	$1,000	$4,500
Equipment Contributed by Non-Members	—	—	34,730
Equipment Acquired with Capital Lease	—	—	1,652
Furniture Acquired with Note Payable	11,600	—	11,600
Note Payable Paid with Equity	36,600	—	36,600
Minority Interest in Subsidiary Acquired with Equity	27,310	—	27,310
Property & Equipment Additions Included in Accounts Payable	33,215	—	33,215
Additions to Intangibles Included in Accrued Expenses	45,000	—	45,000

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

Note 1 - Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of these financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied.

Nature of Activities - The Company is currently conducting research and development activities to develop commercial applications for the One Atmosphere Uniform Glow Discharge Plasma, a process of non-thermal, atmospheric pressure processing for use in areas such as sterilization, decontamination, surface cleaning and etching.

Principles of Consolidation - The consolidated financial statements of Atmospheric Glow Technologies, LLC include its subsidiary, Plasma Gen, LLC. Plasma Gen, LLC was created in January 2001 by the Company to pursue the commercialization of one application of the One Atmosphere Uniform Glow Discharge Plasma technology. All significant intercompany accounts and transactions have been eliminated.

Revenue and Cost Recognition - Revenues from research contracts and grants are recognized as costs are incurred under a percentage of completion method. Contract costs include direct materials, labor, subcontract costs and allocated indirect costs such as indirect labor costs, occupancy costs and other general overhead. General and administrative costs are charged to expense as incurred.

Receivables - The Company’s receivables are primarily with Federal government agencies. The receivables are stated at estimated net realizable values. It is the policy of management to review the outstanding accounts receivable periodically, as well as the bad debt write-offs experienced in the past, and establish an allowance for doubtful accounts for uncollectible amounts. Anticipated bad debts are considered by management to be negligible and, accordingly, no provision for bad debts has been included in the accompanying statements.

Property and Equipment - Property and equipment are stated at cost. Depreciation on equipment is computed primarily on a straight-line basis over estimated useful lives ranging from three to ten years.

Income Taxes - Deferred income taxes are provided for differences in the timing of reporting income for financial statement and tax purposes arising from differences in the methods of accounting for depreciation. Accelerated depreciation methods are used for tax purposes, and straight-line depreciation is used for financial statement purposes. As a Limited Liability Company, the company is treated as a partnership for Federal income tax purposes and does not pay federal income tax. No provision for state excise tax was necessary due to operating results.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the

Note 1 - Summary of Significant Accounting Policies (Continued)

date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Advertising - Advertising costs are charged to expense as incurred and totaled $45,024 for the year ended December 31, 2002, and from inception.

Note 2 – Receivables

Receivables at December 31, were as follows:

	2002	2001
U.S. Army	$50,233	$4,496
U.S. Air Force	32,590	—
Environmental Protection Agency	15,923	28,021
Oak Ridge National Laboratory	8,065	—
National Institutes of Health	—	8,611
University of Tennessee	—	2,497
Other	702	—

Total Receivables	$107,513	$43,625

Note 3 – Property and Equipment

	2002	2001
Equipment	$352,546	$115,598
Furniture and Fixtures	52,409	—
Computer Equipment	19,861	13,736
Leasehold Improvements	—	7,098

Total	424,816	136,432
Less Accumulated Depreciation	(36,280)	(12,740)

Property and Equipment – Net	388,536	123,692
Add: Construction in Process	72,707	—

Total Property and Equipment	$461,243	$123,692

Property and equipment includes $34,730 in equipment donated by non-members. Property and equipment also includes $1,653 in computer equipment acquired under capital lease, with accumulated amortization of $1,653 and $321 included in accumulated depreciation at December 31, 2002 and 2001, respectively. Depreciation and amortization expense for the year ended December 31, 2002, was $22,430 and $1,331, respectively. Depreciation and amortization expense for the year ended December 31, 2001, was $10,478 and $23, respectively.

Note 4 – Capital Lease Obligation

	2002	2001
Computer Lease Obligation, due in monthly payments of $70, which includes principal and interest at 19.75% through May 2003	$270	$981
Less Current Maturities	—	(647)

Capital Lease Obligation, Less Current Maturities	$270	$334

Note	5 – Leases

The Company leases office facilities under a month to month agreement. In September 2002, the Company entered into a new lease agreement for facilities expiring April 2005. Rental payments of $7,164 begin May 1, 2003. Rental expense for all operating leases for the years ended December 31, 2002 and 2001 was approximately $39,000 and $9,200, respectively.

Future minimum lease payments at December 31, 2002 required under operating leases:

Year Ending December 31,
2003	$57,312
2004	85,968
2005	28,656

Total	$171,936

Note 6 – Related Party Transactions

During the year ended December 31, 2002, a loan of $225,000 to purchase equipment was received from a member. At December 31, 2002, the member had elected to exercise their option to convert the note into common stock of Tice Technologies. The stock had not been issued.

Also, during the year ended December 31, 2002, a loan of $36,600 was received from a member’s spouse. This note had been converted to equity at December 31, 2002.

Approximately $220,000 was payable to members at December 31, 2002, including interest of approximately $9,000, deferred compensation from 2001 and 2000 of approximately $180,000, and various expense reimbursements.

During the year ended December 31, 2001, the Company received cash advances of $9,000 from a related party. The Company paid interest on these amounts at 6.5% per month totaling $1,872. All advances had been repaid at December 31, 2001.

Note 7 – Compensation to Members

During the years ended December 31, 2002 and 2001, the Company incurred $235,501 and $225,540, respectively, of compensation to members for technical and administrative services ($590,192 since inception of the Company.) Of the $590,192 since inception, the members deferred $179,423 until such time as the Company is deemed by the Board of Governors to be in a better position to make such payments.

Note 8 – Members’ Equity

The Company was organized on October 20, 2000, as a Tennessee Limited Liability Company with a duration of 49 years. There are four classes of Member Interest, designated as follows:

	Percent of Distributions	Authorized Units	Outstanding Units	Amount
A-1 Voting	0.99%	1,000	1,000	$30
A-2 Voting	0.01%	1	1	—
B Non-Voting	95.00%	1,000,000	98,677	275,925
C Non-Voting	4.00%	100	100	—

Total Members’ Equity	100.00%	1,001,101	99,778	$275,955

The voting rights of the Classes of Member Interest are set forth in the Articles of Organization. Only holders of Class A-1 Voting Interest have a vote on any matter except for the election of members to the Board of Governors. The holder of the Class A-2 unit has the right to elect one member to the Board.

During the year ended December 31, 2002, the Company issued 9,877 units of Class B interest for total consideration of $168,235, including $100,000 cash. Non-cash components were: $3,505 compensation to management, $37,420 conversion of a note payable, and $27,310 to purchase the minority interest in its subsidiary.

During the year ended December 31, 2001, the Company redeemed 11,200 units of Class B interest for $13,000 and received $3,700 for 12,200 units. This redemption was part of a settlement agreement with two departing former members.

Note 9 – Interest Expense

Interest incurred and charged to expense for the years ended December 31, 2002 and 2001, totaled $10,204 and $2,270, respectively, including $8,926 in interest costs associated with product financing arrangements in fiscal 2002.

Note 10 - Research and Development Contracts

Substantially all of the Company’s revenue is earned by research and development projects related to possible applications of the One Atmosphere Uniform Glow Discharge Plasma and sponsored by Federal agencies. These contracts and grants primarily reimburse costs expended, both direct project costs such as direct materials, labor, subcontract costs, and certain allocated indirect costs such as indirect labor costs, occupancy costs and other general overhead. Due to the nature of the contracts, total costs allocated to a contract approximate revenues earned. Contract terms are generally payable upon submission of a periodic progress statement to the funding agency, and are typically paid within 30 days of submission. Certain Federal agencies perform reviews of the Company prior to granting the contracts, and all contracts are subject to final audit and possible refunds at the discretion of the Federal agencies. One agency requires a holdback of 15% of all costs until final completion. In the case of contracts and grants, rights to any inventions vest with the Company, providing certain requirements are met.

Substantially all of the Company’s costs are for research and development, either directly or indirectly, and relate to both research contracts and internal research projects.

Note 11 - Concentration of Credit Risk

The Company maintains cash accounts at various financial institutions. The balances, at times, may exceed federally insured limits. At December 31, 2002, the Company had cash on deposit exceeding the federally insured limit by $17,156.

Note 12 – Notes Payable Under Agreement with Tice Technology

The Company entered into a letter of intent to sell substantially all of its assets, including all tangible property and commercialization, patent and market rights, to Tice Technology, Inc. (Tice,) a publicly traded holding company, in exchange for 87,456,629 shares of Tice Common stock (approximately 34%) and 500,000 shares of Tice Class B Common (approximately 67%.)

The Term Sheet was extended in January 2003 to expire no later than June 30, 2003, and is non-binding except as to repayment, or conversion to equity, of funds advanced by Tice prior to closing and certain confidentiality and exclusivity provisions and is contingent on the execution of a definitive agreement. As part of the agreement, Tice provided $1,500,000 to the Company prior to closing to allow the Company to fulfill a Stock Redemption Release and Acquisition Agreement with A3 Technologies, Inc., with whom the Company had previously signed a term sheet.

In addition, Tice provides funding for the Company’s operations through advances until the sale agreement closes. At December 31, 2002, Tice had provided a total of $2,075,000 in advances, including operating advances, and the $1,500,000 referred to above. These advances, initially non-interest bearing, were converted on January 1, 2003 into a note payable due September 30, 2003 bearing interest at 10%.

A $225,000 loan originally from a member of the Company will be converted to Tice stock and will therefore be owed to Tice. This note bears interest at 8%, is due March 31, 2003, and is secured by equipment.

Note 13 – SIMPLE Plan

During 2002, the Company established a Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) covering all employees receiving at least $5,000 in compensation in a calendar year. The Company contributes 2% of eligible compensation. Cost of the plan for the year ending December 31, 2002, was $7,394.

Note 14 – Acquisition of A3 Technologies

On July 9, 2002, under the terms of a settlement agreement, the Company acquired 100% ownership of the outstanding common shares of A3 and obtained and perfected all ownership rights associated with certain intellectual property which were either not owned by the Company at that time or were disputed as to their ownership.

The results of A3’s operations have been included in the consolidated financial statements of the Company since July 9, 2002. A3 was formed for the purposes of raising capital for the development of products based on certain patents and intellectual property and the commercialization of such products. As a result of the acquisition of A3 stock, the Company perfected its ownership of certain patent rights and rights to commercialize, the ownership of which was clouded by the original November 2001 documents and threats of litigation between the parties. The resolution of these issues has allowed the Company, through an agreement with Tice Technology, Inc., to raise additional capital for the development and commercialization of its products.

The aggregate purchase price was $1,525,000 cash, the payment of which accomplished three purposes:

1.	Acquired 100% ownership of the outstanding common shares of A3.

2.	Perfected the Company’s title to rights under a license agreement with the University of Tennessee Research Corporation (“UTRC”).

3.	Prevented the filing of a lawsuit against the Company by A3 or other stockholders of A3 which would have impaired the Company’s ability to exploit the intellectual property rights that were in dispute, impaired the Company’s ability to raise additional capital and avoided the depletion of the Company’s resources due to the anticipated expense of a highly technical and potentially protracted litigation of the issues.

Except for the intangible rights described above, the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition was nominal. The acquisition cost allocated to the commercialization rights (including internally developed patents, unpatented technologies and primarily the license agreement with UTRC) was $1,525,000—an increase of $425,000 over the previously released statements. Expenses, as restated, were reduced by the same amount. These rights are being amortized over 15 years (the average remaining lives of the underlying patents).

The following is the supplemental proforma unaudited information with respect to the Company’s acquisition of A3 for the periods ending December 31, 2002 and December 31, 2001 and are presented as if the acquisition had occurred at the beginning of the fiscal years presented:

	AGT Year Ended December 31, 2002	A3 Year Ended December 31, 2002	Adjustments	Pro Forma
Revenues	$512,360	$—	$(67,762)	$444,598
Expenses	1,139,824	402,772	(67,762)	1,474,834

Net Loss Before Minority Interest	(627,464)	(402,772)	—	(1,030,236)
Minority Interest	5,845	—	—	5,845

Net Loss	$(621,619)	$(402,772)	$—	$(1,024,391)

	AGT Year Ended December 31, 2001	A3 From inception Two months ended December 31, 2001	Adjustments	Pro Forma
Revenues	$445,850	$—	$—	$445,850
Expenses	552,655	147,228	—	699,883

Net Loss Before Minority Interest	(106,805)	(147,228)	—	(254,033)
Minority Interest	17,597	—	—	17,597

Net Loss	$(89,208)	$(147,228)	$—	$(236,436)

Adjustments are to remove the payments to the Company received from A3 for services rendered.

Note 15 - Intangibles

Intangibles at December 31, 2002, include:

	Amount	Accumulated Amortization	Net	Amortization
				Expense	Period
Commercialization Rights	$1,525,000	$30,556	$1,494,444	$30,556	15 years
Purchased Patents	100,000	2,315	97,685	2,315	18 years
Trademark	911	59	852	23	40 years
Attorney fees incurred in relation to patents not yet granted	14,238	—	14,238	—

Total	$1,640,149	$32,930	$1,607,219	$32,894

Amortization costs for the next five years are expected to be approximately $107,000 per year.

Note 16 - Equity Based Compensation

Effective January 1, 2002, the Company awarded to members of management a bonus of 5% of the Class B membership interests. Compensation costs recognized were $3,505 based on 4,673 shares issued with a value of $.75 per share. At December 31, 2002, the Company had also granted an option to its incoming Governor for 1,600 shares at $.75 per share which had not been exercised. Compensation costs related to these shares of $1,200 is expected to be recognized as services are provided in 2003.

Note 17 – Subsidiaries

At December 31, 2002, the Company acquired the 34.1381% minority interest in its subsidiary, Plasma Gen, LLC, by issuing 863 shares of its Class B membership interest valued at $27,310. The value of the shares issued was determined based on the contribution of an outside investor for Class B shares at the same date. The subsidiary had initially been formed to pursue a particular commercialization project, but had been generally inactive since formation. The reason for the acquisition was to simplify the structure of the Company.

Condensed Balance Sheet for Plasma Gen, LLC at December 31, 2002

Cash	$8,635
Property and Equipment - Assigned Value (Net of Accumulated Depreciation of $3,153, and reduced in consolidation by $17,248)	7,490

Total Assets	$16,125

Advances from Parent	$25,016
Equity	(8,891)

Total Liabilities and Equity	$16,125

At December 31, 2002, the Company also owns a majority of the stock of A3 Technologies. The stock is held in escrow pending its liquidation and has been inactive since its acquisition.

Note 18 – Continuing Operations

As discussed above, upon closing of the agreed upon sale, it is expected that the Company’s operations will cease except for the holding of Tice stock. The Company is restricted from transferring the acquired shares for a period of twelve months following the closing. However, the acquired shares may be distributed to the Company’s members in the event that the Company liquidates.

Should the sale not be completed, Tice has the option of converting the Company’s debt to equity. Should the sale not be completed, the Company’s revenues are insufficient to fund its operations at their current level.

Appendix E

Tice Technology, Inc. And Atmospheric Glow Technologies, LLC

Unaudited Pro Forma Combined Condensed Financial Statements

Tice Technology, Inc. And Atmospheric Glow Technologies, LLC

Unaudited Pro Forma Combined Condensed Balance Sheet

As Of September 30, 2003

	Tice Technology, Inc.	Disposal Adjustments	Adjusted Tice Technology, Inc.	Atmospheric Glow Technologies, LLC	Acquisition Adjustments	Pro Forma
	(unaudited)		(unaudited)	(unaudited)
Assets
Cash	$5,478	$—	$5,478	$87,257	$575,000	$667,735
Accounts receivables	—	—	—	135,236	—	135,236
Advances to Atmospheric Glow Technologies, LLC	2,687,500	—	2,687,500	—	(2,687,500)	—
Prepaid expenses and other current assets	—	—	—	28,421	—	28,421
Assets of discontinued operations	369,866	(369,866)	—	—	—	—

Total current assets	3,062,844	(369,866)	2,692,978	250,914	(2,112,500)	831,392
Property and equipment, net	—	—	—	577,559	—	577,559
Note receivable	209,000	—	209,000	—	—	209,000
Intangible assets, net	151,765	—	151,765	1,558,869	—	1,710,634
Total assets	$3,423,609	$(369,866)	$3,053,743	$2,387,342	$(2,112,500)	$3,328,585

Liabilities and Stockholders’ (Deficit) Equity
Current portion of notes payable	$4,102,615	$—	$4,102,615	$—	$(3,191,015)	$911,600
Current portion of notes payable to related parties	1,056,250	1,300,000	2,356,250	2,945,495	(5,268,750)	32,995
Obligations under sale agreements	—	628,293	628,293	—	(628,293)	—
Accounts payable	279,488	—	279,488	231,170	—	510,658
Accrued liabilities	557,782	—	557,782	78,020	(423,700)	212,102
Liabilities of discontinued operations	2,871,896	(2,871,896)	—	—	—	—

Total current liabilities	8,868,031	(943,603)	7,924,428	3,254,685	(9,511,758)	1,667,355

Deferred compensation to members	—	—	—	179,423	—	179,423
Notes payable to related parties, less current portion	565,721	—	565,721	—	—	565,721
Liabilities of discontinued operations	23,837	(23,837)	—	—	—	—

Total liabilities	9,457,589	(967,440)	8,490,149	3,434,108	(9,511,758)	2,412,499
Stockholders’ (deficit) equity	(6,033,980)	597,574	(5,436,406)	(1,046,766)	7,399,258	916,086

Total liability and stockholders’ (deficit) equity	$3,423,609	$(369,866)	$3,053,743	$2,387,342	$(2,112,500)	$3,328,585

See Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

Tice Technology, Inc. And Atmospheric Glow Technologies, LLC

Unaudited Pro Forma Combined Condensed Statement Of Operations

	Tice Technology, Inc. For the year ended March 31, 2003	Atmospheric Glow Technologies, LLC For the year ended December 31, 2002	Adjustments	Pro Forma
			Note 3
Operating revenues:
Contract revenues earned	$—	$511,881	$—	$511,881
Other	130,769	479	—	131,248

Total operating revenues	130,769	512,360	—	643,129

Operating expenses:
Compensation of members	—	235,501	—	235,501
Laboratory materials and services	—	325,803	—	325,803
General and administrative expenses	703,300	305,191	—	1,008,491
Payroll and related costs	—	181,146	—	181,146
Occupancy expenses	—	92,183	—	92,183

Total operating expenses	703,300	1,139,824	—	1,843,124

Operating loss	(572,531)	(627,464)	—	(1,119,995)
Other expenses
Interest expense	(344,638)	—	245,764	(98,874)
Other expense	(50,000)	—	—	(50,000)

Loss from continuing operations before foreign taxes	(967,169)	(627,464)	245,764	(1,348,869)
Provision for foreign taxes	13,077	—	—	13,077

Loss from continuing operations	$(980,246)	$(627,464)	$245,764	$(1,361,946)

Pro forma basic and diluted loss from continuing operations per share				$(0.01)

Shares used in the calculation of pro forma basic and diluted loss from continuing operations per share				253,550,315

See Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

Tice Technology, Inc. And Atmospheric Glow Technologies, LLC

Unaudited Pro Forma Combined Condensed Statement Of Operations

	Tice Technology, Inc. For the six months ended September 30, 2003	Atmospheric Glow Technologies, LLC For the six months ended June 30, 2003	Adjustments	Pro Forma
	(unaudited)	(unaudited)	(Notes 4 & 5)
Operating revenues:
Contract revenues earned	$—	$252,568	$—	$252,568
Other	45,046	—	—	45,046

Total operating revenues	45,046	252,568	—	297,614

Operating expenses:
Compensation of members	—	118,069	—	118,069
Laboratory materials and services	—	94,061	—	94,061
General and administrative expenses	225,557	123,528	—	349,085
Payroll and related costs	—	158,949	—	158,949
Occupancy expenses	—	125,078	—	125,078

Total operating expenses	225,557	619,685	—	845,242

Operating loss	(180,511)	(367,117)	—	(547,628)
Other expenses
Interest expense	(203,864)	—	154,427	(49,437)

Loss from continuing operations before foreign taxes	(384,375)	(367,117)	154,427	(597,065)
Provision for foreign taxes	4,505	—	—	4,505

Loss from continuing operations	$(388,880)	$(367,117)	$154,427	$(601,570)

Pro forma basic and diluted loss from continuing operations per share				$(0.00)

Shares used in the calculation of pro forma basic and diluted loss from continuing operations per share				253,550,315

See Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

Tice Technology, Inc. And Atmospheric Glow Technologies, LLC

Notes To Unaudited Pro Forma

Combined Condensed Financial Statements

As of September 30, 2003

Tice Technology, Inc. & Subsidiaries (“Tice” or the “Company”) has decided to pursue a new line of business in an effort to improve operating performance. Historically, the Company has incurred operating losses through its former and existing subsidiaries, and the Board of Directors and management believe that a new opportunity is needed to improve operating results and provide the possibility of creating future value. The technology owned by A-G Tech, in the opinion of the Board of Directors, represents this opportunity. This represents a major shift of strategy for the Company.

BASIS OF PRESENTATION

The accompanying unaudited pro forma combined condensed financial statements (the “Statements”) give effect to the acquisition by Tice and its subsidiaries, Tice Engineering and Sales, Inc. (“TES” and LandOak Company, Inc. (“LandOak”), of Atmospheric Glow Technologies, LLC (“AG Tech”), and the effect of the disposal of LandOak by Tice. This acquisition and disposal (the “Transaction”) are expected to occur no later than March 31, 2004. The accompanying Statements include the combined condensed September 30, 2003, balance sheet and the combined condensed statements of operations for the year ended March 31, 2003 for Tice and December 31, 2002 for A-G Tech, and the six-months ended September 30, 2003 for Tice and June 30, 2003 for A-G Tech.

The March 31, 2003 financial statements for Tice and the December 31, 2002 financial statements for A-G Tech used in the pro forma information have been audited. All other financial statements used in the pro forma information are unaudited. In the opinion of management, the unaudited financial statements used in the pro forma information reflect all adjustments necessary to present fairly the respective pro forma combined condensed financial statements. Such adjustments consist only of normal recurring accruals and adjustments and intercompany eliminations.

The Statements reflect accounting for this Transaction as a reverse acquisition, except that no goodwill or other intangibles are recorded. That is, the Transaction, after Tice’s disposition of LandOak, is equivalent to the issuance of stock by A-G Tech for the net monetary assets of Tice, accompanied by a recapitalization.

These Statements should be read in conjunction with the audited financial statements and related notes for both of Tice and A-G Tech contained elsewhere in the proxy statement. Combined operations for the periods that are reflected in the accompanying Statements are not necessarily indicative of those to be expected for the entire fiscal year.

PRO FORMA COMBINED CONDENSED FINANCIAL DATA

The unaudited pro forma combined condensed balance sheet as of September 30, 2003 is presented as if the reverse acquisition had occurred as of September 30, 2003. The unaudited pro forma combined condensed statements of operations for the year ended March 31, 2003 and the six-months ended September 30, 2003 for Tice and the unaudited pro forma combined condensed statements of operations for the year ended December 31, 2002 and the six-months ended June 30, 2003 for A-G Tech are presented as if the reverse acquisition had occurred at the beginning of the fiscal years presented and continued through the interim periods presented.

These Statements are based on the assumptions and adjustments described in the accompanying notes and should be read in conjunction with the audited financial statements of Tice and A-G Tech. These Statements are based on historical information and not necessarily indicative of the financial position that would have been reported had such events actually occurred on the date specified, nor is it indicative of the merged Company’s financial future.

Note 1 – Overview

Tice and A-G Tech have entered into a term sheet to allow Tice to acquire the assets of A-G Tech. The closing of this Transaction is expected to be no later than March 31, 2004. Tice is a publicly held holding company with two subsidiaries. A-G Tech is a Tennessee Limited Liability Company that is a development stage enterprise pursuing the development and commercialization of the patented One Atmospheric Uniform Glow Discharge Plasma.

Several conditions, some of which have been met, are required for the Transaction to be completed. Tice must divest two of its subsidiaries, MidSouth and LandOak. Tice has sold MidSouth. Tice has a verbal agreement to sell LandOak to two current directors of Tice. Additionally, Tice must have the shareholders of Tice approve an amendment to the charter of the Company increasing the number of authorized shares of Tice to 400,000,000 from its current 30,000,000. Tice must also raise a minimum of $6.5 million, with a minimum of $3.25 million to be available to A-G Tech both before and after closing. Tice has raised $3.5 million during a Phase I Private Placement, and is currently undertaking a Phase II Private Placement to raise between $6 million and $12.8 million to meet or exceed the requirements of the term sheet with A-G Tech. In consideration of the purchase by Tice, Tice will issue 87 million shares of Tice common stock to A-G Tech.

Note 2 – Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet

The following table summarizes eliminations and adjustments made to the unaudited pro forma combined condensed balance sheet:

Tice Technology, Inc. and Atmospheric Glow Technology, LLC

Adjustments to Pro Forma Combined Condensed Balance Sheet

September 30, 2003

Unaudited

		Acquisition Adjustments
	(A1) Sale of LandOak	(A2) Intercompany Eliminations	(A3) Fund Raising	(A4) Conversion of Notes	Total Acquisition Adjustments
Assets
Cash	$—	$—	$575,000	$—	$575,000
Accounts receivables	—	—	—	—	—
Advances to Atmospheric Glow Technologies, LLC	—	(2,687,500)	—	—	(2,687,500)
Prepaid expenses and other current assets	—	—	—	—	—
Assets of discontinued operations	(369,866)	—	—	—	—

Total current assets	(369,866)	(2,687,500)	575,000	—	(2,112,500)
Property and equipment, net	—	—	—	—	—
Note receivable	—	—	—	—	—
Intangible assets, net	—	—	—	—	—
Total assets	$(369,866)	$(2,687,500)	$575,000	$0	$(2,112,500)

Liabilities and Stockholders’ Deficit
Current portion of notes payable	$—	$—	$575,000	$(3,766,015)	$(3,191,015)
Current portion of notes payable to related parties	1,300,000	(2,687,500)	—	(2,581,250)	(5,268,750)
Obligations under sale agreements	628,293	—	—	(628,293)	(628,293)
Accounts payable	—	—	—	—	—
Accrued liabilities	—	—	—	(423,700)	(423,700)
Liabilities of discontinued operations	(2,871,896)	—	—		—

Total current liabilities	(943,603)	(2,687,500)	575,000	(7,399,258)	(9,511,758)

Deferred compensation to members	—	—	—	—	—
Notes payable to related parties, less current portion	—	—	—	—	—
Liabilities of discontinued operations	(23,837)	—	—	—	—

Total liabilities	(967,440)	(2,687,500)	575,000	(7,399,258)	(9,511,758)
Stockholders’ deficit	597,574	—	—	7,399,258	7,399,258

Total liability and stockholders’ deficit	$(369,866)	$(2,687,500)	$575,000	$0	$(2,112,500)

Note 2 – Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet (continued)

Eliminations and Adjustments:

(A1)	Represents the elimination of assets and liabilities of LandOak Company, Inc. (“LandOak” the stock of which is being sold to Patrick Martin and Michael Atkins (Tice directors) as a condition of the reverse acquisition of the Company with A-G Tech. The Company’s intercompany obligation of $628,293 to LankOak remains as an obligation payable to the purchaser under the terms of stock sale agreement and is convertible into Common Stock at a rate of $0.11 per share at the option of the holders. Also remaining are convertible notes totaling $1,300,000 issued to Mr. Martin and Mr. Atkins as part of their agreement to acquire LandOak and to satisfy certain loan reduction requirements of LandOak. The $1,300,000 notes payable to Mr. Martin and Mr. Atkins convert at a rate of $0.07 per share, similar to terms given to investors of the Phase I Private Placement. The Company expects to realize a gain on the LandOak sale of approximately $600,000.

(A2)	Represents the elimination of intercompany amounts due to and from the parties. Amounts include a due to Tice from A-G Tech of $2,687,500 and a due from A-G Tech to Tice of $2,687,500.

(A3)	Additional funds raised during the Company’s Phase II Private Placement offerings, representing the minimum amounts needed to satisfy the requirements of the Term Sheet between the Company and A-G Tech.

(A4)	Represents the conversion of notes payable, notes payable-related parties and other obligations of the Company to equity as follows:

Description	Per Share	Amount
Phase I Private Placement - non-related parties	$0.07	$3,293,516
Assumed bank obligation - Mr. Martin	0.11	372,499
Assumed note payable - Mr. Martin	0.11	100,000

		$3,766,015

Phase I Private Placement - related parties	0.07	$1,006,250
Notes payable - Mr. Martin and Mr. Atkins	0.07	1,300,000
Assumed note payable - Mr. Martin	0.11	50,000
Note payable - Tennessee Center for Research & Development	0.07	225,000

		$2,581,250

Assumed obligation - Mr. Martin and Mr. Atkins	0.11	$628,293

Accrued wages and consulting fees	0.11	$146,291
Assumed note payable interest - Mr. Martin	0.11	49,250
Accrued interest satisfied with Phase I conversions		228,159

		$423,700

Note	3 – Adjustment to the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended March 31, 2003, for Tice and the year ended December 31, 2002, for A-G Tech represents elimination of certain interest expense related to all interest bearing notes payable converted to equity or paid at closing of the reverse acquisition between Tice and A-G Tech.

Note	4 – Adjustment to the Unaudited Pro Forma Combined Condensed Statement of Operations for the six-months ended September 30, 2003, for Tice and the six-months ended June 30, 2003, for A-G Tech represents elimination of certain interest expense related to all interest bearing notes payable converted to equity or paid at closing of the reverse acquisition between Tice and A-G Tech.

Note	5 – As permitted by SFAS 148 and 123, Tice will choose to apply the fair value method in accounting for options issued as part of this business combination. As a condition of the proposed transaction, Tice has agreed to issue to The Lanrick Group, Inc., which is owned by Mr. Martin, a director and shareholder of Tice, options to acquire 7,142,857 Tice Common Shares at a price of $0.07 per share for three years and to A-G Tech options to acquire 1,375,000 Tice Common Shares at a price of $0.11 per share for three years. There is a fair market value for the Lanrick options of $28,574 and no value for A-G Tech options (based on a share price of $0.06 on December 19, 2003, a dividend growth rate of 0.0%, expected volatility of 12% as determined using the prior three year period, a risk-free interest rate of 4.41 % and a three year life). There is no impact on stockholders’ deficit for the period shown and there would be no impact on the net loss per share for the periods covered.

Note 6 – Valuation of Intangible Assets

Purchased intangible assets are recorded at cost and evaluated periodically to determine any impairment based on an evaluation of the assets fair value utilizing a discounted cash flow model. This requires assumptions about the timing and amount of future cash flows, the risk and cost of capital. For the assessment of impairment, intangible assets are reviewed at least on a quarterly basis.

An assessment of impairment was performed at December 31, 2002 and September 30, 2003, evaluating the asset’s fair value using a discounted cash flow model. The assumptions related to timing of future cash flows were lowered during the September 30, 2003 assessment, however, in management’s opinion based on this evaluation, the fair value of the intangible assets, and in particular the Commercialization Rights, was still in excess of their carrying value. The Company can make no assurance that similar timing or other changes in the assumptions used to evaluate the assets fair value will not occur in the future which could result in impairment of the value of the intangible assets.

Factors used to assess the impairment of the commercialization rights at A-G Tech will include, but not be limited to, the following items:

•      Default or loss of the license agreement with UTRC;

•      Inability to generate or secure development funding for commercialization of products, in particular the EPS System;

•      Significant increases in costs or cost estimates required to complete development or commercialize products;

•      Reductions of expected market penetrations or market definitions that would significantly reduce revenue opportunities;

•      Significant delays to the timetable necessary to complete development or design activities necessary to commercialize product applications;

•      Inability to develop viable strategic alliances necessary for certain development, manufacturing or distribution activities;

•      Challenges to the validity of the patents that render the patent protection worthless;

•      Unsatisfactory test results related to product development; or

•      Changes in the regulatory environment that would require significantly higher expenditures for development or distribution of the products.

Appendix F

(1)	The University of Tennessee Research Corporation and Atmospheric Glow Technologies, LLC License Agreement

(2)	First Amendment to The University of Tennessee Research Corporation and Atmospheric Glow Technologies, LLC License Agreement

THE UNIVERSITY OF TENNESSEE RESEARCH CORPORATION

and

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

LICENSE AGREEMENT

This Agreement is made and entered into this the 20 day of October 2000 (the “EFFECTIVE DATE”) by and between THE UNIVERSITY OF TENNESSEE RESEARCH CORPORATION, a non-profit corporation duly organized and existing under the laws of the State of Tennessee and having its principal office at 1534 White Avenue, Suite 403; Knoxville, Tennessee, 37996-1527; U.S.A. (hereinafter referred to as “UTRC”), and ATMOSPHERIC GLOW TECHNOLOGIES, LLC, a Limited Liability Company duly organized under the laws of Tennessee and having its principal office at 2340 Stock Creek Road, Rockford, Tennessee 37853-3004 (hereinafter referred to as “LICENSEE”).

WITNESSETH:

WHEREAS, UTRC is the owner of certain PATENT RIGHTS (as later defined herein) and has the right to grant licenses under said PATENT RIGHTS (subject to pre-existing rights granted to third parties and further subject to a royalty-free, non-exclusive license and other rights held by the United States Government);

WHEREAS, UTRC desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

WHEREAS, LICENSEE has represented to UTRC, to induce UTRC to enter into this Agreement, that LICENSEE shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that commercial utilization shall result therefrom; and

WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set out below. The singular shall be interpreted as including the plural and vice versa, unless the context clearly indicates otherwise.

1.1	“LICENSEE” shall include a related company of Atmospheric Glow Technologies, LLC. the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by Atmospheric Glow Technologies, LLC, an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of Atmospheric Glow Technologies, LLC and an organization, the majority ownership of which is directly or indirectly common to the majority ownership of Atmospheric Glow Technologies, LLC.

1.2	“PATENT RIGHTS” shall mean all of the following UTRC intellectual property:

a.	any United States patents listed in Appendix A;

b.	any United States patent applications listed in Appendix A, and any divisionals, continuations and claims of continuation-in-part applications directed to subject matter specifically described in the patent applications listed in Appendix A, and the resulting patents;

c.	any patents resulting from reissues or reexaminations of the United States patents described in a. and b. above;

d.	any foreign patents listed in Appendix A;

e.	any foreign patent applications listed in Appendix A, and divisionals, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically described in such foreign patent applications, and the resulting patents;

f.	any foreign patent applications filed after the EFFECTIVE DATE directed to subject matter specifically described in the United States patent applications listed in Appendix A, and the resulting patents; and

g.	any foreign patents, resulting from equivalent foreign procedures to United States reissues and reexaminations, of the foreign patents described in d., e. and f. above.

1.3	A “LICENSED PRODUCT” shall mean any product or part thereof which:

a.	is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

b.	is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.

1.4	A “LICENSED PROCESS” shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS.

1.5	“NET SALES” shall mean LICENSEE’s and its sublicensees’ billings for LICENSED PRODUCTS and LICENSED PROCESSES (including the performance by LICENSEE and its sublicensee(s) of a LICENSED PROCESS for which consideration is received) less the sum of the following:

a.	discounts allowed in amounts customary in the trade for quantity purchases, cash payments, prompt payments, wholesalers and distributors;

b.	sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

c.	outbound transportation prepaid or allowed; and

d.	amounts allowed or credited on returns.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. NET SALES shall occur when payment for a LICENSED PRODUCT or LICENSED PROCESS is received. If a LICENSED PRODUCT or LICENSED PROCESS shall be distributed, performed, or invoiced for a discounted price substantially lower than customary in the trade or distributed at no cost to affiliates or otherwise, NET SALES shall be based on the highest amount billed to unaffiliated third parties for such LICENSED PRODUCTS and LICENSED PROCESSES.

1.6	An “ORIGINATOR” shall mean any individual listed as an inventor of PATENT RIGHTS.

1.7	“TERRITORY” shall mean, as to any individual patent or patent application included within PATENT RIGHTS, the country(ies) in which such patent or application is filed, issued, or maintained.

1.8	“FIELD OF USE” shall mean all fields of use except:

a.	plasma aerodynamics in the aviation/aerospace fields;

b.	deposition of SiOx on the interior of packages designed to hold products for human consumption;

c.	preparation of surfaces for electroplating;

d.	nitriding of surfaces; and

e.	pattern etching of surfaces.

1.9	“UNIVERSITY” shall mean The University of Tennessee.

ARTICLE 2. GRANT

2.1	UTRC hereby grants to LICENSEE, subject (1) to the provisions of Article 2.4 below and (2) to any rights held or restrictions imposed by the United States or any agency thereof (including but not limited to march-in rights):

a.	the right and license during the term of this Agreement in the TERRITORY for the FIELD OF USE to practice under the PATENT RIGHTS to make, have made, use, sell and lease LICENSED PRODUCTS and to perform any LICENSED PROCESS, all to the extent not prohibited by other patents that are issued and in force and have not been declared invalid by a court or other governmental body of competent jurisdiction; and

b.

the right of first refusal for a period of two (2) years from the EFFECTIVE DATE to acquire a license under the patent applications/issued patents listed on Appendix C (such patet applications/issued patents being hereinafter referred to a “ROFR Patent Rights”), attached hereto and incorporated by reference herein, on terms offered by any third party that are acceptable to UTRC. Within thirty (30) days after being notified by UTRC of such opportunity. LICENSEE shall elect in writing to exercise or decline its right of first refusal under the presented terms. In the event that LICENSEE exercises its right of first refusal, UTRC and LICENSEE shall promptly execute a license agreement for the ROFR Patent Rights that is substantially similar to this Agreement except for those terms specific to the offer made by the third party. From and after the first-to-occur of the expiration of the two-year right-of-first-refusal period or notice to UTRC that LICENSEE chooses not to exercise its right of first refusal, LICENSEE shall have no further rights under this Article 2.1b or the ROFR Patent Rights. UTRC shall have the right but not the obligation to file, prosecute and/or maintain the ROFR Patent Rights.

2.2	LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States if any of the PATENT RIGHTS containing a claim covering such LICENSED PRODUCTS resulted in whole or in part from research funded by the United States government or any agency thereof.

2.3	In order to establish a measure of exclusivity for LICENSEE, UTRC hereby agrees that it shall not grant any other license during the term of this Agreement under the PATENT RIGHTS in the TERRITORY for the FIELD OF USE to make, have made, use, lease, or sell LICENSED PRODUCTS or to perform any LICENSED PROCESS, subject to the provisions of Article 2.4 below and further subject to any rights held or restrictions imposed by the United States Government in the TERRITORY for the FIELD OF USE.

2.4	Limitations on the license granted:

a.	UTRC hereby reserves on behalf of itself, any assignee or successor organization of UTRC, and the UNIVERSITY the limited right to practice under the PATENT RIGHTS for the FIELD OF USE in the TERRITORY for non-commercial educational, research, and institutional purposes and the right to extend such right to the ORIGINATORS, to any successor(s) of UTRC or the UNIVERSITY, and to any non-profit institution with which an ORIGINATOR may be affiliated. UTRC will give LICENSEE notice of any such extension of rights to a non-profit institution (other than UNIVERSITY) with which an ORIGINATOR is affiliated.

b.	UTRC also reserves on behalf of itself, any assignee or successor organization of UTRC, and the UNIVERSITY the right to grant one or more licenses under the PATENT RIGHTS for the FIELD OF USE in the TERRITORY to any organization listed on Appendix C (or to such organization’s permitted assignee(s) or successor(s)-in-interest), as required by pre-existing contracts entered into with such organization by UTRC and/or the UNIVERSITY.

c.	UTRC also reserves on behalf of itself, any assignee or successor organization of UTRC, and the UNIVERSITY the right to conduct commercial research utilizing the technology claimed in PATENT RIGHTS for the FIELD OF USE for any third party and/or grant a research license for the FIELD OF USE to any third party that enters into an agreement to provide financial support for research to be conducted at the UNIVERSITY, where such work involves or requires or would benefit from the use of the technology claimed in PATENT RIGHTS.

d.	UTRC also reserves on behalf of itself, any assignee or successor organization of UTRC, and the UNIVERSITY the right to grant a commercial and/or a research license under the PATENT RIGHTS for the FIELD OF USE in the TERRITORY to any third party for the purpose of enabling such third party to practice under a patent application filed by UTRC after the EFFECTIVE DATE.

e.

UTRC reserves on behalf of itself, any assignee or successor organization of UTRC, and the UNIVERSITY (1) the right to practice under the PATENT RIGHTS outside the FIELD OF USE for any commercial or non-commercial purpose; (2) the right to practice under the PATENT RIGHTS outside the TERRITORY for any commercial or non-commercial purpose; and (3) the right to grant one or more licenses for the purpose of extending such rights to any third party(ies).

f.	LICENSEE agrees upon request of UTRC or any assignee or successor organization of UTRC to grant a commercial and/or a research sublicense in the TERRITORY for the FIELD OF USE in a timely manner and on reasonable terms to any third party that provides financial support to the UNIVERSITY for research or development of any of the technology claimed in PATENT RIGHTS provided that (1) such obligation on the part of LICENSEE shall be subject to any license(s) under the PATENT RIGHTS granted to third parties by LICENSEE prior to the date of such request on the part of UTRC; (2) LICENSEE shall not be required to grant a license to a third party for the manufacture, use, leasing, or sale of any LICENSED PRODUCT that LICENSEE is at that time offering for sale unless required by the United States government or any agency thereof; and (3) LICENSEE shall not be required to grant a license to a third party research sponsor in any field of use that is unrelated to the sponsored research.

2.5	LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. Upon any termination of this Agreement, sublicensees’ rights shall also terminate, subject to Article 13.6 hereof.

2.6	LICENSEE agrees to incorporate Articles 2, 5, 7, 8, 9, 10, 12, 13 and 15 of this Agreement into its sublicense agreements, so that these Articles shall be binding upon such sublicensees as if they were parties to this Agreement. LICENSEE’s failure to perform in accordance with this Article 2.6 shall render such attempted sublicense void and shall be grounds for UTRC to terminate this Agreement pursuant to Article 13.3 hereof.

2.7	LICENSEE agrees to forward to UTRC a copy of any and all sublicense agreements promptly upon execution by the parties.

2.8	LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement without the express prior written permission of UTRC which consent shall not be unreasonably withheld or delayed.

2.9	Nothing in this Agreement shall be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology or patent rights of UTRC or any other entity other than the PATENT RIGHTS, regardless of whether such patent rights shall be dominant or subordinate to any PATENT RIGHTS.

ARTICLE 3. DILIGENCE

3.1	LICENSEE shall use its best efforts to bring one or more LICENSED PRODUCTS to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS throughout the life of this Agreement.

3.2	In addition, LICENSEE shall adhere to the following milestones:

a.

LICENSEE shall deliver to UTRC within thirty (30) days after the EFFECTIVE DATE a current business plan showing the amount of money, number and kind of personnel and time budgeted and planned for each phase of development and marketing of the LICENSED PRODUCTS and LICENSED PROCESSES, and

shall provide similar reports to UTRC on or before November 1 of each year during the term of this Agreement.

b.	LICENSEE shall develop a working model of a one-atmosphere uniform glow discharge plasma reactor (“Reactor”) on or before April 1, 2001 and permit an in-plant inspection by UTRC on or before August 1, 2001 and thereafter permit in-plant inspections by UTRC at regular intervals during normal business hours with at least twenty-four (24) hours advance notice and at least four (4) months between each such inspection. The provisions of the preceding sentence regarding advance notice and minimum interval between inspections shall not apply at any time when LICENSEE has been given notice of breach and has not cured or when LICENSEE has been given notice of termination that has not been rescinded.

c.	LICENSEE will complete an in-depth market analysis of the commercial potential of the technologies claimed in PATENT RIGHTS in the following fields of use and provide a written report of the results of such analysis to UTRC by the dates indicated:

(1)	Cleaning surfaces by decontamination and sterilization	January 31, 2001

(2)	Etching of surface layers and surface enhancements other than pattern etching	April 30, 2001

(3)	Cleaning airflow particulates and VOC reduction	July 31, 2001

(4)	Deposition of surface layers	November 30, 2001

On or before December 31, 2001, LICENSEE shall present for approval by UTRC proposed diligence requirements to be met by LICENSEE in marketing and commercialization of the licensed rights in the field(s) of use listed above, UTRC’s approval not to be unreasonably withheld. Upon written approval by UTRC, the approved diligence requirements shall automatically be added to this Article 3.2 and thus become subject to the provisions of Article 3.3. If UTRC and LICENSEE do not reach agreement on diligence requirements for particular field(s) of use within sixty (60) after the due date as indicated above, UTRC may upon written notice to LICENSEE delete such fieid(s) from the definition of FIELD OF USE. In such event, LICENSEE shall, after the date of such notice, have no further rights under this Agreement with regard to the deleted field(s).

3.3	LICENSEE’s failure to perform in accordance with Articles 3.1 and 3.2 above shall be grounds for UTRC to terminate this Agreement pursuant to Article 13.3 hereof.

ARTICLE 4. ROYALTIES AND EQUITY

4.1.	For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to UTRC in the manner hereinafter provided until this Agreement shall expire or be terminated:

a.	License Issue Fee of One Dollar ($1.00), which said License Issue Fee shall be deemed earned and due immediately upon the EFFECTIVE DATE. Such License Issue Fee is neither refundable nor chargeable against future fees or royalties of any type.

b.	Annual License Maintenance Fees according to the following schedule:

(i)	Twenty Thousand Dollars ($20,000.00) per year payable on or before September 30, 2002 and September 30, 2003;

(ii)	Forty Thousand Dollars ($40,000.00) per year payable on or before September 30, 2004 and September 30, 2005; and

(iii)	Fifty Thousand Dollars ($50,000.00) per year payable on or before September 30, 2006 and September 30 of each year thereafter during the term of this Agreement provided, however, that Running Royalties previously paid on NET SALES during the 12-month period ending on the due date of an annual License Maintenance Fee (October 1 through September 30), if any, shall be creditable against and shall reduce the License Maintenance Fee due on the last day of such period. License Maintenance Fees paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

c.	Running Royalties in an amount equal to three percent (3%) of Net Sales of the LICENSED PRODUCTS and LICENSED PROCESSES.

d.	In addition to Running Royalties, LICENSEE shall pay to UTRC the following percentages of other payments and considerations (“Percentage”), including, but not limited to, sublicense issue fees, received from sublicensees in consideration for the LICENSED PRODUCTS and LICENSED PROCESSES:

Percentage	Cumulative Amount Received during the term of this Agreement
10%	$0 - $100,000
20%	$100,001 - $200,000
30%	all amounts in excess of $200,000

For the purposes of this Agreement, the term “Cumulative Amount Received” shall mean the accumulated total of all revenues and other considerations received by LICENSEE from sublicensees during the term of this Agreement other than amounts received by LICENSEE from sublicensees as running royalties on NET SALES of sublicensees.

e.	In addition to all other considerations, LICENSEE has delivered to UTRC on even date herewith a fully-executed original of the Amended and Restated Articles of Organization of Atmospheric Glow Technologies, LLC attached hereto and incorporated herein as Appendix D, reflecting UTRC’s ownership of a Class B Non-Voting Interest and a Class C Non-Voting Priority Interest in Atmospheric Glow Technologies, LLC.

4.2.	All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government, except as otherwise provided in Article 1.5(b).

4.3.	No multiple royalties shall be payable because any LICENSED PRODUCT or LICENSED PROCESS or its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.

4.4.	Royalty payments shall be paid in United States dollars in Knoxville, Tennessee, or at such other place as UTRC may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the reporting period (as set out in Article 5.2a.) to which such royalty payments relate.

4.5.	Should LICENSEE fail to make any payment as required by this Agreement, following thirty (30) days written notice and opportunity to cure by LICENSEE, UTRC shall have the option to terminate this Agreement in accordance with the provisions of Article 13 herein.

ARTICLE 5. REPORTS AND RECORDS

5.1	LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UTRC hereunder. Said books of account shall be kept at LICENSEE’s principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of UTRC or its agents for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this Agreement. If any examination reveals a shortage in amounts paid to UTRC, LICENSEE shall promptly reimburse UTRC for the shortage together with interest thereon as provided in Article 5.5, and if the shortage is equal to or greater than five percent (5%) of the total amount due in the period under audit, LICENSEE shall in addition promptly reimburse UTRC for the cost of the examination.

5.2	LICENSEE shall deliver to UTRC true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees under this Agreement as shall be pertinent to a royalty accounting hereunder:

a.	Semi-annually, on or before June 30 (reporting matters for the immediately preceding period of November 1 through April 30) and December 30 (reporting matters for the immediately preceding period of May 1 through October 30) of each year. These reports shall include at least the following:

(i)	number of LICENSED PRODUCTS manufactured, leased and sold by and/or for LICENSEE and all sublicensees (including a breakdown for each individual sublicensee);

(ii)	total amounts invoiced and received for LICENSED PROCESSES and LICENSED PRODUCTS manufactured, used, leased, and sold by and/or for LICENSEE and all sublicensees (including a breakdown for each individual sublicensee);

(iii)	accounting for NET SALES (including a breakdown for each individual sublicensee), noting the deductions applicable as provided in Article 1.5;

(iv)	Running Royalties due under Article 4.1c. (including a breakdown of Running Royalties based on NET SALES of each individual sublicensee);

(v)	Amounts due under Article 4.1d. (including the Cumulative Amount Received by LICENSEE and a breakdown of the amount of each sublicensee’s contribution to Cumulative Amount Received)

(vi)	total amount due; and

(vii)	name and address of each sublicensee of LICENSEE and the PATENT RIGHTS licensed to each sublicensee (including the named inventors of each PATENT RIGHTS patent and application) as of the last date of the reporting period.

b.	With each such report submitted, LICENSEE shall pay to UTRC all amounts due and payable under this Agreement. If no payment shall be due, LICENSEE shall so report.

5.3	On or before the ninetieth (90th) day following the close of LICENSEE’s fiscal year, LICENSEE shall provide UTRC with LICENSEE’s certified financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement.

5.4	Any amount owed by LICENSEE under this Agreement that is not received by UTRC on or before the date due shall bear interest at a per annum rate two percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the date due. LICENSEE shall also pay all reasonable collection costs at any time incurred by UTRC in obtaining payment of amounts past due, including reasonable attorneys’ fees. The payment of such interest by LICENSEE shall not foreclose UTRC from exercising any other rights it may have as a consequence of the lateness of any payment.

5.5	All information and/or reports and the data or other matters contained therein submitted under this agreement or made available to UTRC will be maintained as a confidential trade secret of LICENSEE and shall not be copied, distributed or disclosed by UTRC in any manner without LICENSEE’s prior written consent.

ARTICLE 6. PATENT PROSECUTION

6.1	UTRC shall have the right, but not the obligation, to apply for, seek issuance of, and maintain, and prosecute or defend interferences declared with regard to the PATENT RIGHTS during the term of this Agreement. Upon request by LICENSEE, UTRC shall provide or request that its patent attorney(s) provide LICENSEE with copies of correspondence with patent offices concerning PATENT RIGHTS. In the event that UTRC elects not to prosecute or maintain any patent applications or patents that may be included within PATENT RIGHTS or if UTRC elects not to defend an interference declared with regard to the PATENT RIGHTS, UTRC shall so notify LICENSEE in writing of such election no later than thirty (30) days prior to any applicable statutory bar date or response date, as the case may be, to permit LICENSEE (at its own expense) to file, prosecute and/or maintain the patent application(s) and/or patent(s) that were the subject of such notice.

6.2	Within thirty (30) days after receipt of an invoice from UTRC, LICENSEE shall reimburse UTRC for all out-of-pocket expenses incurred by UTRC of applying for, seeking issuance of, and maintaining the PATENT RIGHTS.

6.3	In order that LICENSEE will not incur expenses for PATENT RIGHTS that it considers unnecessary to its business objectives, LICENSEE may notify UTRC in writing of particular countries that it wishes to exclude from TERRITORY. From and after the date of such notice: (1) LICENSEE shall have no rights, privileges, or license in the specified country(ies) under this Agreement; (2) LICENSEE shall have no responsibility for expenses incurred in the filing, prosecution, or maintenance of PATENT RIGHTS in the specified country(ies); (3) LICENSEE agrees that neither LICENSEE nor its sublicensee(s), if any, will thereafter manufacture, use, or sell LICENSED PRODUCTS or LICENSED PROCESSES in the specified country(ies); and (4) the specified country(ies) will be automatically deleted from the TERRITORY. LICENSEE may also notify UTRC in writing of particular U.S. patents/applications that it wishes to remove from the definition of PATENT RIGHTS. From and after the date of such notice: (1) LICENSEE shall have no rights, privileges, or license under such US patents/applications; (2) LICENSEE shall have no responsibility for expenses incurred in the filing, prosecution, or maintenance of such US patents/applications; (3) LICENSEE agrees that neither LICENSEE nor its sublicensee(s), if any, will thereafter practice under such US patents/applications for any commercial purpose or for any other purpose that would constitute an infringement of such rights; and (4) the specified US patents/applications will be automatically deleted from PATENT RIGHTS.

6.4	All patent applications and issued patents within PATENT RIGHTS shall be owned by UTRC.

6.5	LICENSEE and all its sublicensees shall mark all products covered by PATENT RIGHTS with patent numbers in accordance with the statutory requirements in the country(ies) of manufacture, use, and sale, and pending the issue of any patents, LICENSEE and its sublicensees shall stamp the products, “Patent Applied For,” or the foreign equivalent as appropriate.

ARTICLE 7. INFRINGEMENT

7.1	Each party agrees to inform the other party promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

7.2	UTRC shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS and, in furtherance of such right, LICENSEE hereby agrees that UTRC may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced, prosecuted, or defended solely by UTRC shall be borne by UTRC, and any recovery or damages derived by UTRC therefrom shall be divided equally between UTRC and LICENSEE after deduction of UTRC’s out-of-pocket expenses.

7.3

If within six (6) months after having been notified of an alleged infringement, UTRC shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if UTRC shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer in the TERRITORY for the FIELD OF USE, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS in the TERRITORY for the FIELD OF USE, and LICENSEE may, for such purposes, use the name of UTRC as party plaintiff, without expense to LICENSEE. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of UTRC, which consent shall not unreasonably be withheld or delayed. The total cost of any such infringement action commenced, prosecuted, or defended solely by LICENSEE shall be borne by LICENSEE.

7.4	In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, LICENSEE may withhold one-half of the payments otherwise thereafter due UTRC under Article 4 hereunder and apply the same toward reimbursement of LICENSEE’s out-of-pocket expenses of such litigation, including but not limited to reasonable attorneys’ fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of UTRC for any payments under Article 4 past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be divided equally between UTRC and LICENSEE.

7.5	In any infringement suit that either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

7.6	During the term of this Agreement, LICENSEE shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer in the TERRITORY for the FIELD OF USE for future use of the PATENT RIGHTS. Any upfront fees as part of such a sublicense shall be paid according to this section 7 and, if such fees exceed the costs described in this section 7, then such fees shall be treated per Article 4.

ARTICLE 8. LIABILITY; INDEMNIFICATION

8.1	In the event that UTRC, The University of Tennessee, any of their directors, officers, or employees, or any ORIGINATOR (hereinafter “Indemnified Party”) is charged with infringement of a patent by a third party or is made a party in any lawsuit (including but not limited to products liability actions) as a result of the manufacture, use, or sale of any Licensed Product under this Agreement or as a result of any obligation or activity of LICENSEE or its sublicensees under this Agreement or any sublicense, LICENSEE shall:

A.	defend or settle, at LICENSEE’s expense, any such claim of infringement or lawsuit;

B.	assume all costs, expenses, damages, and other obligations for payments incurred as a consequence of such charges of infringement or lawsuit; and

C.	indemnify and hold such Indemnified Party harmless for any and all damages, losses, liability, and costs resulting from such charge of infringement or lawsuit.

8.2

During the term of this Agreement beginning with the date of the commercial manufacture, use, or sale of a LICENSED PRODUCT or LICENSED PROCESS, LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance which shall protect LICENSEE, UNIVERSITY, and UTRC with respect to events covered by Article 8.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the State of Tennessee, shall list UNIVERSITY and UTRC as an additional named insureds thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to UTRC and UNIVERSITY prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for personal injury or death, and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage. LICENSEE shall provide UTRC and UT with Certificates of Insurance evidencing the same.

8.3	UTRC represents that it is the owner of PATENT RIGHTS and has the right to grant licenses under said PATENT RIGHTS (subject to pre-existing rights granted to third parties and further subject to a royalty-free, non-exclusive license and other rights held by the United States Government).

8.4	EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UTRC, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. IN NO EVENT SHALL UTRC, THE UNIVERSITY, OR THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER UTRC OR THE UNIVERSITY OF TENNESSEE SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS:

a.	A REPRESENTATION MADE OR WARRANTY GIVEN BY UTRC THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY;

b.	A REPRESENTATION MADE OR WARRANTY GIVEN BY UTRC AS TO THE VALIDITY OR SCOPE OF THE PATENT RIGHTS;

c.	A REQUIREMENT THAT UTRC SHALL BE RESPONSIBLE FOR THE EXPENSES OF FILING OR PROSECUTING ANY PATENT APPLICATION OR MAINTAINING ANY PATENT IN FORCE;

d.	AN OBLIGATION ON THE PART OF UTRC TO BRING OR PROSECUTE ACTIONS OR SUITS AGAINST THIRD PARTIES FOR INFRINGEMENT OF THE PATENT RIGHTS OR FOR UNAUTHORIZED USE OF THE TECHNOLOGY;

e.	AN OBLIGATION ON THE PART OF UTRC TO DEFEND ANY ACTION OR SUIT BROUGHT BY ANY THIRD PARTY; or

f.	A REPRESENTATION THAT ANY OF THE ORIGINATORS WILL AGREE TO PROVIDE TECHNICAL ASSISTANCE OR CONSULTATION TO LICENSEE, OR THAT SUCH TECHNICAL ASSISTANCE OR CONSULTATION, IF PROVIDED, WOULD BE SUFFICIENT TO ENABLE LICENSEE TO SUCCESSFULLY EXPLOIT THE PATENT RIGHTS.

ARTICLE 9. EXPORT CONTROLS

9.1	LICENSEE acknowledges that it is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended, and the United States Department of Commerce Export Administration Regulations). The transfer of such items may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. UTRC neither represents that a license shall not be required nor that, if required, it shall be issued.

ARTICLE 10. NON-USE OF NAMES

10.1	LICENSEE shall not use the names or trademarks of UTRC of the UNIVERSITY, nor any adaptation thereof, nor the names of any of their employees or any ORIGINATOR, in any advertising, promotional or sales literature without prior written consent obtained from UTRC, or said employee or ORIGINATOR, in each case, except that LICENSEE may state that it is licensed by UTRC under one or more of the patents and/or applications comprising the PATENT RIGHTS.

10.2	UTRC shall not use the names or trademarks of LICENSEE, nor any adaptation thereof, nor the names of any employee of LICENSEE, in any advertising, promotional, sales or other literature without prior written consent obtained from LICENSEE, or said employee, in each case, except that UTRC may state that it has licensed one or more of the patents and/or applications comprising the PATENT RIGHTS to LICENSEE.

ARTICLE 11. ASSIGNMENT

11.1.	This Agreement shall bind and inure to the benefit of each party to this Agreement and its respective successors and assigns. LICENSEE may not assign, transfer, or pledge this Agreement, or any interest, license, or rights of any kind granted under this Agreement, in any manner without the prior written consent of UTRC. While LICENSEE may sell, transfer or exchange, directly or indirectly, in one or more transactions, a controlling interest in LICENSEE or a substantial part of LICENSEE’S property (“Significant Transfer”) without UTRC’s prior written consent, the occurrence of a Significant Transfer without UTRC’s prior written consent shall give UTRC the right to terminate this Agreement pursuant to Article 13.1.

ARTICLE 12. DISPUTE RESOLUTION

12.1

Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation firm in the Knoxville, Tennessee area and such representatives shall schedule a date with such firm for a mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, then any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, shall be resolved by final and binding arbitration in Knoxville, Tennessee under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages. Any award rendered in such arbitration may be enforced by either party in either the courts of the State of Tennessee or in the United States District Court for the Eastern District of Tennessee, to whose jurisdiction for such purposes UTRC and LICENSEE each hereby irrevocably consents and submits.

12.2	Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

ARTICLE 13. TERMINATION

13.1	If LICENSEE shall cease to carry on its business or fail to obtain UTRC’s prior written consent to a Significant Transfer as set out in Article 11, this Agreement shall terminate upon written notice by UTRC.

13.2	Should LICENSEE fail to make any payment whatsoever due and payable to UTRC hereunder, UTRC shall have the right to terminate this Agreement effective on thirty (30) days’ written notice, unless LICENSEE shall make all such payments to UTRC within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to UTRC, the rights, privileges and license granted hereunder shall automatically terminate.

13.3	Upon any material breach or default of this Agreement by LICENSEE (including, but not limited to, breach or default under Article 3.3), other than those occurrences set out in Articles 13.1 and 13.2 herein above, which shall always take precedence in that order over any material breach or default referred to in this Article 13.3, UTRC shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on sixty (60) days’ notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default (or taken steps reasonably expected to cure the breach or default) prior to the expiration of the sixty (60) day period.

13.4	LICENSEE shall have the right to terminate this Agreement at any time on six (6) months’ notice to UTRC, and upon payment of all amounts due UTRC through the effective date of the termination.

13.5	Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Articles 1, 8, 9, 10, 12, 13.5, 13.6, and 15 shall survive any such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall make the payments to UTRC as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.

13.6	Upon termination of this Agreement for any reason, UTRC agrees to negotiate in a timely fashion and in good faith with any sublicensee of LICENSEE that is not then in default in an effort to agree on a license agreement to be executed by UTRC and the sublicensee that will grant such sublicensee no lesser rights under the PATENT RIGHTS than were held by sublicensee under its sublicense from LICENSEE. In such event, UTRC shall have the right to require the same obligations and performance from sublicensee as that required of LICENSEE hereunder. In the event that sublicensee and UTRC are unable to agree on terms of such agreement, sublicensee may submit the matter to mediation/arbitration, and by so doing, sublicensee agrees to the terms and conditions of Article 12 (Dispute Resolution) and Article 15.1 (Choice of Law). Upon the expiration of six (6) months after termination of this Agreement, sublicensee shall have no further rights under this Agreement or its sublicense agreement with LICENSEE in the absence of an executed agreement between UTRC or submission of the matter to mediation/arbitration prior to that date.

ARTICLE 14. PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

14.1	Any payments, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, return receipt requested, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

In the case of UTRC:

The University of Tennessee Research Corporation

1534 White Avenue, Suite 403

Knoxville, TN 37996-1527

In the case of LICENSEE:

Atmospheric Glow Technologies

2340 Stock Creek Blvd.

Rockford, TN 37853

ARTICLE 15. MISCELLANEOUS PROVISIONS

15.1	All disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of Tennessee, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

15.2	The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument signed by the parties.

15.3	The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

15.4	The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

THE UNIVERSITY OF TENNESSEE RESEARCH CORPORATION		ATMOSPHERIC GLOW TECHNOLOGIES, LLC

By	/s/ Ann J. Roberson	By	/s/ Kimberly Kelly-Wintenberg

Name:	Ann J. Roberson	Name:	Kimberly Kelly-Wintenberg
Title:	President	Title:	President
Date	Oct. 20, 2000	Date	Oct. 20, 2000

APPENDIX A

to License Agreement between

The University of Tennessee Research Corporation and Atmospheric Glow Technologies, LLC

PATENT RIGHTS (as of EFFECTIVE DATE)

1.	Issued Patents (U.S.)

METHOD AND APPARATUS FOR GLOW DISCHARGE PLASMA TREATMENT

OF POLYMER MATERIALS AT ATMOSPHERIC PRESSURE

U. S. Patent No. 5,456,972, issued October 10, 1995

METHOD AND APPARATUS FOR GLOW DISCHARGE PLASMA TREATMENT

OF POLYMER MATERIALS AT ATMOSPHERIC PRESSURE

U.S. Patent No. 5,403,453, issued April 4, 1995

STEADY-STATE, GLOW DISCHARGE PLASMA

U.S. Patent No. 5,414,324, issued May 9, 1995

ONE ATMOSPHERE, UNIFORM GLOW DISCHARGE PLASMA

U.S. Patent No. 5,387,842, issued February 7, 1995

METHOD AND APPARATUS FOR COVERING BODIES WITH A UNIFORM

GLOW DISCHARGE PLASMA AND APPLICATIONS THEREOF

U.S. Patent No. 5,669,583

METHOD AND APPARATUS FOR CLEANING SURFACES WITH A GLOW

DISCHARGE PLASMA AT ONE ATMOSPHERE OF PRESSURE

U.S. Patent No. 5,938,854, issued August 17, 1999

2.	Pending Applications (U.S.)

CLEANING SURFACES WITH A THERMAL NON-EQUILIBRIUM GLOW

DISCHARGE PLASMA AT HIGH PRESSURE

U.S. Application No. 09/374,690, filed August 16, 1999

APPENDIX A (page 2 of 2)

3.	Non-U.S. Patent Rights

METHOD AND APPARATUS FOR GLOW DISCHARGE PLASMA TREATMENT

OF POLYMER MATERIALS AT ATMOSPHERIC PRESSURE

Australia

Patent No. 679237 (issued)

Canada

Application No. 2,163,967

Europe

Application No. 94918192.9

Hong Kong

Application No. 98116117.7

Japan

Application No. 7-501055

Russia

Application No. 95-22-129

South Korea

Application No. 95-705310

METHOD AND APPARATUS FOR CLEANING SURFACES WITH A GLOW

DISCHARGE PLASMA AT ONE ATMOSPHERE OF PRESSURE

Australia

Patent No. 695099 (issued)

Canada

Application No. 2,222,620

Europe

Application No. 96919037.0

Japan

Application No. 8-536771

Russia

Application No. 98 100 270

South Korea

Application No. 708727/1997

CLEANING SURFACES WITH A THERMAL NON-EQUILIBRIUM GLOW

DISCHARGE PLASMA AT HIGH PRESSURE

PCT

PCT/US00/20377

PARAELECTRIC GAS FLOW ACCELERATOR

PCT

PCT/US99/00447

APPENDIX B

to the License Agreement between

The University of Tennessee Research Corporation and Atmospheric Glow Technologies, LLC

ROFR Patent Rights (as of EFFECTIVE DATE)

A.	Issued Patents (U.S.)

none

B.	Pending Applications (U.S.)

REMOTE EXPOSURE OF WORKPIECES USING A ONE ATMOSPHERE

UNIFORM GLOW DISCHARGE PLASMA

United States Application No. 09/362,471, filed July 28, 1999

C.	Non-U.S. Patent Rights

none

APPENDIX C

to License Agreement between

The University of Tennessee Research Corporation and Atmospheric Glow Technologies, LLC

LIST OF ORGANIZATIONS COVERED BY ARTICLE 2.4b.

Consortium for Plasma Science, LLC

Tetra Pak (Suisse) S.A.

General Thermal, Inc.

International Ecoscience, Inc.

Environmental Elements Corporation

AMENDMENT NO. 1

to

LICENSE AGREEMENT

between

THE UNIVERSITY OF TENNESSEE RESEARCH CORPORATION

and

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

THIS AGREEMENT is AMENDMENT NO. 1 to that certain License Agreement entered into the 20th day of October, 2000, by and between THE UNIVERSITY OF TENNESSEE RESEARCH CORPORATION, a corporation duly organized and existing under the laws of the State of Tennessee and having its principal office at 1534 White Ave., Suite 403; Knoxville, Tennessee 37996-1527 (hereinafter referred to as “UTRC”), and ATMOSPHERIC GLOW TECHNOLOGIES, LLC, a limited liability company duly organized and existing under the laws of the State of Tennessee and having its principal office at 2342 Stock Creek Road, Rockford, Tennessee 37853-3044 (hereinafter referred to as “LICENSEE”). The Effective Date of this Amendment No. 1 is September 1, 2002.

The parties do hereby amend the above referenced License Agreement as follows:

1.	Article 1, Item 1.8, FIELD OF USE, is hereby amended to read as follows:

“FIELD OF USE” shall mean all fields of use available under the Patent Rights.

2.	The first sentence of Article 2, Item 2.1b is deleted and the following is inserted in its place:

(1)	The right of first refusal, for so long this Agreement is in force and royalties are paid hereunder (and subject to the rights held and restrictions imposed by the United States government), to acquire a license under any patent applications/issued patents listed on Appendix B as well as any other patent applications/issued patents not included in PATENT RIGHTS (i) that are owned by UTRC; (ii) that name Dr. Reece Roth as an inventor; and (iii) that constitute a variation, improvement, and/or use of the One-Atmosphere Uniform Glow Discharge Technology claimed in PATENT RIGHTS (collectively referred to as “ROFR Patent Rights”)

3.

on terms offered by a third party that are acceptable to UTRC, provided that if AGT does not exercise its right of first refusal to acquire a license to any such ROFR Patent Rights within thirty (30) days after being notified by UTRC of such opportunity, UTRC shall have the right (1) to license the ROFR Patent Rights that were the subject of such notice to a third party on the terms specified in such notice and (2) notwithstanding the provisions of the License Agreement between the parties, to license the PATENT RIGHTS to such third party for the sole purpose of practicing under such ROFR Patent Rights; and (3) to retain all revenue and other consideration from such third-party license without any accounting or other obligation to AGT relative thereto. Article 2, Item 2.4a is hereby amended by adding the following sentence:

Nothing herein shall be construed in such a manner as to prohibit the use of the technology claimed in the PATENT RIGHTS for purposes of research funded by the United States Government or any agency thereof.

4.	Article 2, Items 2.4b, 2.4c, 2.4d, 2.4e, and 2.4f are each deleted and no longer a part of the License Agreement.

5.	Article 3, Items 3.2a and 3.2c are each deleted and no longer a part of the License Agreement.

6.	Article 3, Item 3.2b is hereby amended to read as follows:

LICENSEE shall permit in-plant inspections by UTRC at regular intervals during normal business hours with at least twenty-four (24) hours advance notice and at least four (4) months between each such inspection. The provisions of the preceding sentence regarding advance notice and minimum interval between inspections shall not apply at any time when LICENSEE has been given notice of breach and has not cured or when LICENSEE has been given notice of termination that has not been rescinded.

7.	Article 6 is hereby amended by adding the following as Item 6.6:

From and after the Effective Date of Amendment No. 1 to the Agreement:

a. LICENSEE shall assume responsibility for preparing, filing, prosecuting, issuing and maintaining PATENT RIGHTS and the ROFR Patent Rights listed on Appendix B. LICENSEE shall use patent counsel of its own choice that is reasonably acceptable to UTRC. LICENSEE agrees to pay all costs incident to the United States and foreign applications, patents and like protection relating to the PATENT RIGHTS and the ROFR Patent Rights listed on Appendix B, all costs incurred for filing, prosecution, issuance and maintenance fees, as well as any costs incurred in filing continuations, continuations-in-part, divisional or related applications and any re-examination or reissue proceedings. UTRC shall have the sole and exclusive right, title and ownership in and to all United States and foreign patent applications filed and patents issued pursuant to this Article 6. LICENSEE shall be responsible for recording an assignment to UTRC of patent applications filed pursuant to this Article 6 with the United States Patent and Trademark Office and with each foreign Patent Office in which such applications are filed.

b. LICENSEE agrees to keep UTRC informed, at LICENSEE’S expense, of filings and prosecutions and issuances pursuant to this Article 6 including submitting to UTRC copies of all patent applications, official actions and responses thereto within thirty (30) days of filing or receipt, as the case may be. LICENSEE agrees that it will reimburse

UTRC for its reasonable attorneys fees that UTRC incurs for review by outside counsel of the material received from LICENSEE, and LICENSEE agrees to permit UTRC to consult with LICENSEE’s patent counsel concerning PATENT RIGHTS and the ROFR Patent Rights listed on Appendix B, at LICENSEE’s expense, whenever UTRC wishes to do so. LICENSEE shall consult with UTRC regarding abandonment of any of the PATENT RIGHTS and the ROFR Patent Rights listed on Appendix B prior to such abandonment.

c. In the event that LICENSEE decides not to continue prosecution of any United States or foreign patent application to issuance or maintain any United States or foreign patent included in PATENT RIGHTS or the ROFR Patent Rights listed on Appendix B, LICENSEE shall timely notify UTRC in writing in order that UTRC may continue said prosecution or maintenance of such patent application or patent at its option and at its own expense. LICENSEE’s right under this Agreement to practice the invention(s) under such patent or patent application within PATENT RIGHTS shall immediately terminate and LICENSEE’s right of first refusal with regard to such patent or patent application within the ROFR Patent Rights shall immediately terminate. If LICENSEE fails to notify UTRC in sufficient time for UTRC to continue prosecution of a patent application or the maintenance of a patent included in PATENT RIGHTS or the ROFR Patent Rights listed on Appendix B, LICENSEE shall be considered in default of this Agreement.

8.	Article 11, Item 11.1 is hereby amended by adding to the end of this Item the following:

In all events, this consent will not be unreasonably withheld or delayed. This paragraph shall not apply to a Significant Transfer if, at the time of the Significant Transfer, the LICENSEE is an entity whose stock is traded on a recognized public exchange.

9.	Appendix B is hereby amended by adding the following:

PARAELECTRIC GAS FLOW ACCELERATOR

U.S. Application No. 09/357,403, filed July 20, 1999 and issued as U.S. Patent No. 6,200,539 on March 13, 2001 (subject to rights of the United States Government and its employee who is named as an inventor)

10.	UTRC acknowledges that the License Agreement entered into on October 20, 2000 by and between THE UNIVERSITY OF TENNESSEE RESEARCH CORPORATION and ATMOSPHERIC GLOW TECHNOLOGIES, LLC is in full force and effect (as amended by this Amendment No. 1) as of the Effective Date hereof.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 the day and year set forth below.

THE UNIVERSITY OF TENNESSEE RESEARCH CORPORATION		ATMOSPHERIC GLOW TECHNOLOGIES, LLC

By	/s/ Ann J. Roberson	By	/s/ Kimberly Kelly-Wintenberg

	Ann J. Roberson		Kimberly Kelly-Wintenberg
	President		President

Date	9-17-02	Date	09/12/02

CONSENT OF COULTER & JUSTUS, P.C., INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment 5 to the Proxy Statement (Schedule 14A) of Tice Technology, Inc. of our report dated May 9, 2003 with respect to the consolidated financial statements of Tice Technology, Inc. included in the Annual Report (Form 10-KSB) for the year ended March 31, 2003.

Coulter & Justus, P.C.

Knoxville, Tennessee

February 6, 2004

CONSENT OF BIBLE HARRIS SMITH, P.C., INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 5 to the Proxy Statement (Schedule 14A) of Tice Technology, Inc. of our report dated February 25, 2003, except for Note 14 as to which the date is January 27, 2004 with respect to the financial statements of Atmospheric Glow Technologies, LLC for the years ended December 31, 2002 and 2001.

Bible Harris Smith, P.C.

Knoxville, Tennessee

February 6, 2004

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY TICE TECHNOLOGY, INC.

ANNUAL MEETING OF SHAREHOLDERS	1. Election of Directors.

The undersigned shareholder of Tice Technology, Inc hereby appoints PATRICK MARTIN and CHARLES R. WEST, and each of them, attorneys and proxies, with power of substitution, to vote all of the Common Shares of Tice held of record in the name of the undersigned at the close of business on January 2, 2004 at the Annual Meeting of Shareholders of Tice on February 23, 2004, at 10:00 a.m. EDT at 10267 Kingston Place, Knoxville, Tennessee 37922 or at any postponement or adjournment thereof, in accordance with the Notice and Proxy Statement received, for the election of directors and other matters described therein and as may properly come before the meeting. The undersigned hereby ratifies all acts that said Proxy may do and cause to be done in the premises, whether at said meeting or at any change, adjournment, or continuation thereof, and hereby revokes all prior proxies.

David J. DeCrane, Michael W. Howard, Patrick L. Martin, Thomas W. Reddoch and Kimberly Kelly-Wintenberg
	INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.	For	With- Hold	For All Except
		☐	☐	☐

	2. Amendment of Certificate of Incorporation to Change Name of Corporation to Atmospheric Glow Technologies, Inc.	For ☐	Against ☐	Abstain ☐
	3. Amendment of Certificate of Incorporation to Increase Number of Common Shares Authorized to 400,000,000.	☐	☐	☐
	4. Ratification of Sale of Stock of MidSouth Sign Company, Inc. for the assumption of approximately $1,025,000 in liabilities and a $209,000 promissory note which has been negotiated.	☐	☐	☐

Please be sure to sign and date Date this Proxy in the box below.	5. Approval of Sale of Stock of LandOak Company, Inc. for the assumption of approximately $2,013,000 in liabilities.	☐	☐	☐
	6. Proposal to Ratify Appointment of Coulter & Justus, P.C. As Tice’s Independent Auditors for the Year Ending March 31, 2004.7	☐	☐	☐
7. To act upon such other matters as may properly come before the meeting or any postponement or adjournments hereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
Stockholder sign above Co-holder (if any) sign above

This proxy, when properly executed, will be voted in accordance with the specifications indicated; but, if no indication is made, it will be voted FOR Proposals 1, 2, 3, 4, 5 and 6. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS. The secretary knows of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is expected that the proxies will vote on such matters in their discretion.

é        Detach above card, sign, date and mail in postage paid envelope provided.        é

TICE TECHNOLOGY, INC.

This proxy must be signed exactly as the name or names appearing on the label. If you are signing as a trustee, executor, or in any capacity other than as an individual, please so indicate.

PLEASE ACT PROMPTLY

SIGN, DATE, & MAIL IN YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.